As filed with the Securities and Exchange Commission on February 6, 1996
                                                  Registration No. 333-

                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                        Telephone and Data Systems, Inc.
             (Exact name of Registrant as specified in its charter)

           Iowa                              6749                   36-2669023
(State or other jurisdiction (Primary Standard Industrial (I.R.S. Employer of incorporation or organization) Classification Code Number) Identification
                                                                         Number)

                       30 North LaSalle Street, Suite 4000
                             Chicago, Illinois 60602
                                 (312) 630-1900
               (Address, including Zip Code, and telephone number,
        including area code, of registrant's principal executive offices)


                                 With copies to:
  LeRoy T. Carlson, Chairman                       Stephen P. Fitzell, Esq.
Telephone and Data Systems, Inc.                        Sidley & Austin
30 North LaSalle Street, Suite 4000                 One First National Plaza
    Chicago, Illinois  60602                        Chicago, Illinois  60603
         (312) 630-1900                                  (312) 853-7000
         (Names, addresses, including Zip Codes, and telephone numbers, including area codes, of agents for service)


              Approximate date of commencement of proposed sale to
         the public: As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ___

                         CALCULATION OF REGISTRATION FEE


                                    Proposed      Proposed
  Title of each                      maximum       maximum          Amount
     class of          Amount       offering      aggregate           of
  securities to        to be         price         offering       registration
  be registered      registered     per unit        price            fee
 ----------------   ------------  ------------  ------------   ----------------
 Common Shares,
  par value
  $1.00 per share     525,000(1)       N/A       $7,405,381(2)     $2,554(2)
===============================================================================

(1) Estimated maximum number of shares which may be issued in the merger, assuming a price of approximately $35.00 per Common Share.

(2) An undetermined number of Common Shares of the Registrant are to be exchanged in a merger for 611 shares of Tipton Telephone Company, Inc. Because there is no market for the 611 shares of Tipton Telephone Company, Inc. which are to be received by the Registrant in the Merger (the "Tipton Shares"), pursuant to Rule 457(f)(2), the fee is to be calculated based on the aggregate book value of such Tipton Shares, which is $7,405,381 as of November 30, 1995.



                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                         Cross-Reference Sheet


              Item Number and Caption               Location in Prospectus

A.  Information About the Transaction
      1.   Forepart of Registration Statement
           and Outside Front Cover Page of
           Prospectus..........................   Cover Page
      2.   Inside Front and Outside Back
           Cover Pages of Prospectus...........   Available Information;
                                                  Documents Incorporated by
                                                  Reference; Table of Contents
      3.   Risk Factors, Ratio of Earnings
           to Fixed Charges and
           Other Information...................   Summary; General Information
      4.   Terms of the Transaction............   Summary; General Information;
                                                  The Merger; Description of
                                                  Tipton Shares; Description of
                                                  TDS Securities; Comparative
                                                  Rights of TDS Shareholders
                                                  and Tipton Shareholders
      5.   Pro Forma Financial Information.....   Summary Selected Financial
                                                  Information
      6.   Material Contacts with the
           Company Being Acquired..............   The Merger
      7.   Additional Information Required
           for Reoffering by Persons and
           Parties Deemed to be Underwriters...        *
      8.   Interests of Named Experts and
           Counsel.............................   Legal Matters; Experts
      9.   Disclosure of Commission Position
           on Indemnification for Securities
           Act Liabilities.....................        *

B.  Information About the Registrant
      10.  Information with Respect to
           S-3 Registrants.....................   Information with Respect
                                                  to TDS
      11.  Incorporation of Certain Information
           by Reference........................   Documents Incorporated by
                                                  Reference
      12.  Information with Respect to S-2
           or S-3 Registrants..................        *
      13.  Incorporation of Certain
           Information by Reference............        *
      14.  Information with Respect to
           Registrants Other Than
           S-3 or S-2 Registrants..............        *

C.  Information About the Company Being Acquired
      15.  Information with Respect to
           S-3 Companies.......................        *
      16.  Information with Respect to S-2
           or S-3 Companies....................        *
      17.  Information with Respect to
           Companies Other Than S-2 or
           S-3 Companies.......................   Summary Selected Financial
                                                  Information; Information
                                                  with Respect to Tipton; Tipton
                                                  Management's Discussion and
                                                  Analysis of Financial
                                                  Condition and Results of
                                                  Operations; Financial
                                                  Statements of Tipton

D.  Voting and Management Information
      18.  Information If Proxies,
           Consents or Authorizations
           Are to be Solicited.................   General Information; The
                                                  Merger - Dissenter's Right;
                                                  The Merger - Interests of
                                                  Certain Persons in the Merger;
                                                  Information with Respect to
                                                  Tipton - Directors and
                                                  Executive Officers, and -
                                                  Compensation of Officers
                                                  and Directors
      19.  Information If Proxies, Consents
           or Authorizations Are Not to be
           Solicited or in an Exchange Offer...        *

---------------
* Not applicable or answer negative

                         TIPTON TELEPHONE COMPANY, INC.
                           117 East Washington Street
                              Tipton, Indiana 46072

Dear Shareholder:

                  You are invited to attend a special meeting of shareholders of Tipton Telephone Company, Inc. ("Tipton") to be held at 1:00 p.m. on April 9, 1996 at St. Joseph Center, 1440 West Division, Tipton, Indiana 46072. At the special meeting, shareholders of Tipton will be asked to consider and approve an Amended and Restated Agreement and Plan of Merger by and among Telephone and
Data  Systems,  Inc. ("TDS"),   TDS-Tipton   Acquisition  Corp.   ("Sub")  and
Tipton (the "Merger Agreement"), and the merger of Sub with and into Tipton (the "Merger").

                  If approved, the Merger is expected to occur on or about April 26, 1996 if all regulatory approvals have been received by such date, or as soon as practicable thereafter following the receipt of all required regulatory approvals. In the Merger, Tipton will become a wholly owned subsidiary of TDS and Tipton shares held by its shareholders (other than dissenting shares) will be converted into Common Shares of TDS as described in the accompanying Proxy Statement-Prospectus.

                  Your Board of Directors believes that the Merger Agreement and
Merger are in the best interests of all Tipton shareholders and recommends that you vote your shares for the Merger Agreement and Merger. The terms of the Merger Agreement and Merger, as well as other important information, are contained in the enclosed Proxy Statement-Prospectus. Also being delivered herewith in connection with the offer by TDS is the TDS Form 10-K for the period ended December 31, 1994, the TDS Annual Report to shareholders for the year ended December 31, 1994, the TDS Notice of Annual Meeting and Proxy Statement for the 1995 annual meeting of shareholders and the TDS Form 10-Q for the quarter ended September 30, 1995. You are urged to read the Proxy Statement-Prospectus and the accompanying documents carefully.

                    Approval of the Merger requires the affirmative vote of the holders of at least a majority of the outstanding Tipton shares entitled to vote on the proposal. CONSEQUENTLY, THE EFFECT OF FAILING TO VOTE ANY TIPTON SHARES AT OUR SPECIAL MEETING OF SHAREHOLDERS WILL BE THE SAME AS A NEGATIVE VOTE WITH RESPECT TO THE MERGER. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND OUR SPECIAL SHAREHOLDERS' MEETING, WE REQUEST THAT YOU PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED PREPAID ENVELOPE TO TIPTON, 117 EAST WASHINGTON STREET, TIPTON, INDIANA 46072. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                  As more fully discussed in the accompanying Proxy Statement-Prospectus, any holder of record of Tipton Shares who follows the procedures specified in Sections 23-1-44-1 through 23-1-44-20 of the Indiana Business Corporation Law (the "Appraisal Provisions") is entitled to receive the "fair value" of such shares in lieu of the consideration that such shareholder would otherwise be entitled to receive pursuant to the Merger Agreement. Reference is made to the Appraisal Provisions, which are attached to the accompanying Proxy Statement-Prospectus as Annex B, for a complete statement of the appraisal rights of dissenting shareholders.

                  If, after voting your shares through the mail, you decide you would rather vote them in person, you may do so at the special meeting. We thank you for your prompt attention to this matter and appreciate your support.

                                                              Very truly yours,



                                                              Joe F. Watson
                                                              President
February 12, 1996

                         TIPTON TELEPHONE COMPANY, INC.

      Notice of Special Meeting of Shareholders to be Held on April 9, 1996

To the Shareholders of
Tipton Telephone Company:

                  A special meeting of the shareholders of Tipton Telephone Company, Inc., an Indiana corporation ("Tipton"), will be held on April 9, 1996 at 1:00 p.m. at St. Joseph Center, 1440 West Division, Tipton, Indiana 46072, for the following purposes:

                  1. To consider and vote upon approval of an Amended and Restated Agreement and Plan of Merger by and among Telephone and Data Systems, Inc. ("TDS"), TDS-Tipton Acquisition Corp. ("Sub") and Tipton (the "Merger Agreement") providing for the merger (the "Merger") of Sub with and into Tipton pursuant to which Tipton will become a wholly-owned subsidiary of TDS. In the Merger, all of the issued and outstanding shares of common stock, par value $50.00 per share, of Tipton (the "Tipton Shares"), other than dissenting shares, will be converted into Common Shares of TDS, as further described in the accompanying Proxy Statement-Prospectus.

                  2. To transact such other business as may properly come before the special meeting and any adjournment or adjournments thereof.

                  The Board of Directors of Tipton has fixed February 10, 1996 as the record date for the special meeting. Only shareholders of record at such date will be entitled to notice of and to vote at the special meeting and any adjournment or adjournments thereof.

                  Approval of the Merger Agreement will require the affirmative vote of a majority of the issued and outstanding Tipton Shares. Consequently, the effect of failing to vote any Tipton Share at the Special Meeting will be the same as a negative vote with respect to the Merger. On February 10, 1996, there were 611 Tipton Shares outstanding.

                  As more fully discussed in the accompanying Proxy Statement-Prospectus, any holder of record of Tipton Shares who follows the procedures specified in Sections 23-1-44-1 through 23-1-44-20 of the Indiana Business Corporation Law (the "Appraisal Provisions") is entitled to receive the "fair value" of such shares in lieu of the consideration that such shareholder would otherwise be entitled to receive pursuant to the Merger Agreement. Reference is made to the Appraisal Provisions, which are attached to the accompanying Proxy Statement-Prospectus as Annex B, for a complete statement of the appraisal rights of dissenting shareholders.

                  PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY BUT NOT LATER THAN APRIL 8, 1996 IN THE ENCLOSED PREPAID ENVELOPE TO TIPTON, 117 EAST WASHINGTON STREET, TIPTON, INDIANA 46072, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF, AFTER VOTING YOUR SHARES THROUGH THE MAIL, YOU DECIDE YOU WOULD RATHER VOTE THEM IN PERSON, YOU MAY DO SO AT THE MEETING.

                                             By order of the Board of Directors,



                                             Doris Ann Gish
                                             Treasurer/Secretary
February 12, 1996

TIPTON TELEPHONE COMPANY, INC.          TELEPHONE AND DATA SYSTEMS, INC.
117 East Washington Street              30 North LaSalle Street, Suite 4000
Tipton, Indiana 46072                   Chicago, Illinois 60602


                           PROXY STATEMENT-PROSPECTUS


               For the Special Meeting to be held on April 9, 1996

                                   -----------

                  This Proxy Statement is being distributed by the Board of Directors of Tipton Telephone Company, Inc. ("Tipton") in connection with the solicitation of proxies from Tipton shareholders for use at a Special Meeting of Shareholders to be held on April 9, 1996, including any adjournments thereof, to consider and vote upon the merger (the "Merger") of TDS-Tipton Acquisition Corp. ("Sub") with and into Tipton pursuant to which Tipton will become a wholly-owned subsidiary of Telephone and Data Systems, Inc. ("TDS"). This Proxy Statement also represents the Prospectus of TDS relating to its Common Shares, par value $1.00 per share (the "TDS Common Shares"), to be issued in connection with the Merger. Also being delivered herewith are the TDS Form 10-K for the year ended December 31, 1994, the TDS Annual Report to Shareholders for the year ended December 31, 1994, the TDS Notice of Annual Meeting and Proxy Statement for its 1995 annual meeting of shareholders and the TDS Form 10-Q for the quarter ended September 30, 1995.

                  As more fully discussed below under "The Merger - Dissenting Shares," any holder of record of Tipton Shares who follows the procedures specified in Sections 23-1-44-1 through 23-1-44-20 of the Indiana Business Corporation Law (the "Appraisal Provisions") is entitled to receive the "fair value" of such shares in lieu of the consideration that such shareholder would otherwise be entitled to receive pursuant to the Merger Agreement. Reference is made to the Appraisal Provisions, copies of which are attached to this Proxy Statement-Prospectus as Annex B, for a complete statement of the appraisal rights of dissenting shareholders.

                  This  Proxy   Statement-Prospectus  is  first  being  sent  to
shareholders of Tipton on or about February 12, 1996.

     THE TELEPHONE AND DATA SYSTEMS, INC. COMMON SHARES TO BE ISSUED IN THE
         MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
    THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  No person has been authorized to give any information or to make any representations, other than those contained in this Proxy Statement-Prospectus in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by TDS or Tipton. This Proxy Statement-Prospectus does not constitute an offer of any securities other than the securities to which it relates or to any person to whom it is unlawful to make such offer or solicitation in any state or other jurisdiction. Neither the delivery of this Proxy Statement-Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

        The date of this Proxy Statement-Prospectus is February 12, 1996.

                              AVAILABLE INFORMATION

                  TDS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; New York Regional Office, Seven World Trade Center, New York, New York 10048; and Chicago Regional Office, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Pubic Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. TDS's Common Shares are listed on the American Stock Exchange, and reports, proxy statements and other information concerning TDS may be inspected at the office of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.


                       DOCUMENTS INCORPORATED BY REFERENCE

                  The following documents heretofore filed by TDS with the Commission under the Exchange Act are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1994, including portions of the TDS 1994 Annual Report to Shareholders and Notice of Annual Meeting of Shareholders and Proxy Statement dated April 14, 1995 which are incorporated by reference therein; (b) Current Reports on Form 8-K dated March 15, 1995, May 19, 1995, September 28, 1995 and January 10, 1996; (c) Quarterly
Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and (d) Report on Form 8-A/A-2, dated December 20, 1994, which includes a description of the TDS Common Shares.

                  All documents filed by TDS pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the date of the Special Meeting of Shareholders of Tipton, and any and all adjournments thereof, shall be deemed to be incorporated by reference in this Proxy Statement-Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement-Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference.

                  THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT-PROSPECTUS HAS BEEN DELIVERED, FROM INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30 NORTH LASALLE STREET, 40TH FLOOR, CHICAGO, ILLINOIS 60602 (TELEPHONE 312-630-1900). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE APRIL 2, 1996.

                                TABLE OF CONTENTS

                                                                          Page

AVAILABLE INFORMATION........................................................2
DOCUMENTS INCORPORATED BY REFERENCE..........................................2
SUMMARY......................................................................4
SUMMARY SELECTED FINANCIAL INFORMATION.......................................7
GENERAL INFORMATION..........................................................9
THE MERGER..................................................................10
  General  .................................................................10
  Amendment of Articles of Incorporation of Tipton..........................10
  Background of the Merger..................................................10
  Tipton's Reasons for the Merger; Recommendation of Tipton's Board
    of Directors............................................................13
  TDS's Reasons for the Merger..............................................14
  Time of Merger............................................................15
  Vote Required.............................................................15
  Conversion of Shares in the Merger........................................15
  Price Range of TDS Common Shares..........................................15
  Exchange of Certificates..................................................16
  Fractional Shares.........................................................16
  Representations and Warranties............................................16
  Operation of Tipton Pending Completion of the Merger......................17
  Operation of Tipton Following the Merger..................................17
  Conditions................................................................18
  Indemnification...........................................................19
  Amendment; Termination....................................................20
  Interests of Certain Persons in the Merger................................20
  Registration and Listing of TDS Common Shares; Sales by
    Tipton Affiliates.......................................................20
  Certain Federal Income Tax Consequences...................................20
  Accounting Treatment......................................................22
  Regulatory Approvals......................................................22
  Dissenters' Rights........................................................22
INFORMATION WITH RESPECT TO TDS.............................................23
INFORMATION WITH RESPECT TO TIPTON..........................................24
  Business of Tipton........................................................24
  Property of Tipton........................................................25
  Legal Proceedings of Tipton...............................................25
  Authorized and Outstanding Securities of Tipton...........................25
  Market for Tipton Shares and Dividends....................................25
  Ownership of Tipton Shares................................................26
  Directors and Executive Officers..........................................27
  Key Employee..............................................................27
  Compensation of Officers and Directors ...................................28
  Tipton Benefit Plans......................................................28
  Certain Relationships and Related Transactions............................28
TIPTON MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............................29
DESCRIPTION OF TIPTON SHARES................................................32
DESCRIPTION OF TDS SECURITIES...............................................32
COMPARATIVE RIGHTS OF TDS SHAREHOLDERS AND TIPTON SHAREHOLDERS..............34
LEGAL MATTERS...............................................................37
EXPERTS.....................................................................37
INDEX TO TIPTON FINANCIAL STATEMENTS.......................................F-1

Annex A           -        Amended and Restated Agreement and Plan of Merger
Annex B           -        The Indiana Code Chapter 44: Dissenter's Rights

                                     SUMMARY

                  The following is a summary of certain information contained elsewhere in this Proxy Statement-Prospectus or in documents incorporated by reference herein. Certain capitalized terms are defined elsewhere in this Proxy Statement-Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy
Statement-Prospectus, the Annexes hereto and the documents incorporated by reference herein.

Tipton Telephone Company, Inc.

                  Tipton Telephone Company, Inc., an Indiana corporation ("Tipton"), is engaged in the business of providing local exchange telephone service to customers in portions of Tipton county in the State of Indiana. The principal executive office of Tipton is located at 117 East Washington Street, Tipton, Indiana 46072, and its telephone number is: (317) 675-2181. See "Information with Respect to Tipton."

Telephone and Data Systems, Inc.

                  Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), is a diversified telecommunications service company with established cellular telephone, local telephone and radio paging operations and developing personal communications services. The principal executive office of TDS is located at 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, and its telephone number is: (312) 630-1900. See "Information with Respect to TDS."

Merger Agreement

                  On February 5, 1996, TDS, TDS-Tipton Acquisition Corp., an Indiana corporation and wholly-owned subsidiary of TDS ("Sub"), and Tipton entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Sub with and into Tipton pursuant to which Tipton would become a wholly-owned subsidiary of TDS. See "The Merger".

Date, Time and Place of Tipton Shareholders' Meeting

                  A special meeting of shareholders of Tipton will be held on April 9, 1996 at 1:00 p.m., at St. Joseph Center, 1440 West Division, Tipton, Indiana 46072 (the "Tipton Meeting"). See "General Information."

Purpose of the Tipton Meeting

                  To consider and vote upon the following proposals:

                  1. To approve the Merger Agreement and the transaction contemplated thereby; and

                  2. To transact any other business that may properly come before the Tipton Meeting.

Record Date

                  Only holders of record of shares of common stock, par value $50.00 per share, of Tipton ("Tipton Shares"), on February 10, 1996 (the "Tipton Record Date"), are entitled to vote at the Tipton Meeting. On that date 611 Tipton Shares were outstanding and held by 27 holders of record (the "Tipton Shareholders"). See "Information with Respect to Tipton - Ownership of Tipton Shares."

Vote Required

                  Approval of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding Tipton Shares. On February 10, 1996, there were 611 Tipton Shares outstanding. As a result, approval of the Merger Agreement requires the affirmative vote by holders of at least 306 Tipton Shares.

                  PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY USING THE ENCLOSED ENVELOPE TO MAKE SURE YOUR VOTE IS REPRESENTED AT THE TIPTON MEETING.


The Merger

                  Upon consummation of the Merger, Sub will be merged with and into Tipton and Tipton will become a wholly owned subsidiary of TDS. In the Merger, each Tipton Share issued and outstanding immediately prior to the Merger (other than shares held by any shareholder who shall have perfected his or her right to dissent under the Indiana Business Corporation Law) will be converted into the right to receive Common Shares, par value $1.00 per share, of TDS ("TDS Common Shares"). The number of whole TDS Common Shares into which each Tipton Share will be converted will be determined by dividing the Purchase Price (as defined below) by 611, the number of outstanding Tipton Shares. Each holder of Tipton Shares who otherwise would be entitled to receive a fractional TDS Common Share will receive in lieu thereof an amount of cash (without interest) equal to the product obtained by multiplying such fraction by the Merger Price (as defined below)(the aggregate of such TDS Common Shares and cash for fractional shares is herein referred to as the "Merger Consideration"). The Purchase Price means that number of TDS Common Shares equal to $18,330,000 divided by the Merger Price. For purposes of the Merger Agreement, the Merger Price will be the mean average per share closing price of the TDS Common Shares as reported on the American Stock Exchange Composite Tape for the 20 successive trading days ending with the trading day which is five trading days prior to the Closing Date. TDS has the right to terminate the Merger Agreement if the Merger Price is less than $38.00.

                  See "The Merger - Price Range of TDS Common Shares" for historical information concerning the selling prices of the TDS Common Shares on the American Stock Exchange. The closing price per TDS Common Share on January 31, 1996 was $40.625. Assuming a Merger Price of $40.625, if the Merger is approved, each holder of Tipton Shares would become entitled to receive 738.4615 TDS Common Shares for each Tipton Share converted in the Merger, based on 611 outstanding Tipton Shares. Based on the Merger Price, the value of the Merger Consideration will be $30,000 per Tipton Share.

                  The Merger Agreement also provides that Tipton shall be entitled to pay a dividend equal to $250 per Tipton Share if the Merger is not consummated prior to May 22, 1996.

Recommendation of Tipton's Board of Directors

                  The Board of Directors of Tipton believes that the Merger is in the best interests of Tipton and its shareholders. The Board of Tipton recommends that the Tipton Shareholders approve the Merger Agreement and the Merger. In reaching such determination, the Tipton Board of Directors considered, among other things, the Board's knowledge of the management, business, operations, properties, assets, earnings and prospects of the business of Tipton and of the environment in which it operates, the background of TDS and its plans regarding the operation of Tipton, the lack of liquidity and restrictions of the Tipton Shares, the liquidity and value of the TDS Common Shares and the fact that the Merger would allow Tipton Shareholders to acquire an equity interest in a larger, more diversified company whose shares are publicly traded. In addition, the Tipton Board of Directors considered the price offered to Tipton Shareholders by TDS and the fact that the offer of TDS Common Shares permits the Tipton Shareholders to structure the Merger as a tax-free reorganization under Section 368(a) of the Code to be of primary significance. The Board also considered the fact that TDS agreed that a dividend of $250 per share could be paid if the Merger does not take place by May 22, 1996. See "The Merger - Tipton's Reasons for the Merger; Recommendation of Tipton's Board of Directors."

Time of Merger

                  If the Merger Agreement and the Merger are approved at the Tipton Meeting, the Merger is expected to become effective on or about April 26, 1996 if all required regulatory approvals have been received by such date or as soon as practicable thereafter following the receipt of all required regulatory approvals (such date being the "Time of Merger").

Exchange of Certificates

                  Promptly after the Time of Merger, Tipton Shareholders will receive instructions for exchanging certificates representing Tipton Shares for certificates representing TDS Common Shares and cash in lieu of fractional shares. Tipton Shareholders should not surrender their certificates prior to receiving such instructions.

Conditions to the Merger; Termination

                  The consummation of the Merger is conditioned upon the fulfillment of certain conditions set forth in the Merger Agreement, including the regulatory approvals discussed below. See "The Merger Conditions." The Merger Agreement may be terminated by mutual consent of TDS, Sub and Tipton, by TDS, Sub or Tipton if certain conditions have not been satisfied by August 31, 1996 or by TDS if the Merger Price is less than $38.00. See "The Merger - Conditions" and "- Amendment; Termination."

Regulatory Approvals

                  The Merger is subject to approval by the Indiana Utility Regulatory Commission ("IURC") and the transfer of certain radio licenses is subject to the approval of the Federal Communications Commission ("FCC"). Filings seeking such approval have been made with IURC and FCC. In addition, if certain financial tests are met prior to the closing, the Merger may also require the filing of certain information and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. See "The Merger - Regulatory Approvals."

Federal Income Tax Consequences

                  The Merger is intended by Tipton to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Whether the transaction so qualifies will depend, in part, upon circumstances occurring after the Merger. For a discussion of the possible federal income tax consequences of the Merger, see "The Merger - Certain Federal Income Tax Consequences." Tipton shareholders are urged to consult their own tax advisors.

Dissenters' Rights

                  Under the Indiana Business Corporation Law, Tipton Shareholders will be entitled to dissent from the Merger and, if the Merger is consummated, obtain cash in an amount equal to the fair value of their Tipton Shares, which may be more or less than the amount to be received under the Merger. Specific procedures are required to be followed in order to exercise such rights. A copy of the provisions of Indiana law that establish the right of Tipton Shareholders to dissent from approval of the Merger Agreement, and the procedures required to exercise such rights, and obtain court determined appraised value for the Tipton Shares is attached. See "The Merger - Dissenters' Rights."

                  Unless waived, it is a condition to the obligations of TDS and Sub to consummate the Merger that there be no more than 122 Dissenting Shares. In addition, it is a condition to the obligations of Tipton to consummate the Merger that, at the Time of Merger, the number of Dissenting Shares does not exceed the maximum number of Tipton Shares which Tipton's counsel reasonably concludes may dissent without causing the Merger to fail to satisfy the requirements of Section 368(a)(2)(E) of the Code.

                     SUMMARY SELECTED FINANCIAL INFORMATION

                  The following tables present summary historical information for TDS and Tipton. This Information is based upon the consolidated financial statements of TDS and the financial statements of Tipton incorporated by reference or appearing elsewhere in this Proxy Statement-Prospectus and should be read in conjunction therewith and the notes thereto.

Historical Information

                                         Nine Months Ended
                                     September 30, (Unaudited)                            Year Ended December 31,
                                     -------------------------        ----------------------------------------------------------
                                         1995          1994           1994          1993         1992          1991         1990
                                         ----          ----           ----          ----         ----          ----         ----
                                                                (Numbers represent thousands except per share amounts)
TDS Historical:
  Operating revenues................  $  698,574   $  525,492    $  730,810    $  557,795   $  432,740    $  340,160   $  286,743
  Net income from continuing
    operations(before extraordinary
    items and cumulative effect of
    change in accounting principal).      88,369       42,167        60,544        33,896       38,520        21,113       27,208
  Extraordinary item................        ---          ---           ---           ---          (769)         ---          ---
  Cumulative effect of a change in
     accounting principle(1)........        ---          (723)         (723)         ---        (6,866)       (5,035)        ---
  Net income available to TDS Common
    Shares..........................      86,916       39,711        58,012        31,510       28,648        14,390       26,047


Earnings Per TDS Common Share:
  Net income from continuing
    operations (before extraordinary
    items and cumulative effect of
    change in accounting principal).        1.49          .75          1.07           .67          .91           .59          .86
  Extraordinary Item................        ---           ---          ---           ---          (.02)         ---          ---
  Cumulative effect of a change in
    accounting principle)...........        ---          (.01)         (.01)         ---          (.17)         (.15)        ---
  Net Income........................        1.49          .74          1.06           .67          .72           .44          .86
Cash dividends per TDS Common Share         .285          .27           .36           .34          .32           .30          .28
Total assets........................   3,400,626    2,634,940     2,790,127     2,259,182    1,696,182     1,368,145      940,289
Long-term debt and redeemable
  preferred stock...................     910,227      573,012       587,165       564,933      454,852       424,739      277,031
Book value per TDS Common Share.....      $28.80       $26.67        $26.85        $24.15       $21.27        $18.42       $14.17


                                         Nine Months Ended
                                     September 30, (Unaudited)                            Year Ended December 31,
                                     -------------------------       -------------------------------------------------------------
                                          1995         1994          1994          1993          1992           1991          1990
                                          ----         ----          ----          ----          ----           ----          ----
                                                                (Numbers represent thousands except per share amounts)
Tipton Historical:
  Operating revenues................   $  2,702     $  2,428      $  3,189      $  3,024      $  2,822       $  2,621      $  2,441
  Net income........................        700          715           962           956           871            950           805
  Net income per Tipton Share.......      1,145          986         1,381         1,195         1,088          1,188         1,006
  Cash dividends per Tipton Share...        250          250           500           500           375            225           200
  Total assets......................     10,017        9,632         9,751        10,183         9,193          8,995         7,941
  Long-term debt....................        434          543           405           517           618            709           793
  Book value per Tipton Share.......   $ 11,908     $ 10,745      $ 10,832      $  9,910      $  9,215       $  8,501      $  7,539


Pro Forma Combined(2)

                                                Nine Months         Year
                                                  Ended             Ended
                                               September 30,     December 31,
                                                   1995             1994
                                              (Unaudited)(3)    (Unaudited)(3)
                                             ----------------   ---------------
TDS and Tipton:
  Net income before cumulative effect
   of change in accounting principle per TDS
    Common Share:
    Pro Forma...........................        $      1.49       $      1.07
    Tipton Share equivalent.............           1,114.02            800.00
  Net income per TDS Common Share:
    Pro Forma...........................               1.49              1.07
    Tipton Share equivalent.............           1,114.02            800.00
  Cash dividends per TDS Common Share:
    Pro Forma...........................                .285              .36
    Tipton Share equivalent.............             213.08            269.16
  Book value per TDS Common Share:
    Pro Forma...........................              28.89             26.96
    Tipton Share equivalent.............        $ 21,600.00       $ 20,157.01

(1) Effective January 1, 1994, TDS adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("SFAS 112"). The cumulative effect of the change on years prior to 1994 has been reflected in 1994 net income. Prior years' financial information has not been restated.

     Effective January 1, 1993, TDS adopted SFAS 109, "Accounting for Income Taxes." The cumulative effect of the change on years prior to 1993 did not have a material effect on net income or earnings per share. Prior years' financial information has not been restated.

     Effective January 1, 1992, TDS adopted SFAS 106, "Employers' Accounting for Postretirement Benefits other than Pensions." The cumulative effect of the change on years prior to 1992 has been reflected in 1992 net income. Prior years' financial information has not been restated.

     Effective January 1, 1991, TDS changed its method of accounting for sales commission from capitalizing and amortizing these costs to expensing as incurred. In addition, two of TDS's equity-method investees made a similar change. The cumulative effect of TDS's and the Investees' change on all prior years has been reflected in 1991 results of operations. Prior years' financial information has not been restated.

(2) The pro forma combined financial information for TDS and Tipton has been prepared based on the purchase method of accounting assuming 747.6636 TDS Common Shares are issued for each Tipton Share (based on the closing price of $40.125 per TDS Common Shares on January 8, 1996, the date of the Merger Agreement). The pro forma combined information reflects TDS's acquisition of 100% of the Tipton Common Shares, the elimination of the Tipton equity based on the purchase method of accounting and the allocation of the purchase price to excess cost over the book value. Excess cost is assumed to be amortized over 40 years.

(3) Pro forma financial information for the nine months ended September 30, 1995 represents the combined results of TDS and Tipton for the nine months ended September 30, 1995. Pro forma financial information for the year ended December 31, 1994 represents the combined results of TDS and Tipton for the twelve months ended December 31, 1994.

                               GENERAL INFORMATION

                  This Proxy Statement-Prospectus is being furnished in connection with the solicitation by the Board of Directors of Tipton Telephone Company, Inc., an Indiana corporation ("Tipton"), of proxies to be voted at a special meeting of the shareholders of Tipton (the "Tipton Meeting") which will be held on April 9, 1996.

                  The purpose of the Tipton Meeting is to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of February 5, 1996 (the "Merger Agreement"), by and among Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), TDS-Tipton Acquisition Corp., an Indiana corporation and a wholly-owned subsidiary of TDS ("Sub"), and Tipton, providing for the merger (the "Merger") of Sub with and into Tipton pursuant to which Tipton will become a wholly-owned subsidiary of TDS.

                  The Board of Directors of each of Tipton and Sub have adopted and approved the Merger and Merger Agreement. The Board of Directors of TDS has approved the issuance of Common Shares, $1.00 par value ("TDS Common Shares") in the Merger, and TDS, as the sole shareholder of Sub, has approved the Merger and Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement-Prospectus and is incorporated herein by reference.

                  The close of business on February 10, 1996 (the "Tipton Record Date") has been fixed as the record date for determination of the holders of shares of common stock, par value $50.00 per share, of Tipton ("Tipton Shares") entitled to notice of, and to vote at, the Tipton Meeting. As of the Tipton Record Date, there were 611 Tipton Shares outstanding and held by 27 holders of record (the "Tipton Shareholders"). Each holder of record on the Tipton Record Date of Tipton Shares is entitled to one vote per share held by such holder on each matter submitted to a vote at the Tipton Meeting. The affirmative vote of the holders of a majority of the outstanding Tipton Shares is required for approval of the Merger Agreement.

                  All properly executed proxies not revoked will be voted at the Tipton Meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding proposals specified in the form of proxy will be voted in favor of the proposal. If any other matters are properly brought before the Tipton Meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the person or persons voting the proxies. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of Tipton or by attending the Tipton Meeting and voting in person.

                  Representatives of Kehlenbrink, Lawrence & Pauckner, Tipton's independent certified public accountants, are expected to be present at the Tipton Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                  This solicitation is being made on behalf of the Board of Directors of Tipton. The cost of solicitation of proxies from shareholders of Tipton will be paid by Tipton. In addition to the solicitation of proxies by use of mail, the directors, officers or other agents of Tipton may solicit proxies personally or by telephone or other telecommunications media.

                  All information contained herein relating to TDS has been furnished by TDS. TDS has no present affiliation with Tipton.

                                   THE MERGER

                  Set forth below is a brief description of the material features of the Merger. Such description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached as Annex A to this Proxy Statement-Prospectus and is incorporated by reference herein.

General

                  TDS, Sub and Tipton have entered into the Merger Agreement, which contemplates that Sub will be merged with and into Tipton, with Tipton surviving the Merger as an Indiana corporation and becoming a wholly-owned subsidiary of TDS. If the Merger is approved, each outstanding Tipton Share (other than dissenting shares as described herein) will be converted at the time the Merger becomes effective (such time being called the "Time of Merger") into the right to receive the number of whole Common Shares, par value $1.00 per share, of TDS ("TDS Common Shares") determined by dividing the Purchase Price by 611, the number of outstanding Tipton Shares. Each holder of Tipton Shares who otherwise would be entitled to receive a fractional TDS Common Share will receive in lieu thereof an amount of cash (without interest) equal to the product obtained by multiplying such fraction by the Merger Price (as defined below) (the aggregate of such TDS Common Shares and cash for fractional shares is herein referred to as the "Merger Consideration"). The Purchase Price means that number of TDS Common Shares equal to $18,330,000 divided by the Merger Price. For purposes of the Merger Agreement, the Merger Price will equal the mean average per share closing price of the TDS Common Shares as reported on the American Stock Exchange Composite Tape for the 20 successive trading days ending with the trading day which is five trading days prior to the Closing Date. See "The Merger - Conversion of Shares in the Merger." TDS has the right to terminate the Merger Agreement if the Merger Price is less than $38.00. See "The Merger - Amendment; Termination." The Merger is subject to the satisfaction of a number of conditions, including the approval by the Tipton Shareholders, as set forth under "The Merger - Conditions."

Amendment of Articles of Incorporation of Tipton

                  At the present time, Section 1 of Article IX of the Articles of Incorporation of Tipton provides that the number of Directors of Tipton shall be not less than three nor more than five. As part of the Merger, Section 1 of
Article IX of the Articles of Incorporation of Tipton will be amended to provide that "The number of Directors shall consist of such number of members as shall be resolved by the Board of Directors or the Shareholders, but shall not be less than three (3) members." This change will permit TDS to add its representatives to the Board of Directors of Tipton following the Merger. See "The Merger - Operation of Tipton Following the Merger."

                  At the present time, Section 2 of Article IX of the Articles of Incorporation of Tipton provides that "Directors shall be shareholders of the Corporation." After the Time of Merger, TDS will be the only shareholder. Therefore, the Merger Agreement provides that, at the Time of Merger, as part of the Merger, Section 2 of Article IX of the Articles of Incorporation of Tipton shall be amended to provide that "Directors need not be shareholders of the Corporation."

Background of the Merger

                  A representative of TDS made the initial contact with Tipton and arranged a meeting which was held on March 31, 1994. At the meeting the representative of TDS expressed the desire of TDS to acquire Tipton and the terms of a possible acquisition of Tipton by TDS were discussed.

                  On April 14, 1994, TDS delivered a letter to Tipton setting forth the material terms pursuant to which TDS offered to acquire Tipton. This letter offered that TDS would acquire Tipton in exchange for an aggregate of 336,050 TDS Common Shares, or 550 TDS Common Shares for each Tipton Share, based on 611 Tipton Shares. The Tipton Board took no action on this letter. This offer expired by its terms on May 13, 1994 since it was not accepted by Tipton on or prior to such date. Following this, TDS continued to discuss with the management of Tipton the possible acquisition of Tipton by TDS.

                  On July 28, 1994, TDS delivered to Tipton a second letter substantially repeating the terms of its April 14 letter, pursuant to which TDS offered to acquire Tipton. Like the April 14 letter, this letter also offered that TDS would acquire Tipton in exchange for an aggregate of 336,050 TDS Common Shares, or 550 TDS Common Shares for each Tipton Share, based on 611 Tipton
Shares. The TDS letter provided that it would terminate if not accepted by Tipton by midnight on August 19, 1994.

                  The President of Tipton presented the TDS offer to the Tipton Board of Directors at its August 15, 1994 meeting. The Tipton Board determined to defer action on the TDS offer. The Tipton Board authorized Tipton management to contact Ernst & Young for the purpose of employing such firm to complete an appraisal of the fair market value of Tipton as a going concern and to report such findings to the Tipton Board for use in evaluating any purchase offers from TDS or any other possible suitors.

                  Following  this  meeting,  Ernst & Young was engaged by Tipton management to conduct a market evaluation regarding the sale of Tipton. Following this engagement, Ernst & Young visited and obtained various information from Tipton and prepared a market evaluation regarding the sale of Tipton.

                  At the October 17, 1994 Board of Directors meeting, the Tipton Board discussed the evaluation of the Company completed by Ernst & Young. The Board was further advised that Ernst & Young would agree to evaluate the TDS offer, and the Board authorized Ernst & Young to proceed with an analysis of the TDS offer. At the same meeting, another party was permitted to address the Board concerning a plan to keep Tipton locally-owned and provide liquidity to Tipton Shareholders who wished to sell their Tipton Shares. The Board agreed to consider the proposal and asked such party to furnish additional clarification on the income tax treatment of the debt proposed to be delivered to selling Tipton Shareholders pursuant to such plan.

                  In December 1994, the Board of Directors distributed a questionnaire to Tipton Shareholders to identify their level of interest in a possible sale of Tipton. Holders of 385 Tipton Shares responded to the survey. Of those who responded ("Respondents"), holders of 317 Tipton Shares (82.3% of the Respondents' Tipton Shares) indicated a current desire to sell their Tipton Shares at a competitive price. While Respondents holding 281 Tipton Shares (73.0% of Respondents' Tipton Shares) indicated that Tipton should not be sold to the highest bidder, Respondents holding 310 Tipton Shares (80.5% of Respondents' Tipton Shares) indicated the Company should not remain locally owned and continue to grow and expand.

                  At the April 14, 1995 meeting of the Board of Directors, a representative of Ernst & Young presented the Tipton Board with a financial capacity analysis for the possibility of repurchasing Tipton Shares from Tipton Shareholders. The representative presented a way for Tipton to buy back Tipton Shares and compared several possibilities using internal Tipton funds and borrowings by Tipton. Following this, the representative outlined the services which Ernst & Young would provide to Tipton in connection with the Board's consideration of the possible sale of Tipton. These services included the preparation of deal structure parameters, including tax strategies, preparing a confidential offering memorandum ("COM") to be distributed to potential bidders, meeting with the Board to evaluate potential buyers for distribution of the COM, due diligence and profile of Tipton, assisting the Board in analyzing offers and conducting independent research of potential buyers, assisting the Board in developing strategies with potential buyers, acting as the Board's advisor, and assisting the Board and legal counsel in developing strategies for regulatory approval on both the federal and state levels. The Board instructed the representative of Ernst & Young to proceed with the sale process.

                  Following the April 14 meeting, Ernst & Young prepared the COM and distributed it, together with other materials regarding Tipton, to sixteen potential bidders for Tipton in June and July 1995.

                  In October 1995, representatives of five potential bidders visited Tipton and conducted an investigation of and received information concerning Tipton.

                  At the August 28, 1995 Board of Directors meeting, the President of Tipton advised the Board that bidders who had received the COM were advised that bids or a notice of "no interest" were due to be received by Tipton no later than 12:00 noon on August 28, 1995. The Tipton Board then proceeded to declare the bidding closed at 1:25 p.m. on August 28, 1995. The President then opened up the ten bids which had been received by Tipton and read each one to the other members of the Board. Following this, the Board determined to request Ernst & Young to analyze the top bids and to report back to the Tipton Board in three weeks.

                  The TDS bid provided that TDS would acquire Tipton in exchange for an aggregate of 380,042 TDS Common Shares, or 622 TDS Common Shares for each Tipton Share, based on 611 Tipton Shares outstanding.

                  At the September 14, 1995 meeting of the Tipton Board of Directors, Ernst & Young reported on its analysis of the top bids. Ernst & Young's report evaluated the bids on the following criteria: (i) price and value (including after-tax value) to the shareholders of Tipton; (ii) adherence to the proposal guidelines set forth in the COM; (iii) the quality of management of the bidder and the financial performance of the bidder; and (iv) the bidder's willingness to provide job security for Tipton employees. The report contained a further analysis and comparison of the financial condition of the three largest bidders, including TDS. The Board took no action on the Ernst & Young report at the September 14, 1995 meeting.

                  At the October 23, 1995 meeting, the Tipton Board of Directors determined to ask the five top bidders to submit their final proposals for the acquisition of Tipton.

                  Following this, on November 3, 1995, counsel to Tipton prepared and distributed a draft form of acquisition agreement to the five top bidders and a letter asking them, among other things, to provide comments on the draft acquisition agreement and to submit their final proposals for the acquisition of Tipton by November 10, 1995.

                  A total of five bidders responded with their final proposals by November 10, 1995. At a meeting on November 13, 1995, the Tipton Board of Directors considered the final proposals.

                  The TDS bid provided that TDS would acquire Tipton in exchange for that number of TDS Common Shares determined by dividing $17,800,000 by the average per share closing price of the TDS Common Shares for the 20 successive trading days ending five trading days prior to the closing date; provided, that in the event such average price was greater than $42.00, the purchase price would be 423,810 TDS Common Shares, and in the event such average price was less than $38.00, the purchase price would be 468,421 TDS Common Shares.

                  Only one bid involved a proposed aggregate purchase price in excess of the TDS bid. This bid was an all cash offer for $18,513,300. On the other hand, the TDS bid offered the opportunity for Tipton Shareholders to receive TDS Common Shares in a "tax-free" merger. The Board considered the aggregate value of the TDS offer on an after-tax basis and the other terms proposed by TDS and determined that an acquisition by TDS would be more valuable and more desirable than the all-cash offer. Consequently, the Board determined to proceed to further negotiate the terms of an acquisition by TDS.

                  Following the November 13, 1995 Tipton Board meeting, representatives of Tipton contacted representatives of TDS and asked whether TDS would be willing to increase the offered purchase price and to change the terms of its offer in certain respects. Subsequently, representatives of TDS advised Tipton that TDS would increase the purchase price and discuss the other terms.

                  During the latter part of November and the early part of December 1995, representatives of Tipton and TDS further negotiated the terms of the Merger Agreement. During these negotiations, TDS agreed to increase the purchase price to that number of TDS Common Shares determined by dividing $18,330,000 by the average per share closing price of the TDS Common Shares for the 20 successive trading days ending five trading days prior to the Closing Date; provided, that in the event such average price was greater than $42.00, the purchase price would be 436,429 TDS Common Shares, and in the event such average price was less than $38.00, the purchase price would be 482,368 TDS Common Shares. In addition, TDS agreed that Tipton could terminate the agreement if the per share closing price of the TDS Common Shares for any three successive trading days on or after the date on which the Tipton Shareholders approve the Merger is less than $35.00.

                  The Tipton Board of Directors met on December 5, 1995 to consider the Merger Agreement as negotiated between Tipton and TDS. At the December 5, 1995 meeting, the Board of Directors of Tipton approved the execution and delivery of Merger Agreement in substantially the form presented to the Board.

                  During the early and middle part of December 1995, TDS Common Shares traded at prices below $38.00. Since the value of the TDS Common Shares to be delivered in the Merger would be less than $18,330,000 if the Merger Price was less than $38.00, representatives of Tipton advised representatives of TDS that Tipton would not execute the Merger Agreement in the form previously negotiated. Following this, representatives of Tipton and TDS further negotiated the terms of the Merger Agreement during December 1995 and the early part of January 1996. During these negotiations, Tipton and TDS agreed to the revised terms of the Merger Agreement. See "Conversion of Shares in the Merger."

                  The Tipton Board of Directors met on January 8, 1996 to consider the revised terms of the Merger Agreement. At the January 8, 1996 meeting, a majority of the Board of Directors of Tipton approved the revised Merger Agreement which was executed as of January 8, 1996.

                  Following this, pursuant to Section 7.10 of the Merger Agreement, Tipton delivered additional due diligence material to TDS. Following a review of such material, representatives of TDS and Tipton further negotiated the terms of the Merger Agreement. Following these negotiations, TDS and Tipton agreed to the final terms of the Merger Agreement as described below.

                  The Tipton Board of Directors met on February 5, 1996 to consider the final terms of the Merger Agreement. At the February 5, 1996 meeting, a majority of the Board of Directors of Tipton approved the final, amended and restated Merger Agreement, which was then executed and delivered as of February 5, 1996.

Tipton's Reasons for the Merger; Recommendation of Tipton's Board of Directors

                  THE BOARD OF DIRECTORS OF TIPTON BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF TIPTON AND ITS SHAREHOLDERS AND RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                  In reaching such determination, the Tipton Board of Directors considered, among other things, the following factors:

                  Price. The Tipton Board of Directors and management sought to obtain the best possible offer for the purchase of Tipton. While another bid was higher than the TDS bid, this bid was a fully-taxable, all-cash offer. TDS subsequently increased the value of its offer, and the TDS bid offers Tipton Shareholders the opportunity to obtain TDS Common Shares in exchange for the Tipton Shares in a tax-free merger. The Tipton Board therefore believes that the TDS offer represents the best available price and offer obtainable under the given market and regulatory conditions.

                  Experience in Telecommunications and Commitment to the Industry. The Tipton Board considered Tipton's future as a small company in an increasingly competitive and technologically changing telephone business. The telephone industry is experiencing many changes, including both technological and regulatory changes, and the Directors believe that as a result the Tipton Shareholders are subject to greater risks than has been the case in the past. The Tipton Board considered that TDS owns 100 rural telephone companies across the United States and has interests in cellular telephone, paging and personal communication services. After reviewing financial and operational information concerning TDS, the Tipton Board believes that the best interests of Tipton Shareholders as well as Tipton's employees and customers would be served by a company with substantial experience in the industry that can address and adapt to changes in the telephone industry and that TDS has such experience.

                  Diversification and Liquidity. The Tipton Shares are relatively closely held and there is no market for the Tipton Shares. One of the primary objectives of the Tipton Board has been to obtain liquidity for the Tipton Shareholders with respect to their Tipton Shares, and to enable them to reduce their risks by diversifying their investment. The TDS Common Shares to be received in exchange for the Tipton Shares are to be registered under the Securities Act and listed for trading on the American Stock Exchange and, thus, will be marketable securities. Therefore, the Board views the Merger to be a means by which Tipton Shareholders will be able to acquire an equity interest in a larger, more diversified company whose shares are publicly traded.

                  Commitment to Local Operations and Economy. In investigating TDS, the Board determined that TDS has historically continued to operate rural local telephone companies and local enterprises, retaining the local identity, employees and management of such businesses. The Board believes that this manner of expansion is in the best interest of the Tipton Shareholders and of its employees and customers, and of the communities served by Tipton. Furthermore, the Merger Agreement provides specific covenants by TDS to continue to operate Tipton as an independent telephone company with local directors, management and employees for a period of at least ten years after the Merger. See "The Merger - Operation of Tipton Following the Merger."

                  Financial Strength. The Tipton Board considered the financial condition and prospects of TDS, based on publicly available information concerning TDS. The Tipton Board determined that TDS has the requisite financial capabilities to consummate the transaction.

                  Tax Structure. The transaction contemplated by the Merger Agreement is intended to qualify as a tax-free reorganization under the provisions of the Internal Revenue Code. The Tipton Board believes that a tax-free reorganization is in the best interests of the Tipton Shareholders.

                  For the foregoing reasons, the Tipton Board believes that the Merger is in both the short-term and long-term interests of Tipton and the Tipton Shareholders, and that it will enhance the prospects for the future growth, development, productivity and profitability of Tipton.

                  The directors of Tipton and their spouses beneficially own 83 Tipton Shares. See "Information with Respect to Tipton - Ownership of Tipton Shares." For a discussion of the interests of certain members of the Tipton Board in the Merger, see "The Merger - Interests of Certain Persons in the Merger."

TDS's Reasons for the Merger

                  TDS is acquiring Tipton as part of its overall strategy of acquiring independent telephone companies. TDS believes that the Merger will enable TDS to expand its capabilities, provide it with the opportunity to serve additional customers in Indiana, and position it to meet emerging trends within the telephone industry.

Time of Merger

                  If the Merger Agreement is approved by the requisite vote of Tipton Shares, and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing of a Articles of Merger together with the Merger Agreement with the Secretary of State of the State of Indiana. If the Merger Agreement is approved, it is presently contemplated that the Time of Merger will occur on or about April 26, 1996 if all required regulatory approvals are received by such date or as soon as practicable thereafter following the receipt of all required regulatory approvals.

Vote Required

                  Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding Tipton Shares (i.e. 306 Tipton Shares). Each holder of Tipton Shares as of the Tipton
Record Date is entitled to one vote per share held by such shareholder. On the Tipton Record Date, there were 611 Tipton Shares outstanding.

Conversion of Shares in the Merger

                  At  the  Time  of  Merger,   each  Tipton   Share  issued  and
outstanding immediately prior thereto (other than Tipton Shares held by any shareholder who shall have perfected his or her right to dissent under the Indiana Business Corporation Law) will be automatically converted into the right to receive the Merger Consideration, consisting of whole TDS Common Shares and cash in lieu of fractional TDS Common Shares. The number of whole TDS Common Shares into which each Tipton Share will be converted will be determined by dividing the Purchase Price (as defined below) by 611, the number of outstanding Tipton Shares. Each holder of Tipton Shares who otherwise would be entitled to receive a fractional TDS Common Share will receive in lieu thereof an amount of cash (without interest) equal to the product obtained by multiplying such fraction by the Merger Price (as defined below) (the aggregate of such TDS Common Shares and cash for fractional shares is herein referred to as the "Merger Consideration"). The Purchase Price means that number of TDS Common Shares equal to $18,330,000 divided by the Merger Price. For purposes of the Merger Agreement, the Merger Price will be the mean average per share closing price of the TDS Common Shares as reported on the American Stock Exchange Composite Tape for the 20 successive trading days ending with the trading day which is five trading days prior to the Closing Date. TDS has the right to terminate the Merger Agreement if the Merger Price is less than $38.00.

                  The closing price per TDS Common Share on January 31, 1996 was $40.625. Assuming a Merger Price of $40.625, if the Merger is approved, each holder of Tipton Shares would become entitled to receive 738.4615 TDS Common Shares for each Tipton Share converted in the Merger, based on 611 outstanding Tipton Shares. Based on the Merger Price per TDS Common Share, the value of such
738.4615 TDS Common Shares would be $30,000.

                  See "The Merger - Price Range of TDS Common Shares" below for historical information concerning the selling prices of the TDS Common Shares on the American Stock Exchange.

Price Range of TDS Common Shares

                  The high and low sales prices of the TDS Common Shares on the American Stock Exchange, as reported by the Dow Jones News Service, were as follows:

                                                      TDS Common Shares
                                                    ---------------------
Calendar Period                                     High              Low

1994
      First Quarter............................     $51.50           $36.75
      Second Quarter...........................      42.88            36.00
      Third Quarter............................      47.63            35.50
      Fourth Quarter...........................      49.88            39.50

1995
      First Quarter............................     $46.38           $36.13
      Second Quarter...........................      39.38            36.00
      Third Quarter............................      42.88            36.38
      Fourth Quarter...........................      43.25            35.63

1996
      First Quarter (to January 31, 1996)......   $  41.00           $39.00

Exchange of Certificates

              Harris Trust and Savings Bank, Chicago, Illinois, as paying agent (the "Paying Agent") will provide transmittal forms to Tipton Shareholders to be used in forwarding their certificates for Tipton Shares for surrender and exchange for certificates representing the number of TDS Common Shares into which their Tipton Shares were converted in the Merger and/or cash, if applicable, to which such holders otherwise would be entitled. Until such surrender, certificates representing Tipton Shares will be deemed to represent the right to the number of TDS Common Shares and/or cash, if applicable, into which such Tipton Shares were converted in the Merger, except that the holders of Tipton certificates will not be entitled to receive dividends or any other distributions from TDS until such certificates are so surrendered. When such certificates are surrendered, the holders of TDS certificates issued in the Merger will be paid, without interest, any dividends or other distributions which may have become payable with respect to such TDS Common Shares since the Time of Merger.

Fractional Shares

              No certificates representing fractional shares of TDS Common Shares will be issued by TDS and no TDS dividend, stock split or interest will relate to any such fractional share. No fractional share interests will entitle the owner thereof to vote or to any rights of a shareholder of TDS. In lieu of any such fractional shares, each holder of Tipton Shares who otherwise would be entitled to receive fractional TDS Common Shares in the Merger will receive an amount of cash (without interest) equal to the product obtained by multiplying
(i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Merger Price.

Representations and Warranties

              The Merger Agreement contains various representations and warranties of the parties thereto. These include representations and warranties: by Tipton as to (i) its organization and capital structure, including the number of issued and outstanding Tipton Shares, (ii) its subsidiaries and investments,
(iii) the validity and binding nature of its obligations under the Merger Agreement, (iv) the lack of any violation or conflict with any other obligation of Tipton, (v) the consents and approvals required by Tipton to consummate the Merger Agreement, (vi) its financial statements, (vii) the absence of certain changes or events since December 31, 1994, (viii) its employee benefit plans,
(ix) the compliance by Tipton with applicable laws, (x) litigation and claims against Tipton, (xi) contracts and commitments of Tipton, (xii) insurance,
(xiii) governmental authorizations of Tipton, (xiv) no obligation to any broker or finder by Tipton, (xv) the accuracy of information provided by Tipton for this Proxy Statement-Prospectus, (xvi) the title to Tipton's assets and the legality of their use, (xvii) the real estate of Tipton, (xviii) undisclosed liabilities, (xix) tax liabilities, (xx) environmental conditions and (xxi) the lack of omissions in any disclosures by Tipton to TDS, subject to certain disclaimers by Tipton; and by TDS and Sub as to (i) their organization, standing and power, (ii) the valid and binding nature of their obligations under the Merger Agreement, (iii) the lack of any violation or conflict with other obligations of TDS or Sub, (iv) the consents and approvals required by TDS and Sub to consummated the Merger Agreement, (v) no obligation to any broker or finder by TDS or Sub, (vi) the financial ability of TDS and Sub to perform the Merger Agreement, (vii) the absence of certain changes or events since December 31, 1994, (viii) the capitalization of TDS and Sub, (ix) the delivery and accuracy of documents filed with the SEC by TDS, (x) the accuracy of information supplied by TDS and Sub for this Proxy Statement-Prospectus,
(xi) the compliance by TDS and Sub with applicable law, (xii) governmental authorizations of TDS and Sub and (xiii) the lack of omissions in any disclosures by TDS or Sub to Tipton.

Operation of Tipton Pending Completion of the Merger

              Tipton has agreed that, among other things, prior to consummation of the Merger, except as provided in the Merger Agreement or unless TDS agrees otherwise, it will: conduct its business in the ordinary course and not make any material change in the business or operations of Tipton; not declare or pay any dividends (whether in cash, stock or otherwise) or make any distribution with respect to its capital stock, provided that if the Time of Merger is not prior to May 22, 1995, Tipton shall have the right to declare and pay a cash dividend of $250 per Tipton Share; not amend its Articles of Incorporation or Bylaws or purchase or redeem any of its capital stock; not issue, sell or otherwise distribute any treasury shares or any stock of Tipton to effect any stock split or reclassification of any shares of its capital stock or grant or commit to grant any option, warrant or other right to subscribe for or purchase or otherwise acquire any shares of its capital stock or securities convertible or exchangeable for such shares; not authorize any director, or authorize or permit any officer or employee or any attorney, accountant or other representative retained by Tipton, to solicit or encourage any inquiries or the making of any proposal which it reasonably expects may lead to a takeover proposal; or enter into or amend any agreements with or for the benefit of officers, directors or employees of Tipton, amend any employee benefit plan or grant any increases in compensation except as permitted by the Merger Agreement.

              Tipton has also agreed to afford to TDS and its representatives reasonable access to the properties, personnel, books, records and accounts of Tipton. TDS is required to immediately notify Tipton of any discovery by TDS or its representatives of any information that constitutes or would indicate a breach by Tipton of any representation, warranty or covenant in the Merger Agreement.


Operation of Tipton Following the Merger

              Each of TDS and Sub has agreed to continue to operate Tipton as an independent telephone company with local directors, management and employees for a period of at least ten years after the Closing Date (the "Ten Year Post-Closing Period"). TDS has agreed that, if a majority of the members of the Tipton Board at any time during the Ten Year Post-Closing Period are not persons who reside within 25 miles of Tipton's principal offices in Tipton, Indiana (a "Tipton Local") and the termination of any employee of Tipton is being considered, the Tipton Board will appoint a committee, composed of a majority of persons who are then Tipton Locals, to make the determination of whether to terminate such Tipton employee. For so long as he is willing and able to serve during the Ten Year Post-Closing Period, Mr. Joe F. Watson will at all times be a member of the Tipton Board and, if applicable, any such committee. Any person who is an employee of TDS or its affiliates as of the date of the Merger Agreement will not be considered a Tipton Local even if he or she subsequently meets the residency test set forth above.

              Each of TDS and Sub has agreed that the local Board of Tipton may continue to employ, at its discretion, all present management and employees of Tipton. While employed, all eligible employees will be covered by TDS's standard employee plans for medical, hospital, dental, life insurance, TDS's 401(k) tax-deferred savings plan and TDS's employee stock purchase plan, but not including the TDS Employees' Pension Trust I Plan (the "TDS Plan").

              Throughout the Ten Year Post-Closing Period, TDS has agreed to cause Tipton to continue Tipton's existing defined benefit pension plan (the "Tipton Pension Plan") in full force and effect without material amendment, except for changes required to comply with the Internal Revenue Code, ERISA or other applicable law, and to maintain and fund the Tipton Pension Plan in a manner which complies with applicable law. Notwithstanding the foregoing, in the event that applicable law should ever prevent Tipton or TDS from maintaining the Tipton Pension Plan:

              (a) by reason of Tipton's employment of one or more "highly compensated employees," as such term is defined under Section 414(g) of the Internal Revenue Code, then TDS shall cause Tipton to (i) amend the Tipton Pension Plan and exclude each such highly compensated employee from future coverage thereunder and (ii) throughout the remainder of the Ten Year Post-Closing Period pay additional current compensation or bonus, or provide for a deferred compensation arrangement, to each such highly compensated employee utilizing the full amount of savings realized by TDS or Tipton as a result of the exclusion of such highly compensated employee from future coverage under the Tipton Pension Plan; or

              (b) for any reason other than that identified in (a) above, then throughout the remainder of the Ten Year Post-Closing Period, Tipton will
      (i) terminate the Tipton Pension Plan, (ii) become a participant in the TDS Plan so that all of the Tipton employees who are active participants in the Tipton Pension Plan immediately prior to its termination will be covered under the TDS Plan and (iii) pay additional current compensation or bonus, or provide for a deferred compensation arrangement, to each Tipton employee utilizing the full amount of savings realized by TDS and Tipton as the result of changing such employee's coverage from the Tipton Pension Plan to the TDS Plan.

              Notwithstanding the foregoing, neither TDS nor Tipton will be obligated to provide any Tipton employee an aggregate benefit under all of the arrangements referred to in (a) and (b) above for any year (including additional current compensation or bonus, or any deferred compensation and contribution to the TDS Plan) which is in excess of the benefit to which such employee would have been entitled if he or she were a participant in the Tipton Pension Plan.

              Each of TDS and Sub have further agreed that the Board of Directors of Tipton may continue, at its discretion, to use the services of local banks, accountants and attorneys presently retained by Tipton.

              Each of TDS and Sub have further agreed to assign TDS regional staff specialists to back up and support Tipton operations in all necessary telephone functions, including technical, engineering, outside plant, central office, switching and network software, financial, accounting, marketing, computerization, billing, separations and settlements, employee benefit programs and administration.

              Immediately following the Merger, TDS intends to contribute all of the capital stock of the surviving corporation to TDS Telecommunications
Corporation, TDS's wholly-owned subsidiary, which owns and controls local telephone companies.

Conditions

              The respective obligations of TDS, Sub and Tipton to effect the Merger are subject to the satisfaction of certain conditions, including, among others, (i) the approval of the Merger by the affirmative vote of holders of a majority of the outstanding Tipton Shares; (ii) the parties shall have received all necessary governmental consents or authorizations required in connection with the transactions contemplated by the Merger Agreement, and if applicable, all waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 shall have expired or been terminated; (iii) no stop order suspending the effectiveness of the Registration Statement of which this Proxy Statement-Prospectus is a part shall have been entered by the SEC; (iv) the TDS Common Shares to be issued pursuant to the Merger Agreement shall be approved for trading upon notice of issuance by the American Stock Exchange; and (v) no injunction, restraining order, judgment or decree of any court or governmental authority shall be existing against any of the parties to the Merger Agreement, or any of their officers, directors or representatives, which restrains, prevents or materially alters the transactions contemplated by the Merger Agreement.

              In addition, the obligations of TDS and Sub to effect the Merger are subject to the conditions that, (i) each of the representations and warranties of Tipton contained in the Merger Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, and there shall have been delivered to TDS and Sub a certificate to such effect, dated the Closing Date, signed on behalf of Tipton by its President or a Vice
President; (ii) Tipton shall have performed and complied, in all material respects, with all covenants, agreements and conditions contained in the Merger Agreement required to be performed or complied with by it on or prior to the Closing Date, and there shall have been delivered to TDS and Sub a certificate to such effect, dated the Closing Date, signed on behalf of Tipton by its President or a Vice President; (iii) between the date of the Merger Agreement and the Closing Date, there shall not have been any (a) material adverse change in the assets, liabilities, business, properties or profits of Tipton, or (b) material damage to the properties and assets of Tipton regardless of insurance coverage for such damage, other than, in each instance, changes in the ordinary course of business and/or changes contemplated or authorized by the Merger Agreement, and there shall have been delivered to TDS and Sub a certificate or certificates to such effect, dated the Closing Date, signed on behalf of Tipton by its President or a Vice President; (iv) TDS and Sub shall have received from counsel for Tipton, an opinion or opinions, dated the Closing Date, substantially to the effect set forth in the Merger Agreement; and (v) there shall be no more than 122 Dissenting Shares, unless waived in writing by TDS and Sub.

              The obligations of Tipton to effect the Merger are subject to the conditions that, (i) each of the representations and warranties of TDS and Sub contained in the Merger Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, and there shall have been delivered to Tipton a certificate to such effect, dated the Closing Date, signed on behalf of each of TDS and Sub by its respective President or a Vice President; (ii) TDS and Sub shall have performed and complied, in all material respects, with all covenants, agreements and conditions contained in the Merger Agreement required to be performed or complied with by them on or prior to the Closing Date, and there shall have been delivered to Tipton a certificate to such effect, dated the Closing Date, signed on behalf of each of TDS and Sub by its respective President or a Vice President; (iii) between the date of the Merger Agreement and the Closing Date, there shall not have been any
(a) material adverse change in the assets, liabilities, business, properties or profits of TDS or Sub, or (b) material damage to the properties and assets of TDS or Sub regardless of insurance coverage for such damage, other than, in each instance, changes in the ordinary course of business and/or changes contemplated or authorized by the Merger Agreement, and there shall have been delivered to Tipton a certificate or certificates to such effect, dated the Closing Date, signed on behalf of each of TDS and Sub by its respective President or a Vice President; (iv) Tipton shall have received from counsel for TDS and Sub, opinions, dated the Closing Date, substantially to the effect set forth in the Merger Agreement; and (v) at the time of Closing, the number of Dissenting Shares shall not exceed the maximum number of Tipton Shares which Tipton's counsel reasonably concludes may dissent without causing the Merger to fail to satisfy the requirements of Section 368(a)(2)(E) of the Code.

Indemnification

             If the Merger Agreement is approved, all Tipton Shareholders (other than those who properly exercise their dissenters' appraisal rights), by their receipt of the Merger Consideration, will agree to indemnify TDS, Sub and certain persons related to TDS and Sub ("TDS Indemnitees") for any loss incurred by TDS Indemnitees due to a breach of the representations and warranties of Tipton relating to the capitalization of Tipton and the number and ownership of outstanding Tipton Shares. The indemnity of each Tipton Shareholder for any loss suffered or incurred by TDS Indemnitees as the result of the inaccuracy of any representation or breach of any warranty made pursuant to such representations and warranties (other than representations and warranties as to the ownership of specific Tipton Shares) will be limited to the amount of such loss multiplied by the percentage of Merger Consideration received by any such Tipton Shareholder pursuant to the Merger, and the liability of each Tipton Shareholder for any loss suffered or incurred by TDS Indemnitees as the result of the inaccuracy of any representation or the breach of any warranty made as to the ownership of specific Tipton Shares will be limited to any loss which relates to the inaccuracy of any representation or the breach of any warranty with respect to such Tipton Shareholder's capital stock of Tipton; provided, however, that the aggregate liability of each Tipton Shareholder for all losses by TDS Indemnitees will in no event exceed the aggregate amount of the Merger Consideration received by such Tipton Shareholder pursuant to the Merger Agreement.

              TDS and Sub have agreed to indemnify the Tipton Shareholders for any loss incurred by the Tipton Shareholders due to a breach of the representations and warranties of TDS and Sub relating to the TDS Common Shares. Such indemnity is limited to the aggregate Merger Consideration.

Amendment; Termination

              Any of the provisions of the Merger Agreement may be amended by or pursuant to action of the Boards of Directors of the respective parties at any time before or after the approval of the Merger Agreement by the Tipton Shareholders to the extent permitted by applicable law.

              The Merger Agreement may be terminated at any time prior to the Closing Date by mutual consent of each of TDS, Sub and Tipton, by TDS, Sub or Tipton if any condition to the obligation of such party is not satisfied by August 31, 1996 or by TDS if the Merger Price is less than $38.00.

              In the event of such termination, all further obligations of the parties under the Merger Agreement shall terminate without any liability on the part of any party, except for such liabilities as any party may have under the Merger Agreement or otherwise by reason of any breach or violation and for obligations with respect to certain confidential information.

Interests of Certain Persons in the Merger

              The directors of Tipton and their spouses beneficially own an aggregate of 83 Tipton Shares. Except as discussed below, the directors will receive no extra or special benefit from the Merger not shared on a pro-rata basis with all other holders of Tipton Shares.

              Joe F. Watson, the President and a Director of Tipton, is an Attorney at Law, and has represented Tipton in connection with various matters. Each of TDS and Sub has agreed that, for so long as he is willing and able to serve, during the Ten-Year Post-Closing Period, Mr. Watson will at all times be a member of the Tipton Board. See "The Merger - Operation of Tipton Following the Merger."

Registration and Listing of TDS Common Shares; Sales by Tipton Affiliates

              TDS has registered the TDS Common Shares issuable upon conversion of the Tipton Shares in the Merger pursuant to a filing with the SEC of a Registration Statement on Form S-4 and TDS has filed an application to have such shares approved for listing on the American Stock Exchange.

              Certain shareholders, officers and directors of Tipton may be deemed to be "affiliates" of Tipton as that term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act of 1933, as amended (the "Affiliates"). Affiliates may not sell, pledge, transfer or otherwise dispose of any TDS Common Shares issued to such Affiliates pursuant to the Merger, except pursuant to Rule
145. By their delivery of a letter of transmittal and in consideration of their receipt of the Merger Consideration, the Tipton Shareholders that may be Affiliates will be required to agree not to sell, pledge, transfer or otherwise dispose of any TDS Common Shares issued to such Affiliates pursuant to the Merger, except in compliance with such Rule 145.

Certain Federal Income Tax Consequences

              The following discussion summarizes certain federal income tax considerations involved in the exchange of Tipton Shares for TDS Common Shares in the Merger. The Merger is intended by Tipton to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Merger does not constitute a tax-free reorganization, it will be a taxable exchange of shares. Accordingly, the following discussion addresses the tax consequences of the Merger in both circumstances.

              Tax-Free Reorganization. If the Merger qualifies as a tax-free reorganization within the meaning of section 368(a) of the Code, no gain or loss will be recognized by a holder of Tipton Shares upon the exchange of Tipton Shares for TDS Common Shares, except to the extent such holder receives cash in lieu of a fractional TDS Common Share. The aggregate basis of the TDS Common Shares received in the Merger by a holder of Tipton Shares will be the same as the aggregate basis of Tipton Shares surrendered in exchange therefor, reduced by any amount allocable to a fractional TDS Common Share for which cash is received. The holding period of the TDS Common Shares received in the Merger by a holder of Tipton Shares will include the holding period of Tipton Shares surrendered in exchange therefor, provided that the holder held Tipton Shares as capital assets as of the Time of Merger. A holder of Tipton Shares who receives cash in lieu of a fractional TDS Common Share will be treated as if the holder received the fractional TDS Common Share and then received cash from TDS in redemption thereof. The holder will recognize gain or loss equal to the difference between the amount of cash received and the tax basis of the holder's Tipton Shares allocable to the fractional TDS Common Share. This gain or loss will be capital gain or loss, provided that the holder held his Tipton Shares as capital assets as of the Time of Merger, and will be long-term capital gain or loss if such shares were held for more than one year.

              A holder of Tipton Shares who dissents from the Merger and exercises such shareholder's dissenter's rights will recognize gain or loss based on the difference between the deemed "fair value" and the basis of such holder's Tipton Shares. See "The Merger - Dissenter's Rights." Such gain or loss will be a capital gain or loss, assuming the holder held his Tipton Shares as a capital asset as of the Time of Merger, and will be a long-term capital gain or loss if such shares were held for more than one year as of the Time of Merger.

              Although there are a number of requirements that must be satisfied in order for the Merger to qualify as a tax-free reorganization, whether the Merger qualifies as tax-free depends, in part, on whether the continuity of interest test is satisfied following the Merger. This test is satisfied if, after the Merger, the former holders of Tipton Shares retain a sufficient continuing ownership of TDS Common Shares. Under the interpretation of the continuity of interest test used by the Internal Revenue Service for the purpose of issuing advance rulings, the test generally will be satisfied if the Tipton Shareholders, as a group, retain, in the aggregate, TDS Common Shares with a value, as of the Time of Merger, equal to at least 50% of the value of all of the Tipton Shares as of the same date. If the sales or other dispositions of TDS Common Shares following the Merger are sufficient to prevent the continuity of interest test from being satisfied, the Merger will constitute a taxable transaction, with the results described below.

              As discussed below under "Dissenters' Rights," it is a condition to the obligations of Tipton to consummate the Closing (although such condition may be waived) that, at the time of Closing, the number of Dissenting Shares does not exceed the maximum number of Tipton Shares which Tipton's counsel reasonably concludes may dissent without causing the Merger to fail to satisfy the requirements of Section 368(a)(2)(E) of the Code.

              Taxable Exchange of Shares. If the Merger constitutes a taxable exchange of shares, each non-dissenting holder of Tipton Shares will be required to recognize gain or loss equal to the difference between the fair market value of the TDS Common Shares and cash, if any, received in the Merger and the holder's basis in the Tipton Shares surrendered in exchange therefor. A holder of Tipton Shares who dissents from the Merger and exercises such shareholder's dissenter's rights will recognize gain or loss based on the difference between the deemed "fair value" and the basis of such holder's Tipton Shares. See "Dissenter's Rights" below. Any gain or loss recognized by a non-dissenting or dissenting shareholder will be capital gain or loss, provided that the holder held his Tipton Shares as capital assets as of the Time of Merger, and will be long-term capital gain or loss if the holding period of Tipton Shares, as of the Time of Merger, is more than one year.

              THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR INFORMATIONAL PURPOSES ONLY AND IS BASED UPON CURRENT LAW AND INTERPRETATIONS THEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. THIS DISCUSSION DOES NOT ADDRESS THE STATE, LOCAL OR

FOREIGN TAX ASPECTS OF THE MERGER.  BECAUSE THE TAX
CIRCUMSTANCES OF EACH HOLDER OF TIPTON SHARES MAY DIFFER, EACH HOLDER OF TIPTON SHARES IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THE HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

Accounting Treatment

              The Merger will be accounted for under the purchase method for accounting and financial reporting purposes.

Regulatory Approvals

              The Merger must be approved by the IURC, which regulates providers of telephone service in Indiana, and the FCC, which must approve the transfer of control of certain radio licenses from the Tipton Shareholders to TDS. Filings seeking such approval have been made with the IURC and FCC. In addition, if certain financial tests are met prior to the closing, the Merger requires the filing of information and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Dissenters' Rights

              Any holder of record of Tipton Shares who follows the procedures specified in Sections 23-1-44-1 through 23-1-44-20 of the Indiana Business Corporation Law (the "Appraisal Provisions") is entitled to receive the "fair value" of such shares in lieu of the consideration that such shareholder would otherwise be entitled to receive pursuant to the Merger Agreement. Reference is made to the Appraisal Provisions, copies of which are attached to this Proxy Statement-Prospectus as Annex B, for a complete statement of the appraisal rights of dissenting shareholders.

              Unless waived by TDS and Sub, it is a condition to the obligations of TDS and Sub to consummate the Merger that there be no more than 122 Dissenting Shares. In addition, it is a condition to the obligations of Tipton to consummate the Closing that, at the time of Closing, the number of Dissenting Shares does not exceed the maximum number of Tipton Shares which Tipton's counsel reasonably concludes may dissent without causing the Merger to fail to satisfy the requirements of Section 368(a)(2)(E) of the Code.

              The  following   information  is  qualified  in  its  entirety  by
reference to the Appraisal Provisions.

              If a holder of record of Tipton Shares elects to exercise such shareholder's right to an appraisal under the Appraisal Provisions, such shareholder must satisfy ALL of the following conditions:

              (a) such shareholder must deliver a written notice of intent to demand payment of the fair value of such shareholder's Tipton Shares to Tipton prior to the vote with respect to the Merger Agreement;

              (b) such shareholder must not vote in favor of or consent in writing to the proposal to approve the Merger Agreement. A failure to vote will satisfy this condition, but voting in favor of or delivering a proxy in favor of the proposal to approve the Merger Agreement or an unmarked proxy voted by the proxy in favor of the Merger will constitute a waiver of such shareholder's right to appraisal and will nullify any written demand for appraisal; and

              (c) not less than 30 nor more than 60 days after receipt of the notice of procedure for dissenting shareholders from Tipton (which Tipton must send to all dissenting shareholders who did not vote in favor of the proposal to approve the Merger Agreement and who properly file notice of intent to assert dissenters' rights), such shareholder must demand payment of the fair value of his or her Tipton Shares (the "Initial Demand"), certify whether he or she acquired their

      Tipton Shares before the date the Merger was first announced to the Tipton Shareholders, and deposit his or her Tipton Shares with Tipton.

              Under the Appraisal Provisions, record holders of Tipton Shares are entitled to appraisal rights as described above, and the procedures to perfect such rights must be carried out by and in the name of such holders of record. Persons who are beneficial but not record owners of Tipton Shares and who wish to exercise appraisal rights with respect to the Merger must (i) submit to Tipton, at the time of or before the assertion of the right, a written consent of the record holders of their shares and (ii) do so with respect to all of the beneficial owner's shares or the shares over which he or she has voting power.

              After the Time of Merger, Tipton shall remit to each dissenting shareholder who has complied with the conditions set forth above an amount which Tipton estimates to be the fair value of the Tipton Shares held by each dissenting shareholder. Along with the remittance, Tipton shall also send: (i) a year end balance sheet and statements of income and changes in shareholders' equity for any fiscal year of Tipton ending 16 months or less before the Time of Merger, together with the latest available interim financial statements; (ii) an estimate by Tipton of the fair value of Tipton Shares; and (iii) a statement of the dissenting shareholder's right to object to Tipton's estimate and to demand an additional payment, as described below. If a dissenting shareholder believes that the fair value of Tipton Shares is greater than the amount remitted by Tipton, then, within 30 days after Tipton mails or offers the remittance, the dissenting shareholder may give written notice to Tipton of such shareholder's own estimate of the fair value of Tipton Shares, and demand payment of the difference (the "Supplemental Demand"). Within 60 days after receiving the Supplemental Demand, Tipton shall either: (i) pay the dissenting shareholder the amount demanded (or such other amount agreed to by such shareholder), or (ii) file a petition requesting that the circuit or superior court of Tipton County, Indiana (the "Court") determine the fair value of the Tipton Shares.

              The Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Fair value means the value of Tipton Shares immediately before the effectuation of the Merger, excluding appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable. Dissenters will be entitled to judgment for the amount, if any, by which the fair value of their shares, plus interest, is found to exceed the amount previously remitted by Tipton. Fair value may be found by the Court to be more, less or the same as the amount offered by Tipton or the amount the shareholder would have received had he or she not dissented from the Merger.


                         INFORMATION WITH RESPECT TO TDS

              TDS  is a  diversified  telecommunications  service  company  with cellular telephone, local telephone and radio paging operations. At September 30, 1995, TDS served approximately 1.8 million customer units in 37 states, including 618,000 cellular telephones, 422,000 telephone access lines and 776,900 pagers. For the nine months ended September 30, 1995, cellular operations provided 51% of TDS' consolidated revenues; telephone operations provided 38%; and paging operations provided 11%. TDS' business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize TDS' expertise in customer-based telecommunications services.

              TDS conducts substantially all of its cellular operations through its 80.8%-owned subsidiary, United States Cellular Corporation (American Stock Exchange symbol "USM"), which is engaged through subsidiaries and joint ventures primarily in the development and operation of and the acquisition of interests in cellular markets. As of September 30, 1995 USM owns, operates, invests in and has the right to acquire interests in cellular telephone systems representing approximately 24.6 million population equivalents in 203 markets. USM owns a controlling interest in and manages cellular systems serving 138 markets.

              TDS conducts substantially all of its telephone operations through its wholly owned subsidiary, TDS Telecommunications Corporation, Inc. ("TDS Telecom"). As of September 30, 1995 TDS Telecom operates 100 telephone companies serving 422,000 access lines in 29 states. TDS Telecom is expanding through the selective acquisition of local exchange telephone companies serving rural and suburban areas and by offering additional lines of telecommunications products and services to existing customers.

              TDS  conducts  substantially  all of its radio  paging  operations through its 82.4%-owned subsidiary, American Paging, Inc. (American Stock Exchange symbol "APP"). APP offers radio paging and related services through its subsidiaries. As of September 30, 1995 APP provides service to 776,900 paging units through 37 sales and service operating centers in 14 states and the District of Columbia. APP's service areas cover a total population of approximately 75 million.

              TDS was the successful bidder, through its wholly-owned subsidiary, American Portable Telecommunications, Inc., for eight broadband licenses issued by the Federal Communications Commission to provide personal communications services in geographic areas representing approximately 27.9 million population equivalents.

              TDS was incorporated in Iowa in 1968. TDS' executive offices are located at 30 North LaSalle Street, Chicago, Illinois 60602. Its telephone number is 312-630-1900.


                       INFORMATION WITH RESPECT TO TIPTON

Business of Tipton

              Tipton is an Indiana corporation organized for the purpose of constructing, maintaining and operating a telephone plant and equipment to provide telephone service to subscribers within its prescribed service area in Tipton County in the State of Indiana. Tipton currently has approximately 20 full-time employees. The principal office of Tipton is located at 117 East Washington Street, Tipton, Indiana 46072, and its telephone number is (317) 675-2181.

              Tipton provides telephone service to approximately 4,640 customers in Tipton County, Indiana. Tipton's access lines have grown at an average annual rate of less than 3% between 1990 through 1994. Approximately 75% of the access lines are for residential service and approximately 25% are for business service. Tipton's service territory encompasses approximately 120 square miles. Digital switching, recording, equal access and custom-calling features are provided to Tipton customers using a single AT&T 5ESS version 9.2 digital central office switch. Tipton has 15 miles of fiber optic transport facilities into Kokomo, Indiana, terminating at AT&T's Kokomo tandem switch.

              Tipton currently has contracts with long-distance telephone carriers for the transmission of long-distance service by Tipton to its customers. Tipton does not share in the proceeds of toll charges for long-distance service. Tipton charges the subscriber a toll set by the long-distance carrier and remits all of the payment to the carrier. Tipton is compensated for the toll services it provides through access charges to the carriers based on rates established by the FCC for interstate calls and by the IURC for Tipton's intrastate calls.

              Tipton's contracts with its long-distance carriers generally remain in effect unless cancelled upon short notice by either party. If any of these contracts are cancelled, other long-distance carriers are available to provide long-distance service. In the unlikely event of a cancellation of any long-distance contract, no adverse impact upon Tipton is anticipated.

              Future growth and attendant increased revenues of Tipton depend principally on the future development of the area which it serves. Future growth and increased indebtedness may also result from upgrades in service and additional services made possible by advances in technology.

              Tipton's policy is to upgrade its plant and equipment as required and to furnish to its customers technological advancements which are economical. In the past three fiscal years, Tipton has invested, or has committed to invest, an aggregate of approximately $1,000,000 in equipment upgrades and improvements.

              Management believes that the current plant and equipment in use by Tipton are considered adequate by accepted telephone industry standards. Tipton's current plant has the capacity to handle 5,120 access lines. As of January 18, 1996, Tipton had 4,640 access lines in use, leaving a growth potential of 480 access lines. With the current plant and equipment capacity, Tipton can reasonably expect to meet its needs for customer growth for approximately the next two years.

              Tipton owns a 1.287% limited partnership interest in GTE Mobilnet of Indiana Limited Partnership (the "Partnership") which is the licensee for the FCC cellular wireline authorizations in each of the following Metropolitan Statistical Areas in Indiana: Indianapolis, Lafayette, Anderson, Muncie, Bloomington and Kokomo. These markets represent an aggregate of approximately
1.9 million population equivalents. As a result, Tipton's 1.287% interest represents an interest in approximately 25,000 population equivalents.

              Except as described above, no material changes in the operation of the business of Tipton are expected from the date of the financial statements of Tipton included in this Proxy Statement-Prospectus.

Property of Tipton

              Tipton  operates one telephone  exchange in Tipton,  Indiana.  The property of Tipton consists principally of tangible property, including telephone lines, central office equipment, telephone instruments, land and buildings related to telephone operations and motor vehicles and equipment.
Telephone lines include buried cable, aerial cable, poles and wire. Central office equipment consists of switching equipment, carrier equipment and related facilities. Telephone instruments and related equipment are located on the subscribers' premises and include private branch exchanges. Included in land and buildings is a 16,000 square foot facility containing two buildings at 117 East Washington Street in Tipton, Indiana owned by Tipton which houses its headquarters. This facility also includes two garage buildings with an additional 3,400 square feet. Tipton does not lease any significant real property.

              The plant and equipment of Tipton are maintained in good operating condition and are suitable and adequate for Tipton's operations. Tipton does not lease a significant amount of plant or equipment. Tipton telephone lines are located either on private or public property by virtue of easements or other arrangements.

Legal Proceedings of Tipton

              Tipton  does  not  have  any   material   pending  or   threatened
litigation.


Authorized and Outstanding Securities of Tipton

              The only class of securities of Tipton authorized by the Articles of Incorporation of Tipton consists of 1,100 shares of Common Stock, par value $50.00 per share. On the record date set for the special meeting there were 611 shares of Common Stock of Tipton outstanding held by 27 record holders. Tipton Shareholders do not have the right to vote their shares cumulatively for the election of directors or other purposes and do not have preemptive rights to purchase additional securities.

Market for Tipton Shares and Dividends

              There is no public or established private market for Tipton common stock. In 1994, Tipton repurchased 189 Tipton Shares from the Estate of Norman Martz for an aggregate price of $1,824,111, or a price of $9,651 per Tipton Share, which represented the book value per Tipton Share on the date of death of Norman Martz. Tipton paid dividends of $500 per Tipton Share in each of 1995, 1994 and 1993. The Merger Agreement provides that Tipton may declare and pay a dividend of $250 per Tipton Share if the Merger does not take place by May 22, 1996. Future dividends will be subject to the discretion of the Board of Directors of Tipton and will depend on, among other things, future earnings, the operating and financial condition, capital requirements and general business conditions.

Ownership of Tipton Shares

              The following table sets forth, as of the Tipton Record Date, certain information regarding the holders of record of the Tipton Shares, including persons who beneficially own more than 5% of the Tipton Shares (being the only class of voting securities of Tipton), and ownership of Tipton Shares by directors and executive officers of Tipton. Except as otherwise noted, each such person has sole voting and dispositive power with respect to the shares listed.

                                    Amount and Nature of
  Name of Beneficial Owner          Beneficial Ownership   Percentage of Class
  ------------------------          --------------------    -------------------
Neva W. Mount (1)                          191(2)                  31.3%
First National Bank of Kokomo(3)           169(4)                  27.7
Forrest D. Colegrove (5)                    76(6)                  12.4
Catherine H. Shortle (7)                    48                      7.9
Howard E. Pottenger (8)                      3                      *
Joe F. Watson (9)                            2                      *
Doris Ann Gish (10)                          1                      *
William E. Collins (11)                      1                      *
                                   --------------------     -------------------
All Directors and Executive Officers
as a group (5 persons)                      83                     13.6%
==========================         ====================     ===================
---------------
* Less than 1%

(1) The business address of Neva W. Mount is 998 West Jefferson Street, Tipton, Indiana 46072.

(2) Includes 92 shares held by First National Bank of Kokomo as trustee of the C.W. Mount Trust, as to which Mrs. Mount has sole voting power.

(3) The business address of the First National Bank of Kokomo is 322 North Main Street, Kokomo, Indiana 46901.

(4) Represents 93 shares held as trustee for Estella Grishaw Trust, 12 shares held as trustee for the Jean V. Carter Trust, 12 shares held as trustee for the Barbara B. Carter Trust and 52 shares held as executor for the estate of Nancy E. Urmston. Does not include 92 shares held as trustee of the C.W. Mount Trust, which have been included above for Neva W. Mount.

(5)      The business  address of Forrest D.  Colegrove is c/o Tipton  Telephone
         Company,  117  East  Washington  Street,   Tipton  Indiana  46072.  Mr.
         Colegrove is a director of Tipton.

(6)      Includes 75 shares owned by Mr. Colegrove's wife, Barbara B. Colegrove.

(7) The business address of Catherine H. Shortle is 112 Terrylyn Drive, Tipton, Indiana 46072.

(8) Howard E. Pottenger is Vice President and a director of Tipton. The business address of Howard E. Pottenger is c/o Tipton Telephone Company, 117 East Washington Street, Tipton, Indiana 46072.

(9) Joe F. Watson is President and a director of Tipton. The business address of Joe F. Watson is c/o Tipton Telephone Company, 117 East Washington Street, Tipton, Indiana 46072.

(10) Doris Ann Gish is Treasurer/Secretary and a director of Tipton. The business address of Doris Ann Gish is c/o Tipton Telephone Company, 117 East Washington Street, Tipton, Indiana 46072.

(11) William E. Collins is a director of Tipton. The business address of William E. Collins is c/o Tipton Telephone Company, 117 East Washington Street, Tipton, Indiana 46072.


Directors and Executive Officers

                  The identities of the directors and executive officers of Tipton are set forth below:


      Name                Age                            Position
      ----                ---                            --------
Joe F. Watson (1)         65    President and Chairman of the Board of Directors
Howard E. Pottenger (2)   66    Vice President and Director
Doris Ann Gish (3)        70    Treasurer/Secretary and Director
Forrest D. Colegrove (4)  66    Director
William E. Collins (5)    57    Director

(1) Mr. Watson has been the President since 1974 and a Director since 1958. Mr. Watson has been a practicing attorney in Tipton, Indiana for over 37 years and has represented Tipton in connection with certain matters.

(2) Mr. Pottenger has been a Director since 1982 and has been Vice President since March 20, 1995. He was the General Manager of Tipton from 1974 to January 1995. Since January 1995, Mr. Pottenger has provided management consulting services to Tipton.

(3) Ms. Gish has been the Secretary/Treasurer and a Director since March 20, 1995. Ms. Gish has been a homemaker for more than five years.

(4) Mr. Colegrove has been a Director since March 20, 1995. Mr. Colegrove is a physicist and has been employed as a consultant by Polatomic, Inc., a research firm, since August 1995. From 1991 to 1995, Mr. Colegrove was a consultant to Texas Instruments, Inc., a manufacturer of semiconductors and military equipment. Mr. Colegrove was employed by Texas Instruments, Inc. as a physicist from 1959 to 1991. Mr. Colegrove has a Ph.D. in physics.

(5) Mr. Collins has been a Director since February 1994. Mr. Collins has been self-employed as an optometrist in Tipton, Indiana since 1964.

The terms of all officers and directors expire in March 1996.

         Mr. Watson and Ms. Gish are brother and sister.

Key Employee

         Richard H. Timm, 49, has been the General Manager of Tipton since January 1995 and has been employed by Tipton for 25 years. From 1987 to 1995, Mr. Timm was Plant Operations Manager; from 1974 to 1987 he was Central Office Supervisor; and from 1970 to 1974 he was Central Office Switchman.

Compensation of Officers and Directors

                  The total of the annual salary and bonus paid by Tipton during its last fiscal year to its President and each other executive officer did not exceed $100,000. In addition, officers of Tipton did not receive any grants of options or stock appreciation rights or any other long-term incentive or similar compensation. The following table shows the compensation paid to Tipton's President in 1995.


                           SUMMARY COMPENSATION TABLE


                                                            Annual Compensation
Name and Principal Position               Year                     Salary
---------------------------               ----              -------------------
Joe F. Watson, President                  1995                   $27,024

                  The President is currently authorized a salary of $24,024 per year. The President is also authorized additional compensation of $1,000 per month, for services rendered in connection with the negotiations with bidders, including TDS, and the negotiation of the Merger Agreement and Merger, to be paid until the closing of the Merger. The Treasurer/Secretary is currently authorized a salary of $4,224 per year. Each other director is currently authorized to receive compensation of $5,554 per year for service on the Board of Directors of Tipton.

Tipton Benefit Plans

                  The Tipton Pension Plan is a defined benefit plan designed to provide retirement benefits for eligible employees of Tipton. The directors and executive officers of Tipton do not participate in the Tipton Pension Plan. Under the Tipton Pension Plan, Tipton makes annual contributions based upon actuarial assumptions and a formula designed to fund a pension benefit for each participant commencing generally upon the participant's attainment of retirement age. TDS has agreed to maintain the Tipton Pension Plan for ten years following the Closing Date, subject to certain conditions. See "The Merger - Operations of Tipton Following the Merger."

Certain Relationships and Related Transactions

                  Mr. Howard E. Pottenger, the Vice President and a director of Tipton, was paid $80,132 by Tipton for management consulting services.

                  Electrical work in connection with the construction of new facilities and the remodeling of existing facilities for Tipton was awarded to a company owned by a family member of Mr. Pottenger. Payments to such company were $130,820, $22,205, $33,445 and $21,135 in 1992, 1993, 1994 and 1995,
respectively.

                  Mr. Joe F. Watson, the President and a Director of Tipton, is an Attorney-at-Law and has represented Tipton in connection with certain matters. Each of TDS and Sub has agreed that, for so long as he is willing and able to serve, during the Ten-Year Post-Closing Period, Mr. Watson will at all times be a member of the Tipton Board. See "The Merger - Operation of Tipton Following the Merger."

                  Except as described above, Tipton has no material business relationships with, did not engage in any material transactions with and had no material indebtedness due from, any of its directors and officers or any member of their families or their affiliates at any time during Tipton's last fiscal year.


                 TIPTON MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                  The following discussion is presented to assist in assessing the changes in financial condition and performance of Tipton Telephone Company, Inc. ("Tipton") over the three most recent fiscal years and the nine month periods ended September 30, 1995 and 1994. The following information should be read in conjunction with the financial statements and related notes and other detailed information regarding Tipton included elsewhere in this Proxy Statement-Prospectus.

                  Tipton is a supplier of telephone services to subscribers within its prescribed service area. Its income is derived from subscriber fees charged to its customers and from access charges imposed pursuant to contracts with long-distance ("interexchange") telephone carriers. Both the fees charged to Tipton's customers for its services and the access charges to interexchange carriers are based upon rates established by the Indiana Utility Regulatory Commission ("IURC") for intrastate services and the Federal Communications Commission ("FCC") for interstate services. Generally, these fees are a function of a prescribed return on Tipton's investment in plant and equipment and its cost of services provided to its subscribers.

                  The audited financial statements for the years ended December 31, 1994, 1993, and 1992, and the unaudited financial statements for the periods ended September 30, 1995 and 1994, included in this Proxy Statement-Prospectus are stated to comply with the financial reporting requirements mandated by generally accepted accounting principles reflecting practices appropriate to the telephone industry. Tipton uses a fiscal year ending December 31.

                  Net income totaled $961,854, $956,341 and $870,592 for the three fiscal years ended 1994, 1993 and 1992, respectively, reflecting an increase of .6% in 1994 and an increase of 9.8% in 1993. Net income totaled $700,093 and $714,902 for the nine month periods ended September 30, 1995 and 1994, respectively. See the analysis set forth in "Operating Revenues," "Operating Expenses" and "Other Items" listed below.

                  Earnings per share were $1,381 in 1994, $1,195 in 1993 and $1,088 in 1992 based upon weighted average shares outstanding of 696 shares in 1994 and 800 shares in 1993 and 1992. Earnings per share for the nine month periods ended September 30, 1995 and 1994 were $1,145 and $986, respectively, based upon weighted average shares outstanding of 611 shares in 1995 and 725 shares in 1994.

Operating Revenues

                  In the years ended December 31, 1994, 1993, and 1992, operating revenues totaled $3,189,282, $3,024,250 and $2,822,471, respectively. This equates to an increase of 5.5% in 1994 and 7.1% in 1993. Operating revenues for the nine month periods ended September 30, 1995 and 1994 totaled $2,702,439 and $2,428,317, respectively, reflecting an increase of 11.3%.

                  Local network service revenues are derived from providing local telephone exchange service within Tipton's franchise area. Local network service revenues increased $17,721 (4.3%) and decreased $1,594 (.4%) in 1994 and 1993, respectively. Local network services revenues increased $8,304 (2.6%) in the nine months ended September 30, 1995, over the same period in 1994.

                  Network access service revenues result from charges assessed to interexchange network carriers to transmit long-distance communications ("toll calls"). Such revenues are based upon the allocation  of  operating
expenses and telephone plant investment to interstate and intrastate jurisdictions under cost separation procedures established by the FCC. Revenues are designed to cover expenses and provide a rate of return on plant investment. Charges to interexchange carriers for interstate network usage are based on tariffs filed with the FCC by the National Exchange Carriers Association ("NECA"), a service organization formed after the AT&T divestiture for the purpose of administering collection and distribution of revenues between its member local exchange carriers and the interexchange carriers. Charges to interexchange carriers for intrastate network usage are based on tariffs established by state regulatory agencies. The interstate portion of these revenues is initially received based on estimates of expenses, plant investment and rates of return for the settlement period (usually a calendar year). The intrastate portion of these revenues is received based on approved tariffs and is influenced by changes in traffic levels as measured by minutes of use.

                  Network access service revenues increased $89,443 (4.0%) in 1994 and $206,787 (10.1%) in 1993. The increase in 1994 resulted primarily from an increase in message volume. The increase in 1993 was due mainly to a change in settlement procedures with interexchange carriers. Network access revenues increased $263,167 (14.7%) in the nine months ended September 30, 1995, over the same period in 1994, primarily due to adjustments to prior years revenue settlements and an increase in message volume.

                  Billing and collection revenues increased $13,209 (5.7%) in 1994 and decreased $31,997 (12.2%) in 1993. The increase in 1994 was due to an increase in message volume. The decrease in 1993 was primarily due to a change in classification of revenues. Billing and collection revenues increased by $11,871 (6.7%) for the nine months ended September 30, 1995 over the same period in 1994.

                  The operating revenue of Tipton will not be impacted if the pending merger with Sub is not consummated.

Operating Expenses

                  Operating expenses totaled $1,773,917 $1,541,136 and $1,434,645 for the years ended 1994, 1993 and 1992, respectively. This equates to an increase of 15.1% in 1994 and a 7.4% increase in 1993. Operating expenses for the nine month periods ended September 30, 1995 and 1994 totaled $1,518,928 and $1,329,865, respectively, an increase of 14.2%.

                  Plant specific operations expenses increased $12,656 (4.0%) in 1994 and decreased $11,255 (3.5%) in 1993.

                  Plant  nonspecific   operations   expenses  increased  $39,387
(47.9%) in 1994 and decreased $385 (.5%) in 1993. The 1994 increase relates to increased employee time spent in network administration.

                  Depreciation and amortization increased $66,270 (18.4%) in 1994 and increased $22,539 (6.7%) in 1993. The increase in 1994 was primarily due to additional depreciation on new additions and increased depreciation on aerial cable.

                  Customer operations expense decreased $18,458 (3.8%) in 1994 and increased $45,397 (10.2%) in 1993. The 10.2% increase in 1993 was mainly due to an increase in labor costs to provide customer service.

                  Corporate operations expense increased $132,926 (45.0%) in 1994 and $50,195 (20.5%) in 1993. The increase in 1994 was primarily due to the costs of outside consultants used to assist in corporate planning and an increase in labor costs. The increased expense in 1993 was primarily due to the cost of establishing continuing property records. Corporate operations expense for the nine months ended September 30, 1995 increased $214,330 (70.3%) primarily due to the costs of outside consultants used to assist in corporate planning, including negotiations with TDS and other bidders.

                  Operating taxes consist of federal and state income taxes as well as property taxes. Total operating taxes decreased $46,915 (7.8%) in 1994 and increased $41,032 (7.3%) in 1993. Federal and state operating income taxes generally reflect the changes in the level of pretax operating income.

                  The operating expenses of Tipton will not be impacted if the pending merger with Sub is not consummated.

Other Items

                  Interest and dividend income totaled $85,849, $103,286 and $81,933 in 1994, 1993 and 1992, respectively, reflecting a decrease of 16.9% in 1994 and an increase of 26.1% in 1993. Interest and dividend income changes relate mainly to changes in the amount invested during the three years ended December 31, 1994.

                  Partnership income was $181,022, $133,614 and $89,503 in 1994,
1993 and 1992, respectively, an increase of 35.5% in 1994 and an increase of 49.3% in 1993. Partnership income for the nine month periods ended September 30, 1995 and 1994 totaled $47,453 and $90,762, respectively, reflecting a decrease of 47.7%. Partnership income is recognized when it is distributed by the partnership. Partnership distributions vary according to the cash needs of the partnership. These distributions do not necessarily correspond to income at the partnership level.

                  Federal and state income taxes - nonoperating generally reflect the changes in the level of pretax nonoperating income adjusted for nontaxable interest and dividends.

                  Interest expense totaled $90,291, $65,679 and $74,400 in 1994, 1993 and 1992, respectively, resulting an increase of 37.5% in 1994 and a decrease of 11.7% in 1993. The level of interest expense relates primarily to the level of debt outstanding during each of the years.

Liquidity and Capital Resources

                  Cash and cash equivalents, temporary investments and marketable securities were $1,208,591, $2,282,356 and $1,842,387 as of December 31, 1994, 1993 and 1992, respectively. The 47.0% decrease from December 31, 1993 to December 31, 1994 reflects the use of funds to repurchase the corporation's capital stock.

                  Cash flows from operating activities were $1,449,233 in 1994, $1,453,155 in 1993 and $968,217 in 1992. Cash flows from operating activities in 1993 increased primarily as a result of the increase in income of $85,749 and the increase of $448,024 in payables and other current liabilities.

                  Cash flows used in investing activities were $867,655 in 1994 and $686,761 in 1993 and $816,911 in 1992. The primary use of funds in these periods was for the purchase of plant and equipment.

                  Cash flows used in financing activities were $1,477,899 in 1994, $491,803 in 1993 and $383,414 in 1992. The primary reason for the increased use of cash in 1994 was the repurchase of the Company's capital stock offset somewhat by an increase in notes payable. The remaining use of cash in 1994 and the use in 1993 and in 1992 was a result of payments on long term debt and dividend payments.

                  In 1995, total capital expenditures are expected to be approximately $400,000. The money is to be used for an upgrade of central office equipment and repair of outside plant cable. It is expected that internally generated funds will be used to finance these improvements.

                  It is expected that internally generated funds will be adequate to meet current and future operating needs of Tipton. However, while cash flows generated from operations are expected to be sufficient to meet the future operating needs of Tipton, future capital expenditures may require additional borrowing. The specific means of obtaining the financing and its resulting impact on the financial position and earnings capacity of Tipton have not been determined.

                  Inflation and changing prices did not have a material effect on Tipton's financial position or earnings during the three years ended December 31, 1994.

                  Management of Tipton believes that its liquidity and capital operating resources are presently adequate for its anticipated needs and will not be materially impacted if the pending merger with Sub is not consummated.


                          DESCRIPTION OF TIPTON SHARES

                  The only class of capital stock of Tipton authorized by the Articles of Incorporation of Tipton, as amended, consists of 1,100 Tipton Shares, par value $50.00 per share. There were 611 Tipton Shares issued and outstanding on the Tipton Record Date and 489 treasury shares held by Tipton.

                  Each holder of a Tipton Share is entitled to one vote per share held by such holder on all matters submitted to a vote of shareholders. Pursuant to the Articles of Incorporation of Tipton, in the election of directors, shareholders are not permitted to cumulate their votes. All issued and outstanding Tipton Shares are fully paid and non-assessable.

                  Pursuant to Section 23-1-28-3 of the Indiana Business Corporation Law, the Board of Directors of Tipton may not make a distribution to its shareholders if, after giving effect to such distribution (a) Tipton would not be able to pay its debts as they become due in the ordinary course of business or (b) its total assets would be less than its total liabilities.

                  Upon liquidation of Tipton, the holders of Tipton Shares are entitled to share ratably in the distribution of all assets remaining after provision for the creditors of Tipton.


                          DESCRIPTION OF TDS SECURITIES

                  The authorized capital stock of TDS consists of 100,000,000 TDS Common Shares, $1.00 par value, 25,000,000 Series A Common Shares, $1.00 par value ("Series A Common Shares"), and 5,000,000 shares of Preferred Stock, without par value ("Preferred Shares"). As of September 30, 1995, 50,947,706 TDS Common Shares (excluding 484,012 Common Shares held by a subsidiary of TDS), 6,888,480 TDS Series A Common Shares and 450,907 TDS Preferred Shares were outstanding.

Voting Trust

                  Over 90% of TDS's outstanding Series A Common Shares are held in a voting trust which expires on September 30, 2009. The voting trust was created to facilitate the long-standing relationships among the trustees' certificate holders. By virtue of the number of shares held by them, the voting trustees have the power to elect 75% of the Directors. The trustees of the voting trust are LeRoy T. Carlson, Jr., a director and the President of TDS, Walter C.D. Carlson, a director of TDS, Letitia G. Carlson, Melanie J. Heald and Donald C. Nebergall, a director of TDS.

Preferred Stock

                  The Board of Directors of TDS is authorized by the Articles of Incorporation of TDS to issue Preferred Shares from time to time in series and to establish as to each series the designation and number of shares to be issued, the dividend rate, the redemption price and terms, if any, the amount payable upon voluntary or involuntary dissolution of TDS, sinking fund provisions, if any, voting rights, if any, and the terms of conversion into TDS Common Shares, if provided for.

Voting Rights

                  With respect to the election of directors, the holders of TDS Common Shares, and the holders of Preferred Shares issued before October 31, 1981, voting as a group, are entitled to elect 25% of the Board of Directors of TDS, rounded up to the nearest whole number. The holders of Series A Common Shares, and the holders of Preferred Shares issued after October 31, 1981, voting as a group, are entitled to elect the remaining members of the Board of Directors of TDS. Furthermore, the Articles of Incorporation provide for the Board of Directors to be divided into three classes. Each class is elected for a three-year term. The Board of Directors currently consists of eleven directors. Accordingly, the holders of TDS Common Shares, and the holders of Preferred Shares issued before October 31, 1981, are entitled to elect three directors.

                  The holders of TDS Common Shares and the outstanding Preferred Shares are entitled to one vote per share and the holders of Series A Common Shares are entitled to ten votes per share. The holders of TDS Common Shares, Series A Common Shares and Preferred Shares vote as a single class, except with respect to the election of directors as discussed above and with respect to certain amendments to the Articles of Incorporation (e.g., amendments prejudicial to the holders of a class), as to which the Iowa Business Corporation Act grants class voting rights.

                  If the number of Series A Common Shares issued and outstanding at any time falls below 500,000 (because of the conversion of Series A Common Shares or otherwise), the holders of Series A Common Shares would lose the right to vote as a separate class (with the holders of Preferred Shares issued after October 31, 1981) in the election of approximately 75% of the directors, and thereafter the holders of Series A Common Shares (with ten votes per share) would vote with the holders of TDS Common Shares and Preferred Shares as a single class in the election of all directors. Management of TDS believes it is unlikely that the number of outstanding Series A Common Shares will fall below 500,000, because more than 6,000,000 Series A Common Shares are held in the voting trust described above, and the trustees of the voting trust have indicated that they have no present intention of converting Series A Common Shares into TDS Common Shares.

Dividend Rights and Restrictions

                  Subject to the satisfaction of all Preferred Share dividend preference and redemption provisions, holders of TDS Common Shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors. Unless the same, or greater, dividends, on a per share basis, are declared and paid at the same time on the TDS Common Shares, no dividends may be declared or paid on the Series A Common Shares. As of September 30, 1995, the annual preferred dividend requirements on all outstanding Preferred Shares aggregated $2,603,000.

                  In the case of stock dividends, the Board of Directors is authorized to permit both the holders of TDS Common Shares and Series A Common Shares to elect to receive cash in lieu of stock.

                  Under TDS's loan agreements, at December 31, 1994, all of TDS's consolidated retained earnings were available for the payment of dividends on TDS Common Shares and Series A Common Shares.

Conversion Rights

                  The TDS Common Shares have no conversion rights. The Series A Common Shares are convertible, on a share-for-share basis, into TDS Common Shares. An aggregate of 284,232 Preferred Shares were convertible into 977,049 TDS Common Shares as of September 30, 1995.

Other Rights

                  The TDS Common Shares and Series A Common Shares have no redemption or sinking fund provisions. An aggregate of 159,197 Preferred Shares at September 30, 1995 had mandatory redemption features. An aggregate of 291,711 Preferred Shares were redeemable at the option of TDS as of September 30, 1995.

                  Upon liquidation, holders of TDS Common Shares and Series A Common Shares are entitled to receive a pro rata share of all assets available to shareholders after payment to holders of the Preferred Shares of $100 per share (or, in the aggregate, $45,101,286 as of September 30, 1995), plus a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed for each series of Cumulative Preferred Shares by the Board of Directors. At September 30, 1995, there were no unpaid or accumulated dividends payable on the Preferred Shares.

                  The holders of Series A Common Shares have a preemptive right to purchase any additional Series A Common Shares sold for cash, including treasury shares. Holders of TDS Common Shares and Preferred Shares have no preemptive rights.

General

                  All issued and outstanding TDS Common Shares, Series A Common Shares and Preferred Shares are fully paid and nonassessable, and all TDS Common Shares offered hereby will be fully paid and nonassessable when issued.


                  The Transfer Agent and Registrar for the TDS Common Shares, Series A Common Shares and Preferred Shares is Harris Trust and Savings Bank, Chicago, Illinois.

                  TDS has and will continue to distribute annual reports to its shareholders which will contain its audited financial statements.


         COMPARATIVE RIGHTS OF TDS SHAREHOLDERS AND TIPTON SHAREHOLDERS

                  If the Merger is consummated, Tipton Shareholders, an Indiana corporation, will become shareholders of TDS, an Iowa corporation, and their rights will be governed by the Iowa Business Corporation Act instead of the Indiana Business Corporation Law, and by the Articles of Incorporation and Bylaws of TDS instead of the Articles of Incorporation and Bylaws of Tipton, which differ in several respects. In addition to the matters described above under "Description of Tipton Shares" and "Description of TDS Securities," there are other differences between the rights of shareholders in TDS, and those of shareholders in Tipton, certain of which are described below.

                  Preferred Shares. No dividends may be paid on the TDS Common Shares until all dividends due on Preferred Shares have been paid. In addition, the rights of holders of TDS Common Shares upon liquidation of TDS are subordinate to the rights of preferred shareholders. Tipton has no shares of capital stock with any dividend, liquidation or other preference.

                  Limitation of Director Liability. As permitted by Iowa law, the Articles of Incorporation of TDS includes a provision limiting or eliminating under certain circumstances directors' liability for monetary damages for breach of the duty of care. There is no similar provision in the Articles of Incorporation of Tipton. However, Indiana law provides for a standard of care for director liability which makes it difficult to recover monetary judgements against directors.

                  Preemptive Rights. Indiana law provides that no shareholder has any preemptive right to subscribe to additional shares of stock except to the extent that such right is granted in the articles of incorporation. The Tipton Articles of Incorporation do not provide for preemptive rights. Under Iowa law, the shareholders of a corporation do not have a preemptive right to acquire unissued shares of the corporation, except to the extent the articles of incorporation so provide. The TDS Articles of Incorporation provide that the holders of TDS Series A Common Shares have a preemptive right to acquire additional TDS Series A Common Shares for cash. The holders of TDS Common Shares and Preferred Shares have no preemptive rights under the TDS Articles of Incorporation.

                  Bylaws. Indiana law provides that unless the articles of incorporation provide otherwise, only a corporation's board of directors may amend or repeal the corporation's bylaws. Since the Tipton Articles of Incorporation do not permit the shareholders to amend or repeal the Tipton Bylaws, only the Tipton Board of Directors may take such action. Under Iowa law, a corporation's board of directors may generally adopt, amend or repeal the corporation's bylaws unless the articles of incorporation reserve such power exclusively to the shareholders. The TDS Articles of Incorporation do not reserve such powers to the shareholders. As a result, TDS's Bylaws may be amended or repealed by the Board of Directors. Nevertheless, Iowa law provides further that a corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed its board of directors.

                  Board of Directors. The Board of Directors of Tipton consists of five members of one class, who are elected annually for terms of one year each. The Board of Directors of TDS presently consists of eleven members divided into three classes. Every year, one of the classes is elected for a term of three years.

                  Election of Directors. The election of a director of Tipton requires the affirmative vote of a plurality of the votes cast by holders of Tipton Shares entitled to vote in the election of such director at a meeting at which a quorum is present. Under Indiana law, shareholders do not have the right to cumulate their votes in the election of directors unless so provided in the articles of incorporation. The Tipton Articles of Incorporation do not provide for cumulative voting. Each holder of Tipton Shares is entitled to one vote for each share of stock in such holder's name in the election of each of the five directors of Tipton. Under Iowa law, the election of a director of TDS requires the affirmative vote of a majority of votes cast by holders of TDS shares entitled to vote with respect to such matter. Iowa law provides that shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide. The TDS Articles of Incorporation do not provide for cumulative voting in the election of directors. Based on the current size of the TDS Board, the holders of TDS Common Shares and TDS Preferred Shares issued prior to October 31, 1981 elect three directors, and the holders of TDS Series A Common Shares and TDS Preferred Shares issued after October 31, 1981 elect eight directors. The TDS Series A Common Shares have ten votes per share, the TDS Common Shares have one vote per share and the TDS Preferred Shares have such number of votes as are specified in the certificate of designation in the election of such directors.

                  Meetings of Shareholders. Under Indiana law, a corporation with 50 or fewer shareholders must hold a meeting of shareholders on call of its board of directors or such other person or persons as may be authorized by the articles of incorporation or the bylaws, or if requested by the holders of at least 25% of the votes on any issue proposed to be considered at the meeting. The Tipton Bylaws provide that the President or two or more directors may call a special meeting of shareholders. Under Iowa law, special meetings of the shareholders may be called by the board of directors, a person or persons so authorized by the articles of incorporation or bylaws, or by holders of at least ten percent of the votes entitled to be cast on any issue proposed to be considered at the special meeting. The TDS Bylaws specify that the President may call a special meeting of shareholders.

                  Shareholder Action by Written Consent. Under Indiana law, unless otherwise provided in the articles of incorporation, any action required or permitted to be taken at a shareholder's meeting may be taken without a meeting or vote, if one or more written consents, describing the action taken, are signed by the holders of all shares entitled to vote on the action. The Tipton Articles of Incorporation do not modify this provision. Under Iowa law, unless otherwise provided in the articles of incorporation, any action required or permitted to be taken at a shareholder's meeting may be taken without a meeting or vote, if one or more written consents, describing the action taken, are signed by the holders of outstanding shares having not less than 90% of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted. The TDS Articles of Incorporation do not modify this provision.

                  Voting Rights. Voting in the election of directors is described above under "Election of Directors" above. With respect to all other matters, each holder of Tipton Shares is entitled to one vote for each Tipton Share in such holder's name. Each TDS Series A Common Share entitles the holder thereof to ten votes per share and each TDS Common Share entitles the holder thereof to one vote per share on all matters on which shareholders are entitled to vote. Holders of TDS Preferred Shares have such voting rights as may be set forth in the certificate of designation. Except as described above under "Election of Directors," the TDS Articles of Incorporation provide that holders of TDS shares generally vote as a group.

                  Amendments to Charter. Amendments to the Tipton Articles of Incorporation generally require the approval of the holders of a majority of all outstanding Tipton Shares if dissenters' rights are available or, if dissenters' rights are not available, by a majority of the votes cast for or against the amendment. Unless the Iowa Business Corporation Act or the articles of incorporation require a greater vote or a vote by voting groups, an amendment to the TDS Articles of Incorporation must be approved by the affirmative vote of a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights and the affirmative vote of a majority of the votes cast for or opposing the action by every other voting group entitled to vote on the amendment. The TDS Articles of Incorporation generally provide that, except in the election of directors as discussed above, all shareholders vote as one group. However, under the Iowa Business Corporation Act, shareholders are entitled to vote as separate voting groups, if shareholder voting is otherwise required by the Iowa Business Corporation Act, on a proposed amendment to the TDS Articles of Incorporation if such amendment falls into any one of several specified categories of actions. Such specified categories generally include any amendment which alters the number of the authorized shares, designations, rights, preferences or limitations of any class, directly or indirectly. As a result, in the case of an amendment to the TDS Articles of Incorporation on any matter which falls into one of such categories, and on all other matters where a separate class or group vote is required by the TDS Articles of Incorporation, the holders of the TDS Common Shares, TDS Series A Common Shares and TDS Preferred Shares, as the case may be, are entitled to vote as a class or voting group. As a result, no such amendment to the Articles of Incorporation of TDS may be effected without the requisite vote of the holders of shares of each class or voting group entitled to vote separately pursuant to the foregoing requirements, in addition to the requisite vote of the total voting power of the TDS shares.

                  Mergers or Share Exchanges. In general, under Indiana law, a merger or share exchange must be approved by a majority of the holders of Tipton Shares. In general, under Iowa law, unless the articles of incorporation require a greater vote or a vote by voting groups, a merger or share exchange must be approved by each voting group entitled to vote separately on the plan by a majority of all the votes entitled to be cast on the plan by the voting group. The TDS Articles of Incorporation generally provide that, except in the election of directors as discussed above, all shareholders vote as one group. However, under Iowa law, separate voting by voting groups is required on a plan of merger if the plan contains a provision that, if contained in a proposed amendment to the articles of incorporation, would require action by one or more separate voting groups on the proposed amendment and, on a plan of share exchange, by each class or series of shares included in the exchange, with each class or series constituting a separate voting group.

                  Sales of Assets. Under Indiana law, approval by the holders of a majority of the outstanding Tipton Shares would generally be required to authorize the sale of all or substantially all of the property or assets of Tipton. Unless the articles of incorporation require a greater vote or a vote by voting groups, under Iowa law a sale of substantially all assets of TDS would need to be approved by a majority of all the votes entitled to be cast on the transaction by holders of TDS shares. As discussed above, Iowa law may provide for voting by groups in certain circumstances, depending on the terms of the proposed transaction.

                  Dissolutions. Under Indiana law, approval by the holders of a majority of the outstanding Tipton Shares would generally be required to authorize a dissolution of Tipton. Under Iowa law, unless the articles of incorporation require a greater vote or a vote by voting groups, a proposal to dissolve TDS would need to be approved by a majority of all the votes entitled to be cast on that proposal by holders of TDS shares. As discussed above, Iowa law may provide for voting by groups in certain circumstances, depending on the terms of the proposed transaction.

                  The above does not present an exhaustive listing of all such differences and certain differences may exist which may be of significance to particular shareholders. Any such shareholder should refer to the respective Articles of Incorporation and state corporation statutes, which will be provided upon request.


                                  LEGAL MATTERS

                  The validity of the TDS Common Shares offered hereby will be passed upon for TDS by Sidley & Austin, Chicago, Illinois. Walter C.D. Carlson, a director of TDS and a trustee of a voting trust which controls TDS, Michael G. Hron, the Secretary of TDS and of certain TDS subsidiaries, William S. DeCarlo, the Assistant Secretary of TDS and certain TDS subsidiaries, Stephen P. Fitzell, the Secretary of Sub and certain other TDS subsidiaries, and Sherry S. Treston, the Assistant Secretary of certain TDS subsidiaries, are members of that law firm.

                                     EXPERTS

TDS

                  The audited consolidated financial statements and schedules of TDS incorporated by reference in this Proxy Statement-Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports incorporated by reference herein. The combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA Limited Partnership incorporated by reference in this Proxy Statement-Prospectus have been reviewed for compilation by Arthur Andersen LLP, as indicated in their report incorporated by reference herein. Reference is made to this report which includes an explanatory paragraph with respect to uncertainties discussed in
Note 7 of the Notes to Unaudited Combined Financial Statements. The reports of other independent accountants on the underlying financial statements which have been combined are incorporated by reference herein. The financial statements and schedules referred to above have been incorporated by reference in reliance upon the authority of such firms as experts in accounting and auditing in giving said reports.

Tipton

                  The balance sheets of Tipton Telephone Company, Inc. as of December 31, 1994 and 1993 and the statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994 have been audited by Kehlenbrink, Lawrence & Pauckner, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

                      INDEX TO TIPTON FINANCIAL STATEMENTS

Interim Unaudited Statements:


Balance Sheets as of September 30, 1995 and December 31, 1994..............F-2


Statements of Income for the nine month periods ended
       September 30, 1995 and 1994.........................................F-4


Statements of Changes in Shareholders' Equity for the nine
       month periods ended September 30, 1995 and 1994.....................F-5


Statements of Cash Flows for the nine month periods ended
       September 30, 1995 and 1994.........................................F-6

Notes to Financial Statements..............................................F-7



Annual Audited Statements:


Independent Auditor's Report...............................................F-8


Balance Sheets as of December 31, 1994 and 1993............................F-9


Statements of Income for the years ended December 31, 1994, 1993 and 1992..F-11


Statements of Changes in Shareholders' Equity for
       the years ended December 31, 1994, 1993 and 1992....................F-12


Statements of Cash Flows for the years ended
       December 31, 1994, 1993 and 1992....................................F-13


Notes to Financial Statements..............................................F-14

                         TIPTON TELEPHONE COMPANY, INC

                                 BALANCE SHEETS

                                               (Unaudited)
         ASSETS                                 September 30,   December 31,
                                                    1995            1994
CURRENT ASSETS                                 -------------    ------------
     Cash and cash equivalents                 $    402,297    $    163,130
     Temporary cash investments                      26,863          19,478
     Telecommunications accounts receivable,
        net of allowance for doubtful accounts
           of $900 and $-0-, respectively            79,798          60,938
     Other accounts receivable                      416,027         549,035
     Prepaid pension expense                        101,155          66,035
     Interest receivable                                442             442
     Material and supplies - At cost                155,830         109,264
     Prepayments                                     12,170           6,236
     Deferred income tax asset                       12,663          12,663
                                               ------------    ------------

                  Total current assets         $  1,207,245    $    987,221
                                               ------------    ------------


NONCURRENT ASSETS
     Marketable securities - At fair value     $  1,176,603    $  1,025,983
     GTE Mobilnet of Indiana - At cost              783,057         783,057
     Investment in nonregulated facilities,
        net of accumulated depreciation of
           $106,909 and $89,777                     145,692         162,918
     Other investments - At cost                     90,439          92,998
     Unamortized debt issuance expense                1,629           2,035
     Deferred retirements                            66,099          81,346
     Other deferred assets                          332,636         351,465
                                               ------------    ------------

                                               $  2,596,155    $  2,499,802
                                               ------------    ------------


TELECOMMUNICATIONS PLANT
     Telecommunications plant under
        construction                           $    207,210    $    136,526
     Telecommunications plant in service          8,646,210       8,488,675
     Less - Accumulated depreciation             (2,639,953)     (2,361,579)
                                               ------------    ------------

                                               $  6,213,467    $  6,263,622
                                               ------------    ------------

                  Total Assets                 $ 10,016,867    $  9,750,645
                                               ============    ============


          See selected information following these financial statements

                         TIPTON TELEPHONE COMPANY, INC.

                                 BALANCE SHEETS

                                                   (Unaudited)
     LIABILITIES AND SHAREHOLDERS' EQUITY          September 30,   December 31,
                                                       1995            1994
CURRENT LIABILITIES                                ------------    ------------
     Accounts payable                             $    162,053    $    403,140
     Current maturities of long-term debt              119,488         111,200
     Note payable - Bank                               700,000         800,000
     Income taxes payable                               35,783          31,043
     Customer deposits                                  12,032          14,306
     Other accrued taxes                               114,013          90,697
     Accrued wages                                      47,594          23,250
     Accrued interest                                   16,210          17,410
                                                  ------------    ------------

                  Total current liabilities       $  1,207,173    $  1,491,046
                                                  ------------    ------------



LONG-TERM DEBT                                    $    314,641    $    405,322
                                                  ------------    ------------



DEFERRED CREDITS
     Unamortized investment tax credits           $     74,379    $     83,792
     Deferred income taxes                           1,144,982       1,152,344
                                                  ------------    ------------

                                                  $  1,219,361    $  1,236,136
                                                  ------------    ------------


SHAREHOLDERS' EQUITY
     Capital stock, common, par value $50.00
        per share - 1,100 shares authorized
          and issued                              $     55,000    $     55,000
     Retained earnings                               9,982,110       9,434,767
     Net unrealized gain (loss) on
          marketable securities                         15,301         (94,907)
     Less: Cost of 489 shares of treasury stock     (2,776,719)     (2,776,719)
                                                  ------------    ------------

                                                  $  7,275,692    $  6,618,141
                                                  ------------    ------------



                  Total Liabilities and
                  Stockholders' Equity            $ 10,016,867    $  9,750,645
                                                  ============    ============


          See selected information following these financial statements

                         TIPTON TELEPHONE COMPANY, INC.

                              STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                For The Nine Months Ended
                                            September 30,         September 30,
                                                 1995                  1994
                                           ---------------       --------------
OPERATING REVENUES
     Local network services                $      329,903        $      321,599
     Network access services                    2,050,440             1,787,273
     Billing and collection                       187,998               176,127
     Miscellaneous revenues                       131,788               141,037
     Uncollectible revenues                         2,310                 2,281
                                           --------------        --------------

             Total operating revenues      $    2,702,439        $    2,428,317
                                           --------------        --------------

OPERATING EXPENSES
     Plant specific operations             $      210,450        $      253,204
     Plant nonspecific operations                 115,015                93,970
     Depreciation and amortization                316,326               309,583
     Customer operations                          358,035               368,336
     Corporate operations                         519,102               304,772
                                           --------------        --------------

             Total operating expenses      $    1,518,928        $    1,329,865
                                           --------------        --------------

OPERATING TAXES
     Federal income tax                    $      311,839        $      293,523
     State income taxes                            86,346                84,887
     Property taxes                                67,989                64,305
                                           --------------        --------------

             Total operating taxes         $      466,174        $      442,715
                                           --------------        --------------

             Net operating income          $      717,337        $      655,737

NONOPERATING INCOME AND DEDUCTIONS
     Interest and dividend income                  55,424                57,173
     Partnership income                            47,453                90,762
     Other  nonregulated income - Net              12,958                34,855
     Federal and state taxes - Nonoperating       (45,797)              (67,689)
                                           ---------------       --------------

            Income before interest expense $      787,375        $      770,838
                                           --------------        --------------

INTEREST AND RELATED ITEMS
     Interest on long term debt            $       39,132        $       42,147
     Other interest                                47,743                13,382
     Amortization of debt issuance expense            407                   407
                                           --------------        --------------

          Total interest and related items $       87,282        $       55,936
                                           --------------        --------------
            NET INCOME                     $      700,093        $      714,902
                                           ==============        ==============


          See selected information following these financial statements

                         TIPTON TELEPHONE COMPANY, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (UNAUDITED)


                                                                         Net Unrealized
                                       Capital         Retained          Gain (Loss) On           Treasury
                                        Stock          Earnings      Marketable Secutities          Stock
                                   -----------------------------------------------------------------------
Balance, December 31, 1993          $    55,000    $ 8,825,663        $      --                $  (952,608)

Net income                                             714,902

Dividends paid                                        (200,000)

Purchase of 189 shares
      of capital stock                                                                          (1,824,111)

Cumulative effect of accounting
      change, net unrealized loss
      on marketable securities                                             (53,471)
                                    -----------    -----------         -----------             -----------
Balance, September 30, 1994         $    55,000    $ 9,340,565         $   (53,471)            $(2,776,719)
                                    ===========    ===========         ===========             ===========


Balance, December 31, 1994          $    55,000    $ 9,434,767         $   (94,907)            $(2,776,719)

Net income                                             700,093

Dividends paid                                        (152,750)

Change in value of marketable
      securities                                                           110,208
                                    -----------    -----------         -----------             -----------
Balance, September 30, 1995         $    55,000    $ 9,982,110         $    15,301             $(2,776,719)
                                    ===========    ===========         ===========             ===========


                 See selected information following these financial statements

                         TIPTON TELEPHONE COMPANY, INC.

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                     For The Nine Months Ended
                                                    September 30,  September 30,
                                                        1995            1994
                                                   -----------------------------
OPERATING ACTIVITIES
 Net income                                          $   700,093    $   714,902
 Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                        342,644        343,418
    Deferred income taxes                                 11,467         11,467
    Investment tax credits                                (9,413)        (9,413)
      Changes in operating assets and liabilities:
      Accounts receivable                                114,148       (271,298)
      Other current assets                               (87,620)       136,685
      Accounts payable                                  (241,087)       114,093
      Income tax payable                                   4,740        (40,325)
      Other current liabilities                           44,186         29,622
                                                     -----------    -----------
        NET CASH PROVIDED BY
        OPERATING ACTIVITIES                         $   879,158    $ 1,029,151
                                                     -----------    -----------

INVESTING ACTIVITIES
 Additions to plant and equipment, net
   of salvage and cost of removal                    $  (259,610)   $  (436,352)
 Purchase of temporary cash investments                   (7,385)          --
 Maturity of temporary cash investments                     --          142,900
 Purchase of other investments                           (37,853)       (45,355)
                                                     -----------    -----------
        NET CASH USED IN
        INVESTING ACTIVITIES                         $  (304,848)   $  (338,807)
                                                     -----------    -----------

FINANCING ACTIVITIES
 Bank loan                                           $  (100,000)   $   800,000
 Principal payments on long term debt                    (82,393)       (74,864)
 Dividends paid                                         (152,750)      (200,000)
 Purchase of treasury stock                                 --       (1,824,111)
                                                     -----------    -----------
         NET CASH USED IN
         FINANCING ACTIVITIES                        $  (335,143)   $(1,298,975)
                                                     -----------    -----------

INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS                                 $   239,167    $  (608,631)


CASH AND CASH EQUIVALENTS
AT BEGINNING OF YEAR                                     163,130      1,059,451
                                                     -----------    -----------

CASH AND CASH EQUIVALENTS
AT END OF YEAR                                   $       402,297    $   450,820
                                                 ===============    ===========


          See selected information following these financial statements

                         TIPTON TELEPHONE COMPANY, INC.

                     SELECTED INFORMATION-SUBSTANTIALLY ALL
                   DISCLOSURES REQUIRED BY GENERALLY ACCEPTED
                     ACCOUNTING PRINCIPLES ARE NOT INCLUDED

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994




NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management of Tipton Telephone Company, Inc. (the Company), all adjustments considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1995, are not necessarily indicative of the results that may be expected for the year ended December 31, 1995. For further information, refer to the annual December 31, 1994, financial statements and notes thereto.


NOTE 2 - PROPOSED MERGER

On February 5, 1996, the Board of Directors of Tipton Telephone Company, Inc. met and approved a merger agreement ("Merger Agreement") with Telephone and Data Systems, Inc. ("TDS") and TDS- Tipton Acquisition Corp., a wholly owned subsidiary of TDS ("Sub"). An affirmative vote of the holders of a majority of the outstanding shares of the Company's stock is required to approve the Merger Agreement, as amended. In addition, the merger is subject to approval by the Indiana Regulatory Commission and the Federal Communications Commission. The Merger Agreement, as amended, includes certain other closing conditions precedent to consummation of the transaction.

                          INDEPENDENT AUDITOR'S REPORT












To the Board of Directors
Tipton Telephone Company, Inc.


              We have audited the accompanying balance sheets of Tipton Telephone Company, Inc. as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows for the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

              We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

              In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tipton Telephone Company, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.



Kehlenbrink, Lawrence & Pauckner
Indianapolis, Indiana

February 23, 1995

                         TIPTON TELEPHONE COMPANY, INC.

                                 BALANCE SHEETS



         ASSETS                                     December 31,    December 31,
                                                        1994            1993
                                                   -------------   -------------
CURRENT ASSETS
  Cash and cash equivalents                        $    163,130    $  1,059,451
  Temporary cash investments                             19,478         168,246
  Telecommunications accounts receivable,
     net of allowance for doubtful accounts
     of $0 and $20,575, respectively                     60,938          28,501
  Other accounts receivable                             549,035         309,450
  Prepaid pension expense                                66,035         133,725
  Interest receivable                                       442            --
  Material and supplies - At cost                       109,264         123,064
  Prepayments                                             6,236          11,740
  Deferred income tax                                    12,663          12,273
                                                   ------------    ------------

                  Total current assets             $    987,221    $  1,846,450
                                                   ------------    ------------


NONCURRENT ASSETS
  Marketable securities - At fair value
    in 1994 and at cost in 1993                    $  1,025,983    $  1,054,659
  GTE Mobilnet of Indiana - At cost                     783,057         783,057
  Investment in nonregulated facilities,
     net of accumulated depreciation of
       $89,777 and $140,191                             162,918         203,363
  Other investments - At cost                            92,998          70,266
  Unamortized debt issuance expense                       2,035           2,578
  Deferred retirements                                   81,346         101,682
  Other deferred assets                                 351,465         376,570
                                                   ------------    ------------

                                                   $  2,499,802    $  2,592,175
                                                   ------------    ------------


TELECOMMUNICATIONS PLANT
  Telecommunications plant under
     construction                                  $    136,526    $    203,072
  Telecommunications plant in service                 8,488,675       7,640,411
  Less - Accumulated depreciation                    (2,361,579)     (2,099,582)
                                                   ------------    ------------

                                                   $  6,263,622    $  5,743,901
                                                   ------------    ------------

                  Total Assets                     $  9,750,645    $ 10,182,526
                                                   ============    ============

              The accompanying notes are an integral part of these
                             financial statements.

                         TIPTON TELEPHONE COMPANY, INC.

                                 BALANCE SHEETS



LIABILITIES AND SHAREHOLDERS' EQUITY                December 31,   December 31,
                                                        1994           1993
                                                    -----------    ------------
CURRENT LIABILITIES
  Accounts payable                                 $    403,140    $    142,445
  Current maturities of long-term debt                  111,200         101,038
  Note payable - Bank                                   800,000            --
  Income taxes payable                                   31,043         109,393
  Customer deposits                                      14,306          14,121
  Other accrued taxes                                    90,697          88,083
  Accrued wages                                          23,250          24,852
  Accrued interest                                       17,410          11,824
                                                   ------------    ------------

               Total current liabilities           $  1,491,046    $    491,756
                                                   ------------    ------------


LONG-TERM DEBT                                     $    405,322    $    516,522
                                                   ------------    ------------



DEFERRED CREDITS
  Unamortized investment tax credits               $     83,792    $     96,343
  Deferred income taxes                               1,152,344       1,149,850
                                                   ------------    ------------

                                                   $  1,236,136    $  1,246,193
                                                   ------------    ------------



SHAREHOLDERS' EQUITY
  Capital stock, common, par value $50.00
     per share - 1,100 shares authorized
        and issued                                 $     55,000    $     55,000
  Retained earnings                                   9,434,767       8,825,663
  Net unrealized loss on marketable securities          (94,907)           --
  Less: Cost of 489 shares and 300 shares of
     treasury stock in 1994 and 1993 respectively    (2,776,719)       (952,608)
                                                   ------------    ------------

                                                   $  6,618,141    $  7,928,055
                                                   ------------    ------------



               Total Liabilities and
               Shareholders' Equity                $  9,750,645    $ 10,182,526
                                                   ============    ============

   The accompanying notes are an integral part of these financial statements.


                         TIPTON TELEPHONE COMPANY, INC.

                              STATEMENTS OF INCOME


                                                               For The Years Ended
                                                  December 31,    December 31,   December 31,
                                                       1994            1993          1992
                                                  -----------    -----------    -------------
OPERATING REVENUES
 Local network services                           $   429,674    $   411,953    $   413,547
 Network access services                            2,340,137      2,250,694      2,043,907
 Billing and collection                               243,536        230,327        262,324
 Miscellaneous revenues                               174,748        132,481        103,893
 Uncollectible revenues (expense)                       1,187         (1,205)        (1,200)
                                                  -----------    -----------    -----------

              Total operating revenues            $ 3,189,282    $ 3,024,250    $ 2,822,471
                                                  -----------    -----------    -----------

OPERATING EXPENSES
  Plant specific operations                       $   326,315    $   313,659    $   324,914
  Plant nonspecific operations                        121,580         82,193         82,578
  Depreciation and amortization                       426,081        359,811        337,272
  Customer operations                                 471,749        490,207        444,810
  Corporate operations                                428,192        295,266        245,071
                                                  -----------    -----------    -----------

               Total operating expenses           $ 1,773,917    $ 1,541,136    $ 1,434,645
                                                  -----------    -----------    -----------

OPERATING TAXES
  Federal income tax                              $   360,498    $   420,342    $   374,938
  State income taxes                                  105,478         96,565         95,103
  Property taxes                                       89,768         85,752         91,586
                                                  -----------    -----------    -----------

               Total operating taxes              $   555,744    $   602,659    $   561,627
                                                  -----------    -----------    -----------

               Net operating income               $   859,621    $   880,455    $   826,199

NONOPERATING INCOME AND DEDUCTIONS
  Interest and dividend income                         85,849        103,286         81,933
  Partnership income                                  181,022        133,614         89,503
  Other  nonregulated income - Net                     15,906          6,846         21,692
  Federal and state income taxes - Nonoperating       (90,253)      (102,181)       (74,335)
                                                  -----------    -----------    -----------

               Income before interest expense     $ 1,052,145    $ 1,022,020    $   944,992
                                                  -----------    -----------    -----------

INTEREST AND RELATED ITEMS
  Interest on long term debt                      $    54,376    $    64,382    $    72,607
  Other interest                                       35,372            754          1,250
  Amortization of debt issuance expense                   543            543            543
                                                  -----------    -----------    -----------

               Total interest and related items   $    90,291    $    65,679    $    74,400
                                                  -----------    -----------    -----------

NET INCOME                                        $   961,854    $   956,341    $   870,592
                                                  ===========    ===========    ===========

EARNINGS PER SHARE                                $  1,381.10    $  1,195.43    $  1,088.24
                                                  ===========    ===========    ===========


     The accompanying notes are an integral part of these financial statements.


                         TIPTON TELEPHONE COMPANY, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                 Net Unrealized
                                                                   Loss On
                                      Capital      Retained        Marketable     Treasury
                                       Stock       Earnings        Secutities       Stock
                                   -----------    -----------   -------------   -----------
Balance, December 31, 1991         $    55,000    $ 7,698,730   $      --      $  (952,608)

Net income                                            870,592

Dividends paid - $375 per share                      (300,000)
                                   -----------    -----------   ------------   -----------


Balance, December 31, 1992         $    55,000    $ 8,269,322   $      --      $  (952,608)

Net income                                            956,341

Dividends paid - $500 per share                      (400,000)
                                   -----------    -----------   ------------   -----------


Balance, December 31, 1993         $    55,000    $ 8,825,663   $      --      $  (952,608)

Net income                                            961,854

Dividends paid - $500 per share                      (352,750)

Purchase of 189 shares
     of capital stock                                                           (1,824,111)

Cumulative effect of accounting
     change, net unrealized loss
     on marketable securities                                      (94,907)
                                   -----------    -----------   ------------   -----------


Balance, December 31, 1994         $    55,000    $ 9,434,767   $   (94,907)   $(2,776,719)
                                   ===========    ===========   ===========    ===========



   The accompanying notes are an integral part of these financial statements.


                         TIPTON TELEPHONE COMPANY, INC.

                            STATEMENTS OF CASH FLOWS


                                                           For The Years Ended
                                                      December 31,   December 31,   December 31,
                                                          1994           1993           1992
                                                      ------------   ------------   ------------
OPERATING ACTIVITIES
 Net income                                          $   961,854    $   956,341    $   870,592
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                         469,063        404,770        380,016
   Deferred income taxes                                  27,209         61,172         60,410
   Investment tax credits                                (12,551)       (12,550)       (12,551)
   (Gain) on disposal of leased equipment                   --             --             (457)
      Changes in operating assets and liabilities:
      Accounts receivable                               (272,022)         8,322         28,211
      Other current assets                                86,552        (64,370)        (9,450)
      Accounts payable                                   260,695         33,414       (173,847)
      Income tax payable                                 (78,350)        69,932        (84,223)
      Other current liabilities                            6,783         (3,876)       (90,484)
                                                     -----------    -----------    -----------
           NET CASH PROVIDED BY
           OPERATING ACTIVITIES                      $ 1,449,233    $ 1,453,155    $   968,217
                                                     -----------    -----------    -----------

INVESTING ACTIVITIES
 Additions to plant and equipment, net
   of salvage and cost of removal                    $  (927,460)   $  (505,171)   $  (569,518)
 Investment in GTE Limited Partnership                      --             --          (39,234)
 Purchase of temporary cash investments                     (128)          --         (605,508)
 Maturity of temporary cash investments                  143,959        124,185      1,183,065
 Purchase of other investments                           (84,026)      (305,775)      (791,652)
 Proceeds from sale of leased equipment                     --             --              936
 Proceeds from sale of investments                          --             --            5,000
                                                     -----------    -----------    -----------
           NET CASH USED IN
           INVESTING ACTIVITIES                      $  (867,655)   $  (686,761)   $  (816,911)
                                                     -----------    -----------    -----------

FINANCING ACTIVITIES
 Bank loan                                           $   800,000    $      --      $      --
 Principal payments on long term debt                   (101,038)       (91,803)       (83,414)
 Dividends paid                                         (352,750)      (400,000)      (300,000)
 Purchase of treasury stock                           (1,824,111)          --             --
                                                     -----------    -----------    -----------
           NET CASH USED IN
           FINANCING ACTIVITIES                      $(1,477,899)   $  (491,803)   $  (383,414)
                                                     -----------    -----------    -----------

INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS                                 $  (896,321)   $   274,591    $  (232,108)

CASH AND CASH EQUIVALENTS
AT BEGINNING OF YEAR                                   1,059,451        784,860      1,016,968
                                                     -----------    -----------    -----------


CASH AND CASH EQUIVALENTS AT END OF YEAR             $   163,130    $ 1,059,451    $   784,860
                                                     ===========    ===========    ===========

                 The accompanying notes are an integral part of
                          these financial statements.

                         TIPTON TELEPHONE COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1994


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company conform to generally accepted accounting principles and reflect practices appropriate to the telephone industry. The accounting records of the Company are maintained in accordance with the uniform system of accounts prescribed by the Federal Communications Commission.

CASH EQUIVALENTS:

For purposes of the statement of cash flows, the company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Income taxes and interest paid were $619,200 and $84,163 in 1994, $500,535 and $64,890 in 1993, and $574,700 and $73,992 in 1992,
respectively.

TELEPHONE PLANT:

Telephone plant is stated at original cost and includes expenditures for items which substantially increase the useful lives of the property, building and equipment. Renewals and betterments of units of property are charged to telephone plant in service. The original cost of depreciable property retired, together with removal cost less any salvage realized is charged to accumulated depreciation. No gain or loss is recognized in connection with ordinary retirements of depreciable property. Maintenance, repairs and minor renewals are expensed as incurred.

Depreciation on telephone plant for financial statement purposes is computed by the use of the straight-line method which is estimated to allocate the cost of depreciable plant equally over its estimated service life. The annual composite rate was 5.24 % in 1994, 4.63% in 1993 and 4.65% in 1992. For income tax purposes, depreciation is computed by the use of accelerated methods. Deferred taxes are provided on the difference between depreciation for financial reporting purposes and income tax purposes. Investment tax credits resulting from investments in telephone plant and equipment prior to January 1, 1986, have been deferred and are being amortized to income over the service lives of the related property.

TELEPHONE PLANT IN SERVICE:

The major classes of property are listed below:
                                                        1994             1993
                                                     ----------       ----------

Land and buildings                                   $1,871,372       $1,857,650
Central office equipment                              2,708,862        2,078,000
Telephone distribution plant                          3,196,651        3,048,225
Furniture and office equipment                          119,350          117,935
General purpose computers                                53,738           49,437
Vehicles and other work equipment                       538,702          489,164
                                                 --------------   --------------
    Total                                        $    8,488,675   $    7,640,411
                                                 ==============   ==============

REVENUES:

All local and access revenues are recognized in the period in which they are earned regardless of the period in which they are billed.

INVESTMENTS:

Investments which are not readily marketable are valued at cost.

OTHER ASSETS:

Debt issuance expense is being amortized over the life of the respective debt issue on a straight-line basis.

Materials and supplies are valued at average cost.

Retirements of telephone plant which have not reached their estimated service life have been deferred for financial reporting purposes and are being amortized over a ten year period. For income tax purposes, the plant was expensed in the year retired.

EARNINGS PER SHARE

Earnings per share have been calculated by dividing net income by the weighted average number of shares outstanding during each year. The weighted average shares outstanding was 696.44 shares for 1994 and 800 shares for 1993 and 1992


NOTE 2 - OTHER ACCOUNTS RECEIVABLE

The Company's business acitivity consists of providing local telephone service to customers residing in central Indiana and connecting various long distance telephone carriers to said customers. Receivables from long distance carriers as of December 31, 1994 and 1993 were unsecured and totaled $510,858 and $247,756, respectively.


NOTE 3 - INVESTMENTS IN MARKETABLE SECURITIES

In 1994, the Company adopted the provisions of SFAS 115 - Accounting for Certain Investments in Debt and Equity Securities. Under the provisions of SFAS 115, all securities classified as available-for- sale are reported at fair value. The unrealized gain or loss on these securities is reported as a separate component of shareholders' equity. Investments which are expected to be held until maturity are reported at cost. A summary of the investments follows:

                                               Fair                   Unrealized
                                              Value         Cost      Gain(Loss)
                                          ------------  ------------  ----------
Investments available for sale - 1994
 Mutual Funds                             $   827,283    $   890,890   $(63,607)
  Preferred stocks                            198,700        230,000    (31,300)
                                          -----------   ------------   ---------
       Total                               $1,025,983     $1,120,890   $(94,907)
                                           ==========     ==========   =========


Investments available for sale - 1993
 Mutual funds                             $   826,972    $   824,659   $  2,313
 Preferred stocks                             231,150        230,000      1,150
                                         ------------   ------------   ---------
       TOTAL                               $1,058,122     $1,054,659   $  3,463
                                           ==========     ==========   ========

Shareholders'   equity  for  1994  includes  an   unrealized   holding  loss  on
available-for-sale securities of $94,907.


NOTE 4 - PENSION PLAN

Substantially all employees of the Company are covered by a defined benefit noncontributory pension plan. The plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with the Company and compensation rates near retirement. Contributions to the plan reflect benefits attributed to employees' service to date, as well as service expected to be earned in the future. Plan assets are invested with Farmers Loan & Trust.

Pension expense for 1994, 1993 and 1992 include the following components:

                                               1994          1993         1992
                                          ------------   ----------   ----------

Service cost of current period              $  74,238    $  73,053    $  52,635
Interest cost on projected
  benefit obligation                          111,932      108,575       98,157
Actual (return) loss on market value
  of assets                                    34,200     (105,374)    (171,128)
Net amortization and deferral                (146,365)      16,825       90,998
                                            ---------    ---------    ---------

   Pension expense                          $  74,005    $  93,079    $  70,662
                                            =========    =========    =========

The following sets forth the funded status of the plan and the amount shown in the accompanying balance sheets at December 31, 1994 and 1993:

                                                        1994            1993
                                                     -----------    -----------
Actuarial present value of benefit obligations:
 Vested benefits                                     $   788,231    $ 1,291,636
 Nonvested benefits                                       36,210         39,288
                                                     -----------    -----------
 Accumulated benefit obligation                      $   824,441    $ 1,330,924
 Effect of anticipated future
   compensation increases                                209,960        291,635
                                                     -----------    -----------
 Projected benefit obligation                        $ 1,034,401    $ 1,622,559
 Less plan assets at fair market value                   929,290      1,571,888
                                                     -----------    -----------
 Unfunded excess of projected benefit
   obligation over plan assets                       $   105,111    $    50,671
                                                     ===========    ===========

The unfunded excess consists of the following:
 Unrecognized net obligation at
   12/31/88 transition                               $    29,321    $    32,579
 Unrecognized net (gain) loss                            (11,536)       (17,651)
 Prepaid pension expense included
   in the balance sheets                                 (66,035)      (133,725)
 Unrecognized prior service cost                         153,361        169,468
                                                     -----------    -----------

                                                     $   105,111    $    50,671
                                                     ===========    ===========

The weighted average discount rate used to measure the projected benefit obligation is 8.75%, the rate of increase in future compensation levels is 3.50% and the expected long-term rate of return on assets is 8%. The initial amount of the unrecognized net obligation is being amortized on a straight-line basis over a fifteen year period.


NOTE 5 - LONG TERM DEBT

Long term debt consists of a mortgage note payable to the Louisville Bank for Cooperatives.

                                                        1994             1993
                                                    -----------       ----------
9.75% Note payable, principal
payable in quarterly install-
ments with interest being paid
monthly.  Secured by all
present and future switching
equipment hardware and software                        $516,522         $617,560

Less current maturities                                 111,200          101,038
                                                       --------         --------

                                                       $405,322         $516,522
                                                       ========         ========

Following are maturities of long-term debt for each of the next four years:


                     Year                                 Amount
                    ------                               --------
                     1995                            $    111,200
                     1996                                 122,386
                     1997                                 134,695
                     1998                                 148,241


As of December 31, 1994, the Company had borrowed $800,000 on a $1,750,000 line of credit with the National Bank for Cooperatives. The loan has an interest rate of 8.5 % and matures on December 1, 1995. The loan agreement requires a long term debt-to-equity ratio be maintained of not greater than .5 to 1 and restricts the amount of certain types of loans and investments. The Corporation is in compliance with these loan requirements.


NOTE 6 - GTE MOBILNET OF INDIANA LIMITED PARTNERSHIP

The Company has a 1.29% interest in the GTE Mobilnet of Indiana Limited Partnership. The partnership provides cellular telephone service to Indianapolis and other smaller cities in Indiana. For financial purposes, the partnership investment is carried at cost and income is recognized equal to cash distributions received which are not in excess of partnership earnings. Deferred taxes are provided for differences between tax and book income. The fair market value of the partnership interest may differ significantly from the carrying value, however, a reasonable estimate of fair market value could not be made without incurring excessive costs.


NOTE 7 - OTHER INVESTMENTS

A detail of other investments is as follows:

                                                              AT COST

                                                  1994                    1993
                                             ---------------         -----------

  Certificate of deposit, 4.65%,
     matures 8-16-96                        $        5,868          $     --
  National Bank for Cooperatives
     Class A and B stock                            87,130               70,266
                                            --------------          ------------

                                            $       92,998          $    70,266
                                            ==============          ============


NOTE 8 - INCOME TAXES

During 1993, the Company adopted Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes", which changed the criteria for measuring the provision for income taxes and recognizing deferred tax assets and liabilities on the balance sheet. The adoption of SFAS 109 resulted in the establishment of a regulatory asset and liability to recognize the future effects of ratemaking activities. As a result of establishing the regulatory asset and liability, the adoption of SFAS 109 had no material effect on the income statement. The regulatory asset and liability had the following year end balances:

                                            December 31,          December 31,
                                                1994                  1993
                                        ---------------       ---------------
 Regulatory asset                       $       351,465       $       376,570
                                        ---------------       ---------------
 Regulatory liability (Deferred tax)    $       137,459       $       147,277
                                        ---------------       ---------------

The regulatory asset and liability are being amortized over sixteen years.

The Company's net deferred tax asset and liability consists of the following:

                                                   December 31,    December 31,
                                                       1994            1993
                                                   ------------     ------------
Deferred tax asset:
    Current
       Property taxes                               $    12,663      $    12,273
                                                    ===========      ===========

Deferred tax liability:
    Noncurrent
       Depreciation                                 $   942,494      $   901,264
       Partnership investment                            14,746            5,655
       Extraordinary retirement                          31,817           39,771
       Pension                                           25,828           55,883
       Regulatory asset                                 137,459          147,277
       Marketable securities                            (37,121)            --
                                                    -----------      -----------

                                                    $ 1,115,223      $ 1,149,850

       Valuation Allowance                               37,121             --
                                                    -----------      -----------

             Gross deferred tax liability           $ 1,152,344      $ 1,149,850
                                                    ===========      ===========

Components of income tax expense are as follows:


                        1994                 1993                  1992
                 -----------------     ----------------      ----------------

                Federal     State     Federal      State     Federal     State
Current        $ 427,147  $ 114,423  $ 452,546  $ 117,921  $ 391,613  $ 103,190
Deferred          17,840      9,369     43,297     17,875     53,057      7,353
Deferred ITC     (12,550)       --     (12,551)      --      (10,837)       --
               ---------  ---------  ---------  ---------  ---------  ---------
     Total     $ 432,437  $ 123,792  $ 483,292  $ 135,796  $ 433,833  $ 110,543
               =========  =========  =========  =========  =========  =========

The effective income tax rate differs from the federal statutory rate of 34% due to the following factors:

                                            1994       1993       1992
                                           ------     ------     ------

Statutory federal income tax rate           34.0%      34.0%      34.0%
State income taxes net of federal tax        5.4        5.7        5.2
benefit
Nontaxable income                           (1.2)      (1.0)       (.6)
Amortization of investment credits           (.8)       (.8)       (.8)
Other differences                            (.8)       1.4         .7
                                          ------     ------     ------
         Effective tax rate                 36.6%      39.3%      38.5%
                                          ======     ======     ======


NOTE 9 - RELATED PARTY TRANSACTION

Electrical work in connection with construction of new facilities and the remodeling of existing facilities was awarded to a company owned by a family member of the General Manager. Payments during 1994 totaled $33,445.

                                                                         ANNEX A












                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         TIPTON TELEPHONE COMPANY, INC.,

                             AN INDIANA CORPORATION,

              TDS-TIPTON ACQUISITION CORP., AN INDIANA CORPORATION

                                       AND

                        TELEPHONE AND DATA SYSTEMS, INC.,

                               AN IOWA CORPORATION







                              DATED FEBRUARY 5, 1996

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   THE MERGER

Section 1.1   The Merger.....................................................1
              ----------
Section 1.2   Terms of the Merger............................................2
              -------------------
Section 1.3   Effective Date and Time of Merger..............................3
              ---------------------------------
Section 1.4   Articles of Incorporation; By-laws;
              ----------------------------------
              Directors and Officers.........................................3
              ----------------------
                                   ARTICLE II
                                     CLOSING

Section 2.1   Closing........................................................4
              -------
Section 2.2   Deliveries by Tipton...........................................4
              --------------------
Section 2.3   Deliveries by Buyer and Sub....................................4
              ---------------------------
Section 2.4   Filing of Articles of Merger...................................5
              ----------------------------
Section 2.5   Amendment of Tipton Articles of
              -------------------------------
              Incorporation..................................................5
              -------------
Section 2.6   Further Assurances.............................................5
              ------------------

                                   ARTICLE III
                         MERGER PROVISIONS AND EXPENSES

Section 3.1   Merger Procedure...............................................5
              ----------------
Section 3.2   Dissenting Shares..............................................7
              -----------------
Section 3.3   Expenses.......................................................7
              --------

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF TIPTON

Section 4.1   Organization and Capital Structure of
              -------------------------------------
              Tipton.........................................................8
              ------
Section 4.2   Subsidiaries and Investments...................................8
              ----------------------------
Section 4.3   Valid and Binding Agreement....................................8
              ---------------------------
Section 4.4   No Violation...................................................9
              ------------
Section 4.5   Consents and Approvals.........................................9
              ----------------------
Section 4.6   Financial Statements...........................................9
              --------------------
Section 4.7   Absence of Certain Changes or Events..........................10
              ------------------------------------
Section 4.8   Employee Benefit Plans........................................10
              ----------------------
Section 4.9   Compliance with Law...........................................11
              -------------------
Section 4.10  Litigation, Claims............................................11
              ------------------
Section 4.11  Contracts and Commitments.....................................11
              -------------------------
Section 4.12  Insurance.....................................................12
              ---------
Section 4.13  Employee Relations............................................12
              ------------------
Section 4.14  Governmental Authorizations...................................12
              ---------------------------
Section 4.15  Broker's or Finder's Fees.....................................12
              -------------------------

                                                                           Page

Section 4.16  Registration Statement and Prospectus.........................13
              -------------------------------------
Section 4.17  Assets of Tipton..............................................13
              ----------------
Section 4.18  Real Estate...................................................13
              -----------
Section 4.19  Undisclosed Liabilities.......................................13
              -----------------------
Section 4.20  Taxes.........................................................14
              -----
Section 4.21  Environmental Conditions......................................15
              ------------------------
Section 4.22  No Omissions..................................................15
              ------------
Section 4.23  Disclaimer of Other Representations and
              ---------------------------------------
              Warranties; Schedules.........................................16
              ---------------------

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

Section 5.1   Organization, Standing and Power..............................17
              --------------------------------
Section 5.2   Valid and Binding Agreements..................................17
              ----------------------------
Section 5.3   No Violation..................................................17
              ------------
Section 5.4   Consents and Approvals........................................17
              ----------------------
Section 5.5   Broker's or Finder's Fees.....................................17
              -------------------------
Section 5.6   Financial Ability to Perform..................................18
              ----------------------------
Section 5.7   Absence of Certain Changes or Events..........................18
              ------------------------------------
Section 5.8   Capitalization of Each of Buyer and Sub.......................18
              ---------------------------------------
Section 5.9   Documents Filed with the SEC..................................19
              ----------------------------
Section 5.10  Registration Statement and Prospectus.........................19
              -------------------------------------
Section 5.11  Compliance with Law...........................................20
              -------------------
Section 5.12  Governmental Authorizations...................................20
              ---------------------------
Section 5.13  No Omissions..................................................20
              ------------

                                   ARTICLE VI
                                    COVENANTS

Section 6.1   Compliance with Law...........................................20
              -------------------
Section 6.2   Operation of Business Prior to Closing........................21
              --------------------------------------
Section 6.3   Access........................................................22
              ------
Section 6.4   Advice of Change..............................................22
              ----------------
Section 6.5   Employee Matters..............................................22
              ----------------
Section 6.6   Non-Solicitation..............................................24
              ----------------
Section 6.7   Announcements.................................................24
              -------------
Section 6.8   Tipton Shareholders' Meeting..................................24
              ----------------------------
Section 6.9   Best Efforts..................................................25
              ------------
Section 6.10  Registration Statement; Blue Sky..............................25
              --------------------------------

                                   ARTICLE VII
              CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SUB

Section 7.1   Representations and Warranties................................25
              ------------------------------
Section 7.2   Covenants, Agreements and Conditions..........................25
              ------------------------------------
Section 7.3   Certificate of Secretary of Tipton............................26
              ----------------------------------
Section 7.4   No Material Adverse Change....................................26
              --------------------------

                                                                            Page

Section 7.5   Shareholder Approval..........................................26
              --------------------
Section 7.6   No Injunction.................................................26
              -------------
Section 7.7   Governmental Approvals........................................26
              ----------------------
Section 7.8   Legal Opinions................................................27
              --------------
Section 7.9   Registration Statement; Blue Sky Matters......................28
              ----------------------------------------
Section 7.10  Due Diligence.................................................28
              -------------
Section 7.11  Dissenting Shares.............................................28
              -----------------
Section 7.12  Deliveries....................................................28
              ----------

                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF TIPTON

Section 8.1   Representations and Warranties................................28
              ------------------------------
Section 8.2   Covenants, Agreements and Conditions..........................28
              ------------------------------------
Section 8.3   Certificate of Secretary of Buyer and
              -------------------------------------
              Sub...........................................................29
              ---
Section 8.4   No Injunction.................................................29
              -------------
Section 8.5   Shareholder Approval..........................................29
              --------------------
Section 8.6   Governmental Approvals........................................29
              ----------------------
Section 8.7   Legal Opinions................................................29
              --------------
Section 8.8   No Material Adverse Change....................................31
              --------------------------
Section 8.9   Registration Statement; Blue Sky Matters......................31
              ----------------------------------------
Section 8.10  Dissenting Shares.............................................31
              -----------------
Section 8.11  Deliveries....................................................31
              ----------

                                   ARTICLE IX
                               ADDITIONAL MATTERS

Section 9.1   Limited Survival of Representations,
              ------------------------------------
              Warranties and Agreements.....................................31
              -------------------------
Section 9.2   Indemnification...............................................32
              ---------------
Section 9.3   Taxes.........................................................32
              -----

                                    ARTICLE X
                                   TERMINATION

Section 10.1  Methods of Termination........................................33
              ----------------------
Section 10.2  Procedure Upon Termination....................................33
              --------------------------

                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.1  Notices.......................................................33
              -------
Section 11.2  Governing Law and Dispute Resolution..........................34
              ------------------------------------
Section 11.3  Modification; Waiver..........................................35
              --------------------
Section 11.4  Entire Agreement..............................................35
              ----------------
Section 11.5  Assignment; Successors and Assigns............................35
              ----------------------------------
Section 11.6  Severability..................................................35
              ------------

                                                                            Page

Section 11.7  Third Party Beneficiaries.....................................35
              -------------------------
Section 11.8  Execution in Counterparts.....................................36
              -------------------------
Section 11.9  Headings; References..........................................36
              --------------------
Section 11.10 Knowledge of Tipton...........................................36
              -------------------




                                LIST OF SCHEDULES


Schedule 4.1                        List of Tipton Shareholders
Schedule 4.2                        Subsidiaries and Investments
Schedule 4.5                        Consents and Approvals
Schedule 4.7                        Certain Events or Changes
Schedule 4.8(a)                     Employee Benefit Plans
Schedule 4.8(b)                     Employees
Schedule 4.10                       Litigation, Claims
Schedule 4.11                       Contracts and Commitments
Schedule 4.12                       Insurance
Schedule 4.17                       Liens
Schedule 4.18                       Real Estate
Schedule 4.20                       Taxes
Schedule 4.21                       Environmental Conditions
Schedule 5.4                        Consents and Approvals
Schedule 5.7                        Certain Events or Changes
Schedule 7.10                       Due Diligence

                          AGREEMENT AND PLAN OF MERGER

                  THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of February 5, 1996 and is entered into by and among Telephone and Data Systems, Inc., an Iowa corporation ("Buyer"), TDS-Tipton Acquisition Corp., an Indiana corporation ("Sub"), and Tipton Telephone Company, Inc., an Indiana corporation ("Tipton").

                                    RECITALS:

                  A. The parties to this Agreement desire to consummate a merger transaction (the "Merger") pursuant to which Buyer will acquire all of the issued and outstanding shares of the capital stock of Tipton by the Merger of Sub with and into Tipton (Sub and Tipton shall sometimes be referred to herein as the "Constituent Corporations").

                  B. The board of directors of Tipton has authorized, adopted and approved the Merger upon the terms and conditions contained herein and in the form of this Agreement and has resolved to recommend to the shareholders of Tipton that they approve this Agreement and the Merger.

                  C. The board of directors of Buyer and Sub have authorized, adopted and approved this Agreement and the Merger.

                  D. For federal income tax purposes, the parties hereto intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the premises and of the representations, warranties and covenants which are made and to be performed by the respective parties, it is hereby agreed as follows:

                                    ARTICLE I
                                   THE MERGER

                  Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Time of Merger (as defined below), Sub shall be merged with and into Tipton and the separate existence of Sub shall thereupon cease. The name of Tipton, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger remain "Tipton Telephone Company, Inc." The Merger shall have the effect set forth in Sections 23-1- 40-1 through 7 of the Indiana Business Corporation Law; the Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of the Constituent Corporations, and all obligations belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving
Corporation without further act or deed; title to any real estate or any interest in the real estate vested in either Constituent Corporation shall not revert or in any way be impaired by reason of the Merger; the Surviving Corporation shall thenceforth be liable for all the pre-existing obligations of each Constituent Corporation, including liability to dissenting shareholders. The parties intend the Merger to qualify as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                  Section 1.2              Terms of the Merger.

                  (a) At the Time of Merger (as defined in Section 1.3), except as set forth below:

                  (i) all issued and outstanding shares of common stock, without par value, of Sub, shall be converted into 100 validly issued, fully paid and nonassessable shares of common stock, par value $50.00 per share, of the Surviving Corporation;

             (ii) each share of the common stock, par value $50.00 per share, which is in the treasury of Tipton shall be cancelled; and

            (iii) each share of the common stock, par value $50.00 per share, of Tipton which is issued and outstanding immediately prior to the Time of Merger (collectively, the "Tipton Common Stock") shall be converted into the right to receive the number of common shares, $1.00 par value per share, of Buyer ("Buyer Stock") which is equal to the Exchange Factor (as defined below), plus the right to receive a cash payment in lieu of a fractional share, as provided below. For purposes of this Agreement, the "Exchange Factor" shall be a number equal to the Purchase Price divided by 611. The Purchase Price shall be that number of shares of Buyer Stock equal to $18,330,000 divided by the Merger Price (as defined below). For purposes of this Agreement, the Merger Price shall equal the mean average per share closing price of Buyer Stock as reported on the American Stock Exchange Composite Tape for the 20 successive trading days ending with the trading day which is five trading days prior to the Closing Date (as defined in Section 2.1).

                  (b) If, after the date hereof and prior to the Time of Merger (as defined in Section 1.3), Buyer shall have declared a stock split (including a reverse split) of Buyer Stock or a dividend payable in Buyer Stock, or any other distribution to holders of Buyer Stock with respect to their Buyer Stock (including without limitation such a distribution made in connection with a merger, consolidation, reorganization or other business combination) other than regularly declared quarterly cash dividends, then the number of shares of Buyer Stock to be issued upon exchange of a share of Tipton Common Stock shall be appropriately adjusted (pursuant to the appropriate adjustment of all relevant share amounts and all relevant dollar amounts) to reflect such stock split, dividend or other distribution.

                  (c) No fractional share of Buyer Stock shall be issued in the Merger. If the aggregate number of shares of Buyer Stock a given exchanging shareholder is entitled to receive pursuant to this Agreement is not a whole number, such shareholder shall be entitled to receive a number of shares of Buyer Stock equal to the next lower whole number and a cash payment in an amount equal to the product of (i) the fractional interest of a share of Buyer Stock to which such holder otherwise would have been entitled, and (ii) the Merger Price.

                  (d) For purposes of this Agreement, the shares of Buyer Stock and the cash payments in lieu of fractional shares of Buyer Stock ("Fractional Share Payments") to be received by the holders of Tipton Common Stock shall be referred to as the "Merger Consideration."

                  Section 1.3 Effective Date and Time of Merger. The Merger shall be consummated by filing duly and properly executed Articles of Merger with the office of the Secretary of State of the State of Indiana, as provided by Indiana law. The Merger shall be effective at the time and on the date the Articles of Merger are filed with the office of the Secretary of State of the State of Indiana (the "Time of Merger").

                  Section 1.4 Articles of Incorporation; By-laws; Directors and Officers. The Articles of Incorporation of Tipton, as in effect at the Time of Merger, shall be the Articles of Incorporation of the Surviving Corporation after the Time of Merger, except as provided in Section 2.5. The By-laws of Sub as in effect at the Time of Merger shall be the By-laws of the Surviving Corporation unless and until amended in accordance with their terms or the Articles of Incorporation of the Surviving Corporation and as provided by the Indiana Business Corporation Law. The initial Board of Directors of the Surviving Corporation shall consist of the directors of Tipton immediately prior to the Time of Merger, who shall serve until their respective successors are duly elected and qualified. The officers of Tipton immediately prior to the Time of Merger shall be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified.

                                   ARTICLE II
                                     CLOSING

                  Section 2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held five business days after all of the conditions precedent set forth in Article VII have been fulfilled, or duly waived by Buyer and Sub, and all of the conditions precedent set forth in Article VIII have been fulfilled, or duly waived by Tipton, or on such other date as may be agreed upon in writing by the parties hereto. The Closing shall be held at Sommer & Barnard, PC, 4000 Bank One Tower, 111 Monument Circle, Indianapolis, Indiana, 46204, or at such other place as may be agreed upon in writing by the parties hereto. The date of the Closing is sometimes referred to herein as the "Closing Date."

                  Section 2.2 Deliveries by Tipton. At or prior to the Closing, Tipton shall deliver the following items to Buyer and Sub:

                  (a)      Articles of Merger duly executed by Tipton;

                  (b)      a certificate of Tipton pursuant to Sections 7.1 and
7.2 hereof;

                  (c) a certificate of the Secretary or Assistant Secretary of Tipton pursuant to Section 7.3 hereof;

                  (d) opinions of counsel for Tipton, dated the Closing Date, pursuant to Section 7.8;

                  (e) a copy of the Articles of Incorporation, and all amendments thereto, of Tipton, certified by the Secretary of State of the State of Indiana;

                  (f) a Certificate of Existence of Tipton issued by the Secretary of State of the State of Indiana; and

                  (g) all other previously undelivered items required to be delivered by Tipton to Buyer and Sub at or prior to the Closing pursuant to this Agreement, unless waived in writing by Buyer and Sub.

                  Section 2.3 Deliveries by Buyer and Sub. At or prior to the Closing, Buyer and Sub shall deliver the Merger Consideration to the Paying Agent (as defined in Section 3.1) and shall deliver the following to Tipton:

                  (a)      Articles of Merger duly executed by Sub;

                  (b)      a certificate of Buyer and Sub pursuant to Sections
8.1 and 8.2 hereof;

                  (c) a certificate of the Secretary or Assistant Secretary of each of Buyer and Sub pursuant to Section 8.3 hereof;

                  (d) opinions of counsel for Buyer and Sub, dated the Closing Date, pursuant to Section 8.7;

                  (e) Certificates of Existence or Good Standing of Buyer and Sub issued by the Secretaries of State of the State of Iowa and Indiana, respectively; and

                  (f) all other previously undelivered items required to be delivered by Buyer and Sub at or prior to the Closing pursuant to this Agreement, unless waived in writing by Tipton.

                  Section 2.4 Filing of Articles of Merger. At the Closing, the parties shall cause the duly executed Articles of Merger, including a copy of this Agreement, as required by, and executed in accordance with the Indiana Business Corporation Law, to be filed with the office of the Secretary of State of the State of Indiana.

                  Section 2.5 Amendment of Tipton Articles of Incorporation. In connection with and as part of the Merger, Section 2 of Article IX of the Tipton Articles of Incorporation shall be amended and restated in its entirety to read as follows: "Directors need not be shareholders of the Corporation," and Section 1 of Article IX shall be amended and restated in its entirety to read as follows: "The number of Directors shall consist of such number of members as shall be resolved by the Board of Directors or the Shareholders, but shall not be less than three (3) members."

                  Section 2.6 Further Assurances. From time to time after the Closing, each party to this Agreement shall take such actions and shall execute and deliver such other instruments of conveyance and transfer and such other documents as may reasonably be requested or as may be necessary or appropriate to consummate the transactions contemplated by this Agreement.


                                   ARTICLE III
                         MERGER PROVISIONS AND EXPENSES

                  Section 3.1  Merger Procedure.

                  (a) Prior to the Time of Merger, Buyer shall designate a bank or trust company acceptable to Tipton to act as paying agent in the Merger (the "Paying Agent") for purposes of effecting the surrender and exchange of certificates which, prior to the Time of Merger, represented shares of Tipton Common Stock entitled to receive Merger Consideration pursuant to this Agreement (the "Certificates"). The fees and expenses of the Paying Agent shall be borne by Buyer. Upon the surrender of a Certificate by a holder of Tipton Common Stock, the holder thereof shall receive, without interest thereon, the Merger Consideration to which such holder is entitled, and such Certificate shall forthwith be canceled. Until so surrendered and canceled, each Certificate shall, after the Time of Merger, represent solely the right to receive the Merger Consideration into which the shares of Tipton Common Stock it theretofore represented shall have been converted pursuant to this Agreement. In case any delivery pursuant to this Section 3.1 is made to a holder other than the registered owner of a surrendered Certificate, it shall be a condition of such delivery that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay to the Paying Agent any transfer or other taxes required by reason of the delivery of such Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

                  (b) Immediately prior to the Time of Merger, Buyer shall deposit in trust with the Paying Agent cash in the full amount of all Fractional Share Payments and sufficient shares of Buyer Stock to deliver to each holder of Tipton Common Stock the shares of Buyer Stock to which such holder is entitled (collectively, the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, make the deliveries of Buyer Stock and the payment of Fractional Share Payments out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as provided herein. Promptly following the date which is six months after the Time of Merger, the Paying Agent shall return to Buyer any remaining portions of the Payment Fund, and the Paying Agent's duties shall terminate. Thereafter, each remaining holder of a Certificate may surrender such Certificate to Buyer and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration represented by such Certificate, without interest thereon, and such Certificate shall be canceled.

                  (c) As soon as practicable after the Time of Merger, the Paying Agent shall mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal (which shall be in such form and have such provisions as Buyer and Tipton may reasonably specify) and (ii)
instructions for use in effecting the surrender of the Certificate(s) in exchange for the Merger Consideration represented by such Certificate(s).

                  (d) All Merger Consideration delivered upon the surrender of Certificates representing shares of Tipton Common Stock, in accordance with the terms hereof, shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Tipton Common Stock.

                  Section 3.2              Dissenting Shares.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, any shares of Tipton Common Stock outstanding immediately prior to the Time of Merger and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded, perfected and retained his right to the appraisal of his shares of Tipton Common Stock in accordance with Indiana law (the "Dissenting Shares") shall not be converted into a right to receive the Merger Consideration. If after the Time of Merger any such holder fails to perfect or withdraws or loses his right to appraisal, such shares of Tipton Common Stock shall be treated as if they had been converted, as of the Time of Merger, into the right to receive the Merger Consideration due in respect of such shares pursuant to this Agreement, without interest.

                  (b) Tipton shall give Buyer (i) prompt notice of any written demands for appraisal of any shares of Tipton Common Stock, attempted withdrawals of such demands, and any other instruments received by Tipton relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Indiana law. Tipton shall not, except with the prior written consent of Buyer or as otherwise required by law, voluntarily make any payment with respect to any demands for appraisals of Tipton Common Stock, offer to settle or settle any demands or approve any withdrawal of any such demands.

                  (c) Each holder of Dissenting Shares shall have only those rights and remedies as are granted to such holder under Indiana law. Holders of Dissenting Shares shall not, after the Time of Merger, be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to stockholders of record prior to the Time of Merger).

                  Section 3.3 Expenses. Buyer, Sub, and Tipton will each pay its own expenses incident to the preparation and carrying out of this Agreement and the expenses and fees involved in the preparation and delivery of all documents, reports and opinions required to be delivered by, or on behalf of, it hereunder.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF TIPTON

                  Tipton represents and warrants to Buyer and Sub that:

                  Section 4.1              Organization and Capital Structure of

Tipton.

                  (a) Tipton is a corporation duly organized and validly existing under the laws of the State of Indiana.

                  (b) The authorized capital stock of Tipton consists of 1,100 shares of common stock, par value $50.00 per share, of which 611 shares have been duly authorized and validly issued, are fully paid and non-assessable and are outstanding, and 489 shares are held in the treasury. Attached hereto as
Schedule 4.1(b) is a true, correct and complete list of the holders of record (the "Tipton Shareholders") of all 611 shares of Tipton common stock which are issued and outstanding. There are no outstanding options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of Tipton. There is no claim, action, suit or proceeding pending or threatened ( or any basis for any unasserted claim, action, suit or proceeding) involving Tipton and Tipton has no liability (including, without limitation, liability for unasserted claims, whether known or unknown), relating to, resulting from or arising out of any transactions in any shares of capital stock of Tipton by Tipton.

                  Section 4.2 Subsidiaries and Investments. Except as set forth on Schedule 4.2, Tipton does not own, directly or indirectly, any shares of capital stock of, or equity interest in, any corporation, partnership, joint venture, limited liability company, or other entity.

                  Section 4.3 Valid and Binding Agreement. Subject to the approval of the Tipton Shareholders, Tipton has the requisite power, capacity and authority to enter into and perform this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof. Except for the approval of the Tipton Shareholders, all necessary corporate action on the part of Tipton has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Subject to the approval of the Tipton Shareholders, this Agreement has been duly and validly executed and delivered by Tipton and constitutes a valid and binding agreement of Tipton, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws relating to creditors' rights generally and to general principles of equity.

                  Section 4.4 No Violation. Subject to the exceptions set forth in Section 4.5, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Tipton with any of the provisions hereof will (i) violate or conflict with any provisions of the Articles of Incorporation or By-Laws of Tipton, or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Tipton, or (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with or without due notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of Tipton.

                  Section 4.5 Consents and Approvals. Except for the approval of the Tipton Shareholders, the filing of the Articles of Merger with the office of the Secretary of State of the State of Indiana, the approval of the Indiana Utilities Regulatory Commission ("IURC"), the approval of the Federal Communications Commission ("FCC"), any filing which may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and as set forth on Schedule 4.5, (a) no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is necessary in connection with the execution and delivery by Tipton of this Agreement or the consummation by it of the transactions contemplated hereby, and (b) no material consent of any third party is required to consummate any of the transactions contemplated hereby.

                  Section 4.6  Financial  Statements.  Tipton has  furnished  to
Buyer copies of the following financial statements of Tipton: (a) the audited balance sheets of Tipton as at December 31, 1992, December 31, 1993 and December 31, 1994; and (b) the audited statements of income, statements of changes in shareholders' equity and statements of changes in cash flows for each of the years ended December 31, 1992, December 31, 1993 and December 31, 1994 (collectively, the "Financial Statements"). Except as noted therein, the Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and present fairly the financial position of Tipton at such dates and its results of operations and cash flows for the periods indicated.

                  Section 4.7              Absence of Certain Changes or Events.
Except as set forth on Schedule 4.7, since December 31, 1994 there has not been any:

                  (a) material increase in the indebtedness for borrowed money incurred by Tipton or incurrence by Tipton of any other material obligation or liability (fixed or contingent) except for obligations incurred in the ordinary course of business consistent with past practice;

                  (b) material adverse change in the condition, operations, business, assets, liabilities, properties, profits or prospects of Tipton;

                  (c) damage, destruction, loss, claim, condemnation or eminent domain proceeding to or against any property or assets of Tipton, whether or not covered by insurance, which materially adversely affects the assets, liabilities, properties, business, profits, prospects or condition of Tipton;

                  (d) material sale, transfer or other disposition by Tipton or mortgage or pledge of, or imposition of any lien, charge or encumbrance on, any of its properties or assets, other than transactions (including the sale of capital assets) in the ordinary course of business consistent with past practice;

                  (e) contribution to the capital of Tipton, dividend or other distribution in respect of, or payment in respect of, or subdivision, consolidation or other recapitalization of, the capital stock of Tipton, or direct or indirect redemption, purchase or other acquisition by Tipton of any of its shares of capital stock, or any declaration or authorization of any of the foregoing, except for: (i) a dividend of $250.00 per share paid to Tipton Shareholders in June 1995; (ii) a dividend of $250.00 per share to be paid to Tipton Shareholders in December 1995; and (iii) if the Time of Merger is not prior to May 22, 1996, a dividend of $250.00 per share to be declared by the Board of directors of Tipton and paid to the Tipton Shareholders thereafter (the "Permitted Post 1994 Dividends"); and

                  (f)      proceeding with respect to the merger,
consolidation, liquidation or reorganization of Tipton, except pursuant to this Agreement.

                  Section 4.8  Employee Benefit Plans.

                  (a) Schedule 4.8(a) is a true and complete list of all annuity, bonus, cafeteria, stock option, stock purchase, profit sharing, savings, pension, retirement, incentive, group insurance, disability, employee welfare, prepaid legal, non-qualified deferred compensation, non-qualified annuity, non-qualified stock option, plan, agreement and arrangements, or other similar fringe benefit plans, and all other "employee benefit plans" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, "ERISA"), maintained or contributed to by Tipton (the "Plans"). Except as set forth on Schedule 4.8(a), Tipton is not a party to any employee agreement, understanding, plan, policy, procedure or arrangement which provides compensation, severance or fringe benefits to its employees and Tipton has no direct or indirect, actual or contingent liability for any Plans, other than to make payments for contributions, premiums or benefits when due, all of which payments have been timely made. None of its assets is subject to any lien or security interest under Section 302(f), 306(a), 307(a) or 4068 of ERISA or Section 401 (a)(29) or 412(n) of the Internal Revenue Code and, except for the Employee's Retirement Plan, no Plan is a defined benefit plan, as defined in Section 414(j) of the Internal Revenue Code.

                  (b) Schedule 4.8(b) lists (i) the names and positions of each of the officers, directors and employees of Tipton, and (ii) the base salary level of each such person as of the date hereof. From the date hereof, through the Closing Date, there will be no increase in the compensation payable to any of such officers, directors or employees, except for budgeted increases set forth in such Schedule.

                  Section 4.9 Compliance with Law. The business of Tipton is being conducted in compliance with all laws, ordinances and regulations (including, without limitation, environmental laws, ordinances and regulations) of any governmental entity applicable to Tipton, except where the failure to be in compliance, singly or together with other such failures, does not have a material adverse effect on the financial condition or business (a "Material Adverse Effect") of Tipton. All governmental approvals, permits and licenses required by Tipton in connection with the conduct of its business have been obtained and are in full force and effect and are being complied with, except where the failure to obtain such approvals, permits or licenses or to be in compliance, singly or together with other such failures, does not have a Material Adverse Effect on Tipton.

                  Section  4.10  Litigation,  Claims.  Except  as set  forth  on
Schedule 4.10, as of the date of this Agreement there are no (a) claims, actions, suits, proceedings or investigations pending or, to Tipton's knowledge, threatened by or against Tipton, or (b) judgments, decrees, arbitration awards or orders binding upon Tipton, except, in each instance, such matters as have arisen in the ordinary course of business and/or would not have a Material Adverse Effect on Tipton.

                  Section 4.11  Contracts and Commitments.

                  (a) Schedule 4.11 contains a complete and accurate list of all contracts, leases, agreements and commitments (other than the agreements or arrangements referred to in other Schedules) to which Tipton is a party and which involve commitments by Tipton in excess of $25,000, have a term of six months or more, or are not in the ordinary course of business.

                  (b) Except as set forth in Schedule 4.11, (i) none of the contracts, leases or agreements listed in Schedule 4.11 will expire or be terminated or be subject to any modification of terms or conditions upon the consummation of the transactions contemplated hereby; (ii) Tipton is neither in default in any material respect under the terms of any such contract, lease or agreement nor in default in the payment of any principal of or interest on any indebtedness for borrowed money, and no event has occurred which, with the passage of time or giving of notice, or both, would constitute such a default by Tipton; and (iii) to Tipton's knowledge, no other party to any such contract or agreement is in default in any material respect thereunder, and no such event has occurred with respect to such party.

                  Section 4.12 Insurance. All insurance policies and fidelity bonds owned or maintained by Tipton are listed on Schedule 4.12. Tipton has complied with each of such insurance policies and fidelity bonds and has not failed to give any notice or present any claim thereunder in a due and timely manner.

                  Section 4.13 Employee Relations. Tipton has not, at any time during the past three years, had a strike or work stoppage by its employees.

                  Section 4.14 Governmental Authorizations. Tipton has all licenses, permits and other authorizations from governmental, regulatory or administrative agencies or authorities required for the conduct of its business, each of which is in full force and effect on the date of this Agreement, except where the failure to obtain or maintain such license, permit or authorization would not have a Material Adverse Effect on Tipton. Tipton is not in default under the terms of any such license, permit or authorization and has not received notice of any default thereunder.

                  Section 4.15 Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of Tipton (a "Tipton Finder") or under the authority of Tipton is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby. Not in limitation of the foregoing, the Tipton Shareholders shall be responsible for any payments to which any Tipton Finder may be entitled. Notwithstanding the foregoing, all fees and expenses which Tipton paid to Ernst & Young prior to the date of this Agreement shall not be considered fees and expenses of a Tipton Finder.

                  Section 4.16 Registration Statement and Prospectus. None of the information provided by Tipton for inclusion in the Registration Statement or Prospectus (as such terms are defined in Section 6.10) will, at the effective time of the Registration Statement or the Closing Date, be false or misleading with respect to any material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading.

                  Section 4.17 Assets of Tipton. Tipton has good and marketable title to all of its assets reflected in the 1994 Financial Statements of Tipton and all of the assets thereafter acquired by it, except to the extent that such assets have been disposed of for fair value in the ordinary course of its business consistent with past practice or as permitted by the express terms of this Agreement, subject to no mortgage, lien, security interest or other encumbrance or adverse interest of any kind except (a) as set forth in the Financial Statements, (b) any lien for current Taxes which are not yet due and payable, and (c) as set forth in Schedule 4.17. The assets owned or leased by Tipton constitute all of the assets which are being used in the business of Tipton; such assets constitute all of the assets necessary to continue the operations of Tipton; and such assets and their use conform in all material respects to all applicable building, zoning, fire, environmental, health, safety and other laws or ordinances or regulations in effect on the date hereof (including, without limitation, all laws and regulations in respect of the protection of the environment and the regulation of the disposal of hazardous waste and hazardous products), and no notice of any violation of any such law, ordinance or regulation has been received by Tipton.

                  Section 4.18 Real Estate. Schedule 4.18 contains a list of each parcel of real estate owned by Tipton and each contract or agreement for the purchase, sale, or lease of real estate to which Tipton is a party. Except as described in such Schedule, Tipton has the right to quiet enjoyment of all such real property described in such Schedule and the interest of Tipton in such real property is not subject or subordinate to any security interest, lien, claim, pledge, mortgage, encumbrance or charge of any kind except for liens for Taxes not yet due and payable and except for such easements, restrictions, defects in title, covenants and similar charges as do not render title to the property unmarketable or uninsurable or detract from or interfere in any material respect with the existing use of the property subject thereto.

                  Section 4.19 Undisclosed Liabilities. Tipton is not subject to any liability (including, without limitation, all asserted and unasserted claims arising from events occurring on or prior to the date hereof, whether known or unknown to Tipton), absolute or contingent, which is not shown or which is materially in excess of amounts shown or reserved for in the balance sheet as of December 31, 1994 or referred to in the notes thereto, or otherwise disclosed in this Agreement and/or the Schedules, other than liabilities which are of the same nature as those set forth in such balance sheet and notes and were reasonably incurred after December 31, 1994 in the ordinary course of business consistent with past practice and other liabilities expressly permitted by this Agreement.

                  Section 4.20  Taxes.

                  (a) Except as set forth on Schedule 4.20 attached hereto, (i) Tipton has filed on or before the date hereof (or will timely file) all Tax Returns required to be filed on or before the Closing Date; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by Tipton for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by Tipton and required to be paid on or before the Closing Date have been (or will be) timely paid or, in the case of Taxes which Tipton is presently contesting in good faith, Tipton has established an adequate reserve for such Taxes on the Financial Statements described in Section 4.6; (iv) Tipton has not waived or been requested to waive any statute of limitations in respect of Taxes; (v) copies of the Tax Returns referred to in clause (i) have been delivered to Buyer unless they have been examined by the Internal Revenue
Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or, to Tipton's knowledge, proposed or threatened with respect to Taxes of Tipton and, to the best of Tipton's knowledge, no basis exists therefor; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) there are no liens for Taxes upon the assets of Tipton except liens relating to current Taxes not yet due; (ix) all Tax Sharing Arrangements will terminate prior to the Closing Date, and Tipton will not have any liability thereunder after the Closing Date; (x) Tipton has never made an election under Section 1362 of the Code to be treated as an "S corporation"; and (xi) Tipton has never been a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) and has never filed Tax Returns on a combined, consolidated or unitary basis with any entity.

                  (b) As used in this Agreement, the following terms shall have the following meanings:

                  "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any federal, state, local or foreign income, gross receipts, windfall
profits, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, excise, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

                  "Tax  Return"  shall  mean  any  return,   report  or  similar
statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

                  "Tax Sharing Arrangement" shall mean any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a combined, consolidated or unitary Tax Return which Tax Return includes Tipton.

                  Section 4.21 Environmental Conditions.  Except as set forth on
Schedule 4.21, Tipton has no liability under, and has not violated, any federal, state and local environmental or health and safety-related laws, regulations, rules and ordinances applicable to its facilities and operations, or of any condition with respect to the environment, whether or not yet discovered, which could or does result in any material liability, loss, cost, damages, fees or expenses to or against Tipton or either Buyer or Sub. Tipton has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed, and has no knowledge of the actual or potential releasing, spilling, leaking or discharging of, at or in the vicinity of the properties of Tipton, any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solid waste or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other federal, state or local environmental law, regulation, ordinance or rule.

                  Section 4.22 No Omissions. None of the representations or warranties of Tipton contained herein, none of the information contained in the Schedules referred to in this Article IV, and none of the other information or documents required by this Agreement to be delivered by Tipton to Buyer at the Closing is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                  Section  4.23   Disclaimer   of  Other   Representations   and
Warranties;  Schedules.

                  (a) Tipton does not make, and has not made, any representations or warranties relating to Tipton, or the business, condition, or prospects of Tipton or otherwise in connection with this Agreement and/or the transactions contemplated hereby, other than those expressly set forth herein which are made by Tipton. Without limiting the generality of the foregoing, Tipton has not made, and shall not be deemed to have made, any representations or warranties in the Confidential Offering Memorandum relating to the businesses of Tipton prepared by or on behalf of Tipton and supplied to Buyer prior to the date hereof (the "Confidential Offering
Memorandum") or in any presentation regarding the business of Tipton in connection with the transactions contemplated hereby, and no statement contained in the Confidential Offering Memorandum or made in any presentation shall be deemed a representation or warranty hereunder or otherwise. It is understood that any cost estimates, projections or other predictions, data, financial information, memoranda, and offering materials or presentations (including but not limited to the Confidential Offering Memorandum) are not and shall not be deemed to be or to include representations or warranties of Tipton. No person has been authorized by Tipton to make any representation or warranty relating to Tipton, the business, condition, or prospects of Tipton or otherwise in connection with this Agreement and/or the transactions contemplated hereby and, if made, such representation or warranty was not authorized by Tipton and must not be relied upon as having been authorized by Tipton.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or in any of the Schedules, any information disclosed in one Schedule shall be deemed to be disclosed in all Schedules. Certain information set forth in the Schedules may be included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any such information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Tipton in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

                  Buyer and Sub jointly and severally represent and warrant to Tipton that:

                  Section 5.1 Organization, Standing and Power. Buyer and Sub are corporations duly organized and validly existing under the laws of the State of Iowa and Indiana, respectively, and each has the requisite power, capacity and authority to enter into and perform this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

                  Section 5.2 Valid and Binding Agreements. All necessary action on the part of each of Buyer and Sub has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Buyer and Sub and constitutes a valid and binding agreement of each of Buyer and Sub, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws relating to creditors' rights generally and to general principles of equity.

                  Section 5.3 No Violation. Subject to the exceptions set forth in Section 5.4, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will (i) violate or conflict with the Articles of Incorporation or the By-Laws of Buyer or Sub or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or Sub, or (ii) violate or conflict with, or result in a breach of any of the provisions of, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation of Buyer or Sub.

                  Section 5.4 Consents and Approvals. Except for the filing of the Articles of Merger with the office of the Secretary of State of the State of Indiana, the approval of the IURC, the approval of the FCC, any filings which may be required pursuant to the HSR Act, and as set forth on Schedule 5.4, (a) no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is necessary in connection with the execution and delivery by Buyer or Sub of this Agreement or the consummation by Buyer or Sub of the transactions contemplated hereby, and (b) no consent of any third party is required to consummate any of the transactions contemplated hereby.

                  Section 5.5 Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of Buyer or Sub or under the authority of Buyer or Sub is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

                  Section 5.6 Financial Ability to Perform. Sufficient funds and other arrangements are available to Buyer and Sub and have been made as of the date hereof, and will be so available at the Closing, to deliver in full the Merger Consideration and to pay any other amounts payable by Buyer or Sub hereunder at the Closing.

                  Section 5.7 Absence of Certain Changes or Events. Except as set forth in the SEC Documents (as defined below) or on Schedule 5.7, since December 31, 1994 there has not been any:

                  (a) material increase in the indebtedness for borrowed money incurred by Buyer or Sub or incurrence by Buyer or Sub of any other material obligation or liability (fixed or contingent) except for obligations incurred in the ordinary course of business consistent with past practice;

                  (b) material adverse change in the condition, operations, business, assets, liabilities, properties, profits or prospects of Buyer or Sub, including, but not limited to, any bid for any license to provide personal communication services ("PCS") being auctioned by the FCC;

                  (c) damage, destruction, loss, claim, condemnation or eminent domain proceeding to or against any property or assets of Buyer or Sub, whether or not covered by insurance, which materially adversely affects the assets, liabilities, properties, business, profits, prospects or condition of Buyer or Sub;

                  (d) material sale, transfer or other disposition by Buyer or Sub or mortgage or pledge of, or imposition of any lien, charge or encumbrance on, any of its properties or assets, other than transactions (including the sale of capital assets) in the ordinary course of business consistent with past practice; or

                  (e) proceeding with respect to the merger, consolidation, liquidation or reorganization of Buyer or Sub, except pursuant to this Agreement.

                  Section 5.8           Capitalization of Each of Buyer and Sub.

                  (a) Buyer has authorized capital consisting of 100,000,000 Common Shares, $1.00 par value per share; 25,000,000 Series A Common Shares, $1.00 par value per share; and 5,000,000 shares of Preferred Stock, no par value per share. As of November 30, 1995 a total of 51,095,533 Common Shares (excluding 484,012 shares held by a subsidiary of TDS), 6,888,480 Series A Common Shares and 451,770 shares of Preferred Stock were issued and outstanding. Sub has authorized capital consisting of 1,000 common shares without par value, of which 100 shares are outstanding and owned by Buyer. All outstanding shares of capital stock of each of Buyer and Sub have been duly authorized, and are validly issued, fully paid and nonassessable.

                  (b) The shares of Buyer Stock to be issued in connection with the Merger as provided in this Agreement will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights, and transferable without further registration under the Securities Act as defined in Section 5.9.

                  Section 5.9 Documents Filed with the SEC. Buyer has furnished Tipton with a true and complete copy of each report, schedule, registration statement and definitive proxy statement (including all exhibits and schedules thereto and documents incorporated by reference) filed by Buyer with the Securities and Exchange Commission (the "SEC") since January 1, 1994 (the "SEC Documents"), which are all the documents (other than preliminary material) that Buyer was required to file with the SEC since such date. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder applicable to such SEC Documents and none of the SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The financial statements of Buyer included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Buyer and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                  Section 5.10 Registration Statement and Prospectus. None of the information provided by Buyer or Sub for inclusion in the Registration Statement or the Prospectus (as defined in Section 6.10) will, at the effective time of the Registration Statement or at the Closing Date, be false or misleading with respect to any material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading.

                  Section 5.11 Compliance with Law. The business of each of Buyer and Sub is being conducted in compliance with all laws, ordinances and regulations (including, without limitation, environmental laws, ordinances and regulations) of any governmental entity applicable to Buyer or Sub, except where the failure to be in compliance, singly or together with other such failures, does not have a Material Adverse Effect on Buyer or Sub. All governmental approvals, permits and licenses required by each of Buyer or Sub in connection with the conduct of its respective business have been obtained and are in full force and effect and are being complied with, except where the failure to obtain such approvals, permits or licenses or to be in compliance, singly or together with other such failures, does not have a Material Adverse Effect on Buyer or Sub.

                  Section 5.12 Governmental Authorizations. Each of Buyer and Sub has all licenses, permits and other authorizations from governmental, regulatory or administrative agencies or authorities required for the conduct of its respective business, each of which is in full force and effect on the date of this Agreement, except where the failure to obtain or maintain such license, permit or authorization would not have a Material Adverse Effect on Buyer or Sub. Neither Buyer nor Sub is in default under the terms of any such license, permit or authorization nor has either of them received notice of any default thereunder.

                  Section 5.13 No Omissions. None of the representations or warranties of Buyer or Sub contained herein, none of the information contained in the Schedules referred to in this Article V, and none of the other information or documents required by this Agreement to be delivered by Buyer or Sub to Tipton at the Closing is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.


                                   ARTICLE VI
                                    COVENANTS

                  Section 6.1 Compliance with Law. Each of the parties hereto will furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with the preparation of necessary filings or submissions to any governmental agency. Buyer, Sub and Tipton each agrees to file information required by the IURC, the FCC and the HSR Act, if any, as soon as practicable following the execution of this Agreement, and each agrees promptly to supplement such information. Each of
the parties shall use its best efforts to obtain any other regulatory approvals or clearances necessary to effect the transactions contemplated herein. Each party shall, promptly upon learning of same, notify the other parties of any legal, administrative or other proceedings, investigations, inquiries, complaints, or claims regarding this Agreement or the transactions contemplated by this Agreement.

                  Section 6.2 Operation of Business Prior to Closing. Prior to the Closing, and except as otherwise contemplated by this Agreement or with the specific prior written consent of Buyer and Sub, Tipton covenants and agrees as follows:

                  (a) Tipton shall conduct its business in the ordinary course and shall not make any material change in the business or operations of Tipton, including, but not limited to, the making of any bid for any license to provide PCS services from the FCC;

                  (b) Tipton shall not declare or pay any dividend (whether in cash, stock or otherwise) or make any distribution with respect to its capital stock except for Permitted Post 1994 Dividends;

                  (c) Tipton shall not amend its Articles of Incorporation or Bylaws, or purchase or redeem any of the capital stock of Tipton;

                  (d) Tipton shall not issue, sell or otherwise distribute any treasury shares or any stock of Tipton or effect any stock split or reclassification of any shares of its capital stock or grant or commit to grant any option, warrant or other right to subscribe for or purchase or otherwise acquire any shares of its capital stock or security convertible or exchangeable for such shares;

                  (e) Tipton shall not authorize any director, or authorize or permit any officer or employee of, or any attorney, accountant or other representative retained by, Tipton, to solicit or encourage any inquiries or the making of any proposal which it reasonably expects may lead to any takeover proposal. As used in this paragraph, "takeover proposal" shall mean any proposal for a merger, tender offer or other business combination involving Tipton or for the acquisition of a substantial equity interest in Tipton or a substantial portion of the assets of Tipton other than as contemplated by this Agreement. Tipton will promptly communicate to Buyer if it receives a takeover proposal or an inquiry regarding same and will promptly communicate to Buyer and Sub the terms of any such inquiry or proposal. Tipton will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any takeover proposals; and

                  (f) Tipton shall not enter into or amend any agreements with or for the benefit of any of the officers, directors or employees of Tipton, amend any employee benefit plan or arrangement or grant any increases in the compensation or benefits of the officers, directors and employees of Tipton, except as permitted by Section 4.8(b) or as specifically contemplated in the Schedules hereto.

                  Section 6.3 Access. At all times prior to the Closing, Tipton, upon reasonable advance notice from Buyer, shall provide Buyer and its representatives with reasonable access during normal business hours to all properties, personnel, books, records and accounts of Tipton in order that Buyer may have full opportunity to make such investigation of Tipton's business as it shall desire.
Buyer shall utilize such access in such a manner that neither it nor its representatives interfere with the business or operations of Tipton. All information provided to or obtained by Buyer and/or its representatives pursuant to this section shall be subject to the Confidentiality Agreement previously entered into between Buyer and Tipton (the "Confidentiality Agreement"). Buyer shall immediately notify Tipton of any discovery by Buyer or its representatives of any information that constitutes or would indicate a breach by Tipton of any representation, warranty or covenant set forth in this Agreement.

                  Section 6.4 Advice of Change. From the date hereof to the Closing, each party will promptly advise the other parties, in writing, of any event that occurs prior to the Closing Date that would have required disclosure in a Schedule to this Agreement if it had occurred prior to the date hereof. No supplement to any of the Schedules shall have any effect for the purposes of determining satisfaction of the conditions set forth in Articles VII and VIII or the accuracy of the representations made on the date of this Agreement.

                  Section 6.5              Employee Matters.

                  (a) Each of Buyer and Sub agrees to continue to operate Tipton as an independent telephone company with local directors, management and employees for a period of at least ten years after the Closing Date (the "Ten Year Post-Closing Period"). If a majority of the members of the board of directors of Tipton ("Tipton Board") at any time during the Ten Year Post-Closing Period are not persons who reside within 25 miles of Tipton's principal offices in Tipton, Indiana (a "Tipton Local"), and the termination of any employee of Tipton is being considered, the Tipton Board shall appoint a committee, composed of a majority of persons who are then Tipton Locals, to make the determination of whether to terminate such Tipton employee. For so long as he is willing and able to serve during the Ten Year Post-Closing Period, Joe Watson shall at all times be a member of the Tipton Board and, if applicable, any such committee. Any person who is an employee of TDS or its affiliates as of the date of this Agreement shall not be considered a Tipton Local even if he or she subsequently meets the residency test set forth above.

                  (b) Each of Buyer and Sub agrees that the Tipton Board may continue to employ, at its discretion, all present management and employees of Tipton. While employed, all eligible employees will be covered by the Buyer's standard employee plans for medical, hospital, dental, life insurance, the Buyer's 401(k) tax-deferred savings plan and the Buyer's employee stock purchase plan, but not including the TDS Employees' Pension Trust I Plan (the "Buyer Pension Plan").

                  (c) Throughout the Ten Year Post-Closing Period, Buyer shall cause Tipton to continue Tipton's existing defined benefit pension plan (the "Tipton Pension Plan") in full force and effect without material amendment, except for changes required to comply with the Code, ERISA or other applicable law, and shall maintain and fund the Tipton Pension Plan in a manner which complies with applicable law. Notwithstanding the foregoing, in the event that applicable law should ever prevent Tipton or Buyer (including, without limitation, any circumstance which could have the effect of terminating the tax-qualified status (under Section 401(a) of the Code) of the Tipton Pension Plan or any employee benefit plan of Buyer or its affiliates) from maintaining the Tipton Pension Plan (i) by reason of Tipton's employment of one or more "highly compensated employees," as such term is defined under Section 414(q) of the Code, then Buyer shall cause Tipton to (1) amend the Tipton Pension Plan and exclude each such highly compensated employee from future coverage thereunder, and (2) throughout the remainder of the Ten Year Post-Closing Period pay additional current compensation or bonus, or provide for a deferred compensation arrangement, to each such highly compensated employee utilizing the full amount of savings realized by Buyer or Tipton as a result of the exclusion of such highly compensated employee from future coverage under the Tipton Pension Plan; or (ii) for any reason other than the employment of one or more "highly compensated employees", then throughout the remainder of the Ten Year Post-Closing Period, Buyer shall cause Tipton to (1) terminate the Tipton Pension Plan, (2) become a participating employer in the Buyer Pension Plan so that all of the Tipton employees who were active participants in the Tipton Pension Plan immediately prior to its termination will be covered under the Buyer Pension Plan, and (iii) pay additional current compensation or bonus, or provide for a deferred compensation arrangement, to each Tipton employee utilizing the full amount of savings realized by Buyer and Tipton as the result of changing such employee's coverage from the Tipton Pension Plan to the Buyer Pension Plan; provided, however, in no event shall Buyer or Tipton be obligated to provide any Tipton employee an aggregate benefit under all of the foregoing arrangements for any year (including additional current compensation or bonus, any deferred compensation and contribution to the Buyer Pension Plan) which is in excess of the benefit to which such employee would have been entitled if he or she were a participant in the Tipton Pension Plan.

                  (d) Each of Buyer and Sub further agrees that the Tipton Board may continue, at its discretion, to use the services of local banks, accountants and attorneys presently retained by Tipton.

                  (e) Each of Buyer and Sub further agrees to assign Buyer regional staff specialists to back-up and support Tipton operations in all necessary telephone functions, including technical, engineering, outside plant, central office, switching and network software, financial, accounting, marketing, computerization, billing, separations and settlements, employee benefit programs and administration.

                  Section 6.6 Non-Solicitation. If this Agreement is terminated for any reason other than the default of Tipton, Buyer and Sub will not, for a period of one year thereafter, directly or indirectly, solicit, encourage, entice, or induce any person who is an officer or employee of Tipton on the date hereof or at any time hereafter that precedes such termination, to terminate his or her employment with Tipton. Each of Buyer and Sub agrees that money damages will not be an adequate remedy for any breach of this section and that Tipton shall be entitled to equitable relief, including, but not limited to, injunctive relief, in the event of any breach by Buyer or Sub of this section in addition to any other legal remedies available to Tipton.

                  Section 6.7 Announcements. Tipton and each of Buyer and Sub agree not to issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other (which consent shall not be unreasonably withheld), except as may be required in connection with seeking the approval of the Tipton Shareholders and by applicable law or stock exchange regulation.

                  Section 6.8 Tipton Shareholders' Meeting. Tipton shall call, in accordance with Indiana law and its Articles of Incorporation and By-Laws, a meeting of its shareholders for the purpose of voting upon the approval and adoption of this Agreement. Such meeting shall be held as promptly as practicable after the Registration Statement (as defined in Section 6.10) has become effective but not earlier than 20 business days after the Prospectus is sent to Tipton shareholders.

                  Section 6.9 Best Efforts. Each of the parties hereto shall, in good faith, use its best efforts to fulfill or obtain the fulfillment of the conditions of the Closing, including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered.

                  Section 6.10 Registration Statement; Blue Sky. Buyer shall file with the SEC a registration statement on Form S-4, under the Securities Act covering the issuance of shares of Buyer Stock in the Merger (the "Registration Statement") within 25 days after the date upon which Tipton and/or its accountants have provided to Buyer all of the information required to be provided by Tipton pursuant to this Section and Section 7.10. Each of Buyer and Sub and Tipton shall each take such reasonable steps as are deemed necessary by Buyer for the prompt preparation and filing of the Registration Statement, including but not limited to, (a) obtaining and furnishing the information required to be included in the Registration Statement and the combined proxy statement-prospectus included therein (the "Prospectus"), (b) promptly responding to any comments made by the SEC with respect to the Registration Statement, and (c) causing the Registration Statement to become effective. Buyer shall use its best efforts to obtain all state securities laws or "Blue Sky" permits and other authorizations necessary to effect the issuance of shares of Buyer Stock in the Merger. Buyer will promptly use its best efforts to list the shares of Buyer Stock to be issued in the Merger on the American Stock Exchange.


                                   ARTICLE VII
             CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SUB

                  All obligations of Buyer or Sub that are to be discharged under this Agreement at the Closing are subject to the fulfillment, at or prior to Closing, of each of the following conditions (unless expressly waived in writing by Buyer and Sub at any time at or prior to the Closing):

                  Section 7.1 Representations and Warranties. The representations and warranties of Tipton set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date and Buyer and Sub shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of Tipton to such effect.

                  Section 7.2 Covenants, Agreements and Conditions. Tipton shall have performed and complied, in all material respects, with all covenants, agreements and conditions contained in this

Agreement  required to be performed
or complied with by it on or prior to the Closing Date, and Buyer and Sub shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of Tipton to such effect.

                  Section 7.3 Certificate of Secretary of Tipton. Buyer and Sub shall have received at the Closing a certificate of the Secretary or Assistant Secretary of Tipton, dated the Closing Date, which certifies that (a) the resolutions of the board of directors and shareholders of Tipton approving and authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly adopted and are attached to such certificate; (b) such resolutions have not been rescinded or modified and remain in full force and effect as of the Closing
Date; and (c) true and accurate copies of the By-Laws of Tipton, as amended to the Closing Date, are attached to such certificate.

                  Section 7.4 No Material Adverse Change. During the period from the date hereof to the Closing Date, there shall not have been any (a) material adverse change in the condition, operations, assets, liabilities, business, properties or profits of Tipton or (b) material adverse change to the properties and assets of Tipton by fire, flood, casualty, condemnation, eminent domain proceeding, act of God or public enemy or other cause, regardless of insurance coverage for such damage, other than, in each instance, changes in the ordinary course of business and/or changes contemplated or authorized by this Agreement; and there shall have been delivered to Buyer and Sub a certificate or certificates to such effect, dated the Closing Date, signed on behalf of Tipton by its President or one of its Vice Presidents.

                  Section 7.5 Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Tipton Common Stock entitled to vote.

                  Section 7.6 No Injunction. No injunction, restraining order, judgment or decree of any court or governmental authority shall be existing against any of the parties to this Agreement, or any of their officers, directors or representatives, which restrains, prevents or materially alters the transactions contemplated hereby.

                  Section 7.7 Governmental Approvals. All necessary governmental consents or authorizations required in connection with the transactions contemplated hereby shall have been received and all waiting periods under the HSR Act, if applicable, shall have expired or been terminated.

                  Section 7.8 Legal Opinions. Buyer and Sub shall have received a legal opinion from counsel(s) to Tipton, governed by the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord"), substantially to the effect that:

                  (a) Tipton is a corporation duly organized and validly existing under the laws of the State of Indiana;

                  (b) Tipton has the corporate power and authority to execute and deliver this Agreement, to consummate the transaction contemplated hereby and to perform its obligations hereunder. All necessary corporate action on the part of Tipton has been taken to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transaction contemplated hereby. This Agreement has been duly executed and delivered by Tipton and constitutes a valid and binding agreement, enforceable against it in accordance with its terms, subject to the General Qualifications (as defined in the Accord);

                  (c) Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, nor compliance by Tipton with any of the provisions hereof will violate any provisions of the Articles of Incorporation or ByLaws of Tipton, or to the knowledge of such counsel, any Federal or Indiana statute, code, ordinance, rule, or regulation applicable to Tipton;

                  (d) Upon filing of the duly executed Articles of Merger with the office of the Secretary of State of the State of Indiana, the Merger will become effective;

                  (e) The authorized capital stock of Tipton consists of 1,100 shares of common stock, $50.00 par value, of which 611 shares have been duly authorized and validly issued, are fully paid and non-assessable and are outstanding, and 489 shares are held in the treasury;

                  (f) Upon the effectiveness of the Merger, Buyer, as the holder of 100% of the outstanding common stock of Sub immediately prior to the Time of Merger, will obtain title to 100% of the issued and outstanding common stock of the Surviving Corporation, free and clear of all voting trust arrangements, liens, encumbrances, claims and community property rights, other than by, under or through Buyer or Sub or any affiliate or representative of either of them or any representative of any of the foregoing; and

                  (g) all necessary IURC consents or authorizations required in connection with the transaction contemplated hereby have been received.

                  Section 7.9 Registration Statement; Blue Sky Matters. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC. Buyer shall have received all state securities laws or "blue sky" permits and other authorizations necessary to effect the issuance of shares of Buyer Stock in the Merger. The shares of Buyer Stock to be issued in the Merger shall have been approved for trading on the American Stock Exchange upon notice of issuance.

                  Section 7.10 Due Diligence. Buyer and Sub shall be satisfied with the additional due diligence investigation conducted by its attorneys, accountants, agents and representatives relating to the matters set forth on Schedule 7.10; provided, however, in the event that Buyer and Sub shall have failed to provide written notice to Tipton, setting forth any items with respect to which it is not satisfied ("Due Diligence Notice") prior to the date by which Buyer is required to file a Form S-4 with the SEC pursuant to Section 6.10, this condition shall be deemed to have been irrevocably waived by Buyer and Sub. In the event Buyer provides a Due Diligence Notice to Tipton by the date specified above, this Agreement shall automatically terminate as of the end of the ten-day period commencing on the date of the Due Diligence Notice unless otherwise agreed to by and among the parties hereto.

                  Section 7.11 Dissenting Shares. At the time of Closing, there shall be no more than 122 Dissenting Shares unless waived in writing by Buyer and Sub as provided herein.

                  Section 7.12 Deliveries. Tipton shall have delivered to Buyer and Sub the items referred to in Section 2.2.


                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF TIPTON

                  All obligations of Tipton that are to be discharged under this Agreement at the Closing are subject to the fulfillment by Buyer and Sub, at or prior to the Closing, of each of the following conditions (unless expressly waived in writing by Tipton at any time at or prior to the Closing):

                  Section 8.1 Representations and Warranties. The representations and warranties of Buyer and Sub set forth in Article V of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date (except in the case of the representations and warranties set forth in Section 5.8(a) which shall be true and correct in all material respects as of the date of this Agreement and the end of the most recent calendar month which ends on a date which is more than 45 days prior to the Closing Date), and Tipton shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of each of Buyer and Sub to such effect.

                  Section 8.2 Covenants, Agreements and Conditions. Buyer and Sub shall have performed and complied, in all material respects, with all covenants, agreements and conditions contained in this Agreement required to be performed by them on or prior to the Closing Date, and Tipton shall have received at the Closing a certificate, dated the Closing Date, signed by the President or a Vice President of each of Buyer and Sub to such effect.

                  Section 8.3 Certificate of Secretary of Buyer and Sub. Tipton shall have received at the Closing, a certificate of the Secretary or Assistant Secretary of each of Buyer and Sub, dated the Closing Date, which certifies that
(a) the resolutions of the board of directors of each of Buyer and Sub authorizing and approving the execution, delivery and performance of this Agreement and the transaction contemplated hereby have been duly adopted and are attached to such certificate; (b) such resolutions have not been rescinded or modified and remain in full force and effect as of the date of the Closing Date; and (c) true and accurate copies of the By-Laws of each of Buyer and Sub, respectively, as amended to the Closing Date, are attached to such certificate.

                  Section 8.4 No Injunction. No injunction, restraining order, judgment or decree of any court or governmental authority shall be existing against any of the parties to this Agreement, or any of their officers, directors or representatives, which restrains, prevents or materially alters the transactions contemplated hereby.

                  Section 8.5 Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Tipton Common Stock entitled to vote.

                  Section 8.6 Governmental Approvals. All necessary governmental consents or authorizations required in connection with the transactions contemplated hereby shall have been received and all waiting periods under the HSR Act, if applicable, shall have expired or been terminated.

                  Section 8.7              Legal Opinions.

                  (a) Tipton shall have received a legal opinion from Sidley & Austin, counsel to Buyer and Sub, substantially to the effect that:

                  (i) Buyer is a corporation duly incorporated and validly existing under the laws of the State of Iowa, and has corporate power and authority to execute and deliver this Agreement, to consummate the transaction contemplated hereby and to perform its obligations hereunder;

             (ii) The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer and this Agreement has been duly executed and delivered by Buyer;

            (iii) Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby nor compliance with any of the provisions hereof will violate the Articles of Incorporation or the Bylaws of Buyer or, to the knowledge of such counsel, any Federal or Iowa statute, code, ordinance, rule or regulation applicable to either Buyer or Sub; and

             (iv) The Buyer Stock to be issued on the Closing Date in connection with this Agreement, when certificates therefor have been duly executed, countersigned and registered and delivered against payment of the agreed consideration therefor, will be duly authorized and validly issued Common Shares of Buyer which are fully paid and nonassessable, the issuance of the shares of Buyer Stock pursuant to this Agreement has been registered with the SEC under the Securities Act and, subject to notice of issuance, such shares of Buyer Stock have been listed for trading on the American Stock Exchange.

                  (b) Tipton shall have received a legal opinion from Barnes & Thornburg, special Indiana counsel to Buyer and Sub, substantially to the effect that:

                  (i) Sub is a corporation duly incorporated and validly existing under the laws of the State of Indiana, and has corporate power and authority to execute and deliver this Agreement, to consummate the transaction contemplated hereby and to perform its obligations hereunder;

                  (ii) The execution, delivery and performance of this Agreement by Sub have been duly authorized by all necessary corporate action on the part of Sub and this Agreement has been duly executed and delivered by Sub;

                  (iii) This Agreement constitutes a valid and binding agreement of each of Buyer and Sub, enforceable against each in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws relating to creditors' rights generally and to general principles of equity;

                  (iv) Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, nor compliance with any of the provisions hereof will violate the Articles of Incorporation or Bylaws of Sub or, to the knowledge of such counsel, any Indiana statute, code, ordinance, rule, or regulation applicable to either Buyer or Sub;

                  (v) Upon filing of the Articles of Merger with the office of the Secretary of State of the State of Indiana, the Merger will become effective; and

                  (vi) all necessary IURC consents or authorizations required in connection with the transaction contemplated hereby have been received.

                  Section 8.8 No Material Adverse Change. During the period from the date hereof to the Closing Date, there shall not have been any (a) material adverse change in the condition, operations, assets, liabilities, business, properties or profits of Buyer or Sub, or (b) material adverse change to the properties and assets of Buyer or Sub by fire, flood, casualty, condemnation, eminent domain proceeding, act of God or public enemy or other cause, regardless of insurance coverage for such damage; other than, in each instance, changes in the ordinary course of business and/or changes contemplated or authorized by this Agreement; and there shall have been delivered to Tipton a certificate or certificates to such effect, dated the Closing Date, signed on behalf of each of Buyer and Sub by its respective President or one of its respective Vice Presidents.

                  Section 8.9 Registration Statement; Blue Sky Matters. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC. Buyer shall have received all state securities laws or "blue sky" permits and other authorizations necessary to effect the issuance of shares of Buyer Stock in the Merger. The shares of Buyer Stock to be issued in the Merger shall have been approved for trading on the American Stock Exchange upon notice of issuance.

                  Section 8.10 Dissenting Shares. At the time of Closing, the number of Dissenting Shares shall not exceed the maximum number of Tipton Shares which Tipton's counsel reasonably concludes may dissent without causing the Merger to fail to satisfy the requirements of Section 368(a)(2)(E) of the Code.

                  Section 8.11 Deliveries. Buyer and Sub shall have delivered to Tipton and the Paying Agent, as the case may be, the items referred to in Section 2.3.


                                   ARTICLE IX
                               ADDITIONAL MATTERS

                  Section 9.1 Limited Survival of Representations, Warranties and Agreements. None of the representations or warranties contained in this Agreement shall survive the Merger except for the representations and warranties contained in Sections 4.1(b) and 5.8(b), which shall survive the Closing Date and never expire.

                  Section 9.2       Indemnification.

                  (a) By the Tipton Shareholders to Buyer and Sub. By their approval of this Agreement and their receipt of the Merger Consideration, the Tipton Shareholders agree to indemnify, hold harmless and defend Buyer and Sub and each of its officers, directors, employees, affiliates, subsidiaries, successors and assigns (the "Buyer Indemnitees"), against any claim, demand, loss, expense, obligation or liability, including interest, penalties and reasonable attorneys' fees (collectively, "Losses") incurred by any Buyer Indemnitee ("Buyer Losses") relating to, resulting from or arising out of the inaccuracy of any of the representations or warranties made in Section 4.1(b) (including Schedule 4.1(b)) by Tipton or any Tipton Shareholder. Notwithstanding the foregoing, (i) the liability of each Tipton Shareholder for any Buyer Loss suffered or incurred by any Buyer Indemnitee as the result of the inaccuracy of any representation or breach of any warranty made pursuant to Section 4.1(b) other than the second sentence thereof shall be limited to the amount of such Loss multiplied by the percentage of Merger Consideration received by such Tipton Shareholder pursuant to the Merger, and (ii) the liability of each Tipton Shareholder for any Buyer Loss suffered or incurred by any Buyer Indemnitee as the result of the inaccuracy of any representation or the breach of any warranty made pursuant to the second sentence of Section 4.1(b) shall be limited to any Buyer Loss which relates to the inaccuracy of any representation or the breach of any warranty with respect to such Tipton Shareholder's capital stock of Tipton; provided, however, that the aggregate liability of each Tipton Shareholder for all Buyer Losses shall in no event exceed the aggregate amount of Merger Consideration received by such Tipton Shareholder pursuant to the Merger.

                  (b) By Buyer and Sub to the Tipton Shareholders. Each of Buyer and Sub agrees to indemnify, hold harmless and defend the Tipton Shareholders, and each of Tipton's officers, directors, employees, affiliates, subsidiaries, successors and assigns (the "Tipton Indemnitees"), against all Losses incurred by any of them ("Tipton Shareholder Losses") relating to, resulting from or arising out of the inaccuracy of any of the representations or the breach of any of the warranties made by Buyer and Sub in Section 5.8(b) (including Schedule 5.8(b)) provided, however, that the indemnification provided by this Section shall not exceed the aggregate Merger Consideration.

                  Section 9.3 Taxes. The Tipton Shareholders will pay, and will indemnify Buyer and Sub and Tipton against, any income, capital gains, real property transfer, stamp, stock transfer, or other similar Tax imposed on the sale of the Tipton Common Stock pursuant to this Agreement, together with any penalties or interest with respect to such taxes.


                                    ARTICLE X
                                   TERMINATION

                  Section 10.1 Methods of Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual consent of each of Buyer, Sub and Tipton;

                  (b) by Buyer and Sub at any time after August 31, 1996, if any of the conditions set forth in Article VII of this Agreement shall not have been fulfilled or waived prior to such date;

                  (c) by Tipton at any time after August 31, 1996, if any of the conditions set forth in Article VIII of this Agreement shall not have been fulfilled or waived prior to such date; or

                  (d) by TDS and Sub, if the Merger Price is less than $38.00.

                  Section 10.2 Procedure Upon Termination. In the event of termination by either Buyer and Sub or Tipton, or both, pursuant to this Article X, written notice thereof shall promptly be given to the other parties and the obligations of the parties hereto under this Agreement shall, except as set forth below, terminate without further action. Upon any such termination:

                  (a) all information received by Buyer and Sub in connection with this Agreement shall be handled in accordance with the provisions of the Confidentiality Agreement; and

                  (b) no party shall have any liability or further obligation to any other party, except for such liabilities as any party may have, under this Agreement or otherwise, by reason of any breach or violation of this Agreement and/or the Confidentiality Agreement by such party.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  Section 11.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally (including by courier) or by first-class registered or certified mail, postage prepaid, addressed to the following addresses or to other such addresses as may be furnished in writing by one party to the others:

                  if to Buyer or Sub:

                  Telephone and Data Systems, Inc.
                  Suite 4000
                  30 North LaSalle Street
                  Chicago, Illinois  60602
                  Attention: LeRoy T. Carlson, Chairman

                  with a copy to:

                  Sidley & Austin
                  One First National Plaza
                  Chicago, Illinois  606063
                  Attention: Stephen P. Fitzell, Esq.

                  if to Tipton:

                  Tipton Telephone Company, Inc.
                  117 East Washington Street
                  Tipton, Indiana 46072
                  Attention: Joe F. Watson, President

                  with a copy to:

                  Sommer & Barnard, P.C.
                  4000 Bank One Tower
                  111 Monument Circle
                  Indianapolis, Indiana 46204
                  Attention: James K. Sommer, Esq.

                  Service of any such notice or other communication so made by mail shall be deemed complete on the day of actual delivery thereof as shown by the addressee's registry or certification receipt.

                  Section 11.2 Governing Law and Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana without regard to such jurisdiction's conflicts of laws principles. Any judicial proceeding brought with respect to this Agreement and/or the

Confidentiality Agreement must be brought and prosecuted in a trial court of competent subject matter jurisdiction located in the State of Indiana. Each party accepts and agrees to submit to the exclusive jurisdiction of such trial courts and any related appellate courts and irrevocably waives any objection (including, without limitation, objections based on the doctrine of forum non conveniens) it may now or hereafter have with respect to the jurisdiction or venue of any judicial proceeding brought in such a court.

                  Section 11.3 Modification; Waiver. This Agreement may not be altered or amended except pursuant to an instrument in writing signed by Buyer and Sub and Tipton. Any party may waive any misrepresentation by any other party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement of, any other party, provided, that mere inaction or failure to exercise any right, remedy or option under this Agreement, or delay in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in a writing signed by the waiving party, and then only to the extent specifically stated therein.

                  Section 11.4 Entire Agreement. This Agreement, the Schedules, the Confidentiality Agreement and any other agreements or certificates delivered pursuant hereto constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby and supersede all prior written or oral negotiations, commitments, representations and agreements, including, but not limited to, the Confidential Offering Memorandum and the Agreement and Plan of Merger dated January 8, 1996.

                  Section 11.5 Assignment; Successors and Assigns. No party to this Agreement may assign this Agreement or assign or delegate any of its rights, remedies, obligations or liabilities under this Agreement without the prior written consent of the other parties; provided, that Buyer shall have the right to assign its rights to a direct or indirect wholly-owned subsidiary, but any such assignment shall not change the obligations of Buyer as provided herein. All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and assigns.

                  Section 11.6 Severability. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

                  Section 11.7 Third Party Beneficiaries. Except as contemplated by Sections 6.5 and 6.10, this Agreement is intended and agreed to be solely for the benefit of the parties hereto and no third party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that
(a) Section 6.5 is intended for the benefit of the officers, directors and employees of Tipton, (b) Section 6.10 is intended for the benefit of the shareholders of Tipton, and (c) such persons are entitled to enforce the provisions of Sections 6.5 and 6.10, respectively.

                  Section 11.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                  Section 11.9 Headings; References. The article, section and paragraph headings contained in this Agreement are for convenience of reference only and shall not affect in any manner the meaning or interpretation of this Agreement. All references in this Agreement to "Articles", "Sections", or "Schedules" shall, unless otherwise indicated, be deemed to be references to the specified Articles, Sections, or Schedules, as the case may be, of this Agreement. When used in this Agreement, words denoting the singular include the plural and vice versa, and words importing one gender include all genders.

                  Section 11.10 Knowledge of Tipton. Whenever this Agreement references "Tipton's Knowledge", such term shall mean the actual knowledge of Joseph Watson, Howard Pottenger and Richard Timm.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         TIPTON TELEPHONE COMPANY, INC.



                                         By:  /s/ Joe F. Watson
                                             ----------------------------------
                                             Joe F. Watson
                                             President

                                         TDS-TIPTON ACQUISITION CORP.



                                         By:  /s/ George L. Dienes
                                             ----------------------------------
                                             George L. Dienes
                                             President


                                         TELEPHONE AND DATA SYSTEMS, INC.



                                          By:  /s/ George L. Dienes
                                              ---------------------------------
                                              George L. Dienes
                                              Vice President

























                              SIGNATURE PAGE TO
               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                        BETWEEN TIPTON TELEPHONE COMPANY,
                        TDS-TIPTON ACQUISITION CORP. AND
                        TELEPHONE AND DATA SYSTEMS, INC.

                                                                         ANNEX B


                               INDIANA CODE ("IC")

                         CHAPTER 44: DISSENTERS' RIGHTS




Section        23-1-44-1.        "Corporation" defined

                  As used in this chapter, "corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

Section        23-1-44-2.        "Dissenter" defined

                  As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporation action under section 8 [IC 23-1-44-8] of this chapter and who exercises that right when and in the manner required by sections 10 through 18 [IC 23-1-44-10 -- 23-1-44-18] of this chapter.

Section        23-1-44-3.        "Fair value" defined

                  As used in this chapter, "fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

Section        23-1-44-4.        "Interest" defined

                  As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

Section        23-1-44-5.        "Record shareholder" defined

                  As used in this chapter, "record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC 23-1-30-4.

Section        23-1-44-6.        "Beneficial shareholder" defined

                  As used in this chapter, "beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

Section        23-1-44-7.        "Shareholder" defined

                  As used in this chapter, "shareholder" means the record shareholder or the beneficial shareholder.

Section        23-1-44-8.        Shareholder dissent

                  (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

                  (1) Consummation of a plan of merger to which the corporation is a party if:

                           (A) Shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and

                           (B) The shareholder is entitled to vote on the merger.

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

                  (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale.

                  (4) The approval of a control share acquisition under IC 23-1-42.

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

                  (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

                  (1)  Registered  on  a  United  States   securities   exchange
         registered under the Exchange Act (as defined in IC 23-1-43-9); or

                  (2) Traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets -- National Market Issues or a similar market.

                  (c)      A shareholder:

                  (1) Who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or

                  (2) Who would be so entitled to dissent and obtain payment but for the provisions of subsection (b);

may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement.

Section        23-1-44-9.        Beneficial shareholder dissent

                  (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one
(1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

                  (b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:

                  (1) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                  (2) The beneficial shareholder does so with respect to all the
         beneficial   shareholder's  shares  or  those  shares  over  which  the beneficial shareholder has power to direct the vote.

Section        23-1-44-10.  Notice of dissenters' rights preceding shareholder vote

                  (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.

                  (b) If  corporate  action  creating  dissenters'  rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 [IC 23-1-44-12] of this chapter.

Section        23-1-44-11.       Notice of intent to dissent

                  (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

                  (1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

                  (2) Must not vote the shareholder's shares in favor of the proposed action.

                  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.

Section        23-1-44-12.   Notice of dissenters' rights following action
                             creating rights

                  (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 [IC 23-1-44-11] of this chapter.

                  (b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

                  (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and

                  (5)      Be accompanied by a copy of this chapter.

Section        23-1-44-13.       Demand for payment by dissenter

                  (a) A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 [IC 23-1-44-12] of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice under section 12(b)(3) [IC 23-1-44-12(b)(3)] of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.

                  (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

                  (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action.

Section        23-1-44-14.    Transfer of shares restricted after demand for
                              payment

                  (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 [IC 23-1-44-16] of this chapter.

                  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

Section        23-1-44-15.       Payment to dissenter

                  (a) Except as provided in section 17 [IC 23-1-44-17] of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 [IC 23-1-44-13] of this chapter the amount the corporation estimates to be the fair value of the dissenter's shares.

                  (b)      The payment must be accompanied by:

                  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  (2) A statement of the corporation's estimate of the fair value of the shares; and

                  (3) A statement of the dissenter's right to demand payment under section 18 [IC 23-1-44- 18] of this chapter.

Section        23-1-44-16.       Return of shares and release of restrictions

                  (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

                  (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 [IC 23-1-44-12] of this chapter and repeat the payment demand procedure.

Section        23-1-44-17.       Offer of fair value for shares obtained after
                                 first announcement

                  (a) A corporation  may elect to withhold  payment  required by section 15 [IC 23-1-44-15] of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

                  (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 [IC 23-1-44-18] of this chapter.

Section        23-1-44-18.  Dissenter demand for fair value under certain conditions

                  (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 [IC 23-1-44-15] of this chapter), or reject the corporation's offer under section 17 [IC 23-1-44-17] of this chapter and demand payment of the fair value of the dissenter's shares, if:

                  (1) The dissenter believes that the amount paid under section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;

                  (2) The corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or

                  (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty
         (60) days after the date set for demanding payment.

                  (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares.

Section        23-1-44-19.       Effect of failure to pay demand -- Commencement
                                 of judicial appraisal proceeding

                  (a) If a  demand  for  payment  under IC  23-1-42-11  or under section 18 [IC 23-1-44-18] of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                  (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

                  (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

                  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

                  (e) Each dissenter made a party to the proceeding is entitled to judgment.

                  (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

                  (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 [IC 23-1-44-17] of this chapter.

Section        23-1-44-20.       Judicial determination and assessment of costs

                  (a) The  court  in an  appraisal  proceeding  commenced  under section 19 [IC 23-1-44-19] of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.

                  (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 [IC 23-1-44- 10 -- 23-1-44-18] of this chapter; or

                  (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

                  (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

              Section 4 of the Iowa Business Corporation Act, as amended, provides for indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.
Article VI-A of TDS's By-laws provides for indemnification of TDS's directors and officers (and those serving in such capacity with another corporation at the request of TDS) in the circumstances, and to the extent, covered by insurance.

              TDS has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, or may in the future be, directors and officers of TDS, against amounts which such persons must pay resulting from the claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.


Item 21.  Exhibits and Financial Statement Schedules

              (a)    Exhibits

Exhibit
  No.                        Description of Document

   2 Amended and Restated Agreement and Plan of Merger dated as of February 5, 1996 by and among TDS, TDS- Tipton Acquisition Corp. and Tipton Telephone Company, Inc. (included as Annex A to the Proxy Statement - Prospectus, except for schedules which will be supplied supplementally to the Commission upon request).

   3.1               Articles  of   Incorporation,   as   amended,   are  hereby
                     incorporated by reference to an exhibit to TDS's Report on Form 8-A/A-2 dated December 20, 1994.

   3.2 By-laws, as amended, are hereby incorporated by reference to an exhibit to TDS's Report on Form 8-A/A-2 dated December 20, 1994.

   5                 Opinion of Sidley and Austin.

  23.1               Consent of independent public accountants.

  23.2               Consent of independent accountants.

  23.3               Consent of Kehlenbrink, Lawrence & Pauckner

  23.4               Consent of Sidley & Austin (included in Exhibit 5).

  99                 Form of Proxy.

              (b)    Schedules

Report of Independent Public Accountants on Financial Statement Schedules*

Schedule I Condensed Financial Information of Registrant - Balance Sheets as of December 31, 1994 and 1993 and Statements of Income and Statements of Cash Flows for each of the Three Years in the Period Ended December 31, 1994.*

Schedule II Valuation and Qualifying Accounts for each of the Three Years in the Period Ended December 31, 1994.*

              All other schedules are omitted because they are not applicable or not required or because the required information is shown in the financial statements or notes thereto.

 * Incorporated herein by reference to TDS's Annual Report on Form 10-K for the Year Ended December 31, 1994.


Item 22.  Undertakings

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned registrant hereby undertakes as follows: prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with the offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described pursuant to Item 20 above, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director or officer in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Time of Merger of the registration statement through the date of responding to the request.

                  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company is being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 5th day of February, 1996.

                                          TELEPHONE AND DATA SYSTEMS, INC.

                                          By:    /s/ LeRoy T. Carlson, Chairman
                                             ----------------------------------
                                                     LeRoy T. Carlson, Chairman

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities indicated on the 5th day of February, 1996.

                  Signature                                   Title

/s/ LeRoy T. Carlson
-----------------------------
    LeRoy T. Carlson                              Chairman and Director

/s/ LeRoy T. Carlson, Jr.
-----------------------------
    LeRoy T. Carlson, Jr.                         President and Director
                                                  (chief executive officer)

/s/ Murray L. Swanson
-----------------------------
    Murray L. Swanson                             Executive Vice President -
                                                  Finance and Director
                                                  (chief financial officer)
/s/ James Barr III
-----------------------------
    James Barr III                                Director

/s/ Rudolph E. Hornacek
-----------------------------
    Rudolph E. Hornacek                           Director

/s/ Lester O. Johnson
-----------------------------
    Lester O. Johnson                             Director

/s/ Donald C. Nebergall
-----------------------------
    Donald C. Nebergall                           Director

/s/ Herbert S. Wander
----------------------------
    Herbert S. Wander                             Director

/s/ Walter C.D. Carlson
----------------------------
    Walter C.D. Carlson                           Director

/s/ Donald R. Brown
----------------------------
    Donald R. Brown                               Director

/s/ Robert J. Collins
----------------------------
    Robert J. Collins                             Director

/s/ Gregory J. Wilkinson
----------------------------
    Gregory J. Wilkinson                          Vice President and Controller
                                                  (principal accounting officer)

                                INDEX TO EXHIBITS


Exhibit
  No.                      Description of Document

    2 Amended and Restated Agreement and Plan of Merger dated as of February 5, 1996 by and among TDS, TDS-Tipton Acquisition Corp. and Tipton Telephone Company, Inc. (included as Annex A to the Proxy Statement-Prospectus, except for schedules which will be supplied supplementally to the Commission upon request).

    3.1 Articles of Incorporation, as amended, are hereby incorporated by reference to an exhibit to TDS's Report on Form 8-A/A-2 dated December 20, 1994.

    3.2 By-laws, as amended, are hereby incorporated by reference to an exhibit to TDS's Report on Form 8-A/A-2 dated December 20, 1994.

    5             Opinion of Sidley and Austin.

   23.1           Consent of independent public accountants.

   23.2           Consent of independent accountants.

   23.3           Consent of Kehlenbrink, Lawrence & Pauckner

   23.4           Consent of Sidley & Austin (included in Exhibit 5).

   99             Form of Proxy.